Exhibit 10.1

Execution Copy

[THIS LEASE IS NOT TO BE RECORDED]

M A S T E R   L E A S E

A N D   S E C U R I T Y   A G R E E M E N T

among

The Parties Hereto From Time To Time As Set Forth On Exhibits A-1 Through A-4 Hereto

as Lessor

AND

HCR III HEALTHCARE, LLC,

as Lessee

Dated as of April 7, 2011

TABLE OF CONTENTS

ARTICLE I.		1
1.1	Leased Property; Term	1

ARTICLE II.		2
2.1	Definitions	2

ARTICLE III.		30
3.1	Rent	30
3.2	Additional Charges	30
3.3	Late Payment of Rent	30
3.4	Net Lease	31

ARTICLE IV.		31
4.1	Impositions	31
4.2	Utility Charges	32
4.3	Insurance Premiums	33
4.4	Impound Accounts	33
4.5	Tax Service	34

ARTICLE V.		34
5.1	No Termination, Abatement, etc.	34
5.2	Termination with Respect to Fewer than All of the Facilities	35

ARTICLE VI.		35
6.1	Ownership of the Leased Property	35
6.2	Personal Property	35
6.3	Transfer of Personal Property and Capital Additions to Lessor	35

ARTICLE VII.		36
7.1	Condition of the Leased Property	36
7.2	Use of the Leased Property	36
7.3	Lessor to Grant Easements, etc.	38
7.4	Preservation of Facility Value	38

ARTICLE VIII.		39
8.1	Compliance with Legal and Insurance Requirements, Instruments, etc.	39

ARTICLE IX.		40
9.1	Maintenance and Repair	40
9.2	Encroachments, Restrictions, Mineral Leases, etc.	41
9.3	Deferred Maintenance	42
9.4	O&M Plan	42
9.5	Ongoing Capital Projects	42
9.6	Per Bed Minimum	44
9.7	Inspections; Due Diligence Fee	44

i

ARTICLE X.		45
10.1	Construction of Capital Additions and Other Alterations to the Leased Property	45
10.2	Construction Requirements for all Alterations	46

ARTICLE XI.		49
11.1	Liens	49

ARTICLE XII.		50
12.1	Permitted Contests	50

ARTICLE XIII.		50
13.1	General Insurance Requirements	50
13.2	Insurance Policies	52
13.3	Evidence of Insurance	52
13.4	Waiver of Subrogation	53

ARTICLE XIV.		53
14.1	Insurance Proceeds	53
14.2	Insured Casualty	54
14.3	Uninsured Casualty	55
14.4	No Abatement of Rent	55
14.5	Waiver	55
14.6	Rights of Facility Mortgagees	55

ARTICLE XV.		56
15.1	Condemnation	56

ARTICLE XVI.		57
16.1	Events of Default	57
16.2	Certain Remedies	59
16.3	Damages	60
16.4	Receiver	61
16.5	Lessee’s Obligation to Purchase	61
16.6	Waiver	62
16.7	Application of Funds	62
16.8	Intentionally Omitted	62
16.9	Grant of Security Interest; Appointment of Collateral Agent	62
16.10	Leases and Residential Care Agreements	64

ARTICLE XVII.		65
17.1	Lessor’s Right to Cure Lessee’s Default	65

ARTICLE XVIII.		65
18.1	Purchase of the Leased Property	65
18.2	Rights of Lessee Prior to Closing	66
18.3	Lessor’s Election of 1031 Exchange/Lessee’s Regulatory Filings	66

ARTICLE XIX.		67
19.1	Renewal Terms	67

ARTICLE XX.		68
20.1	Holding Over	68

ARTICLE XXI.		69

ARTICLE XXII.		69
22.1	Risk of Loss	69

ARTICLE XXIII.		69
23.1	General Indemnification	69

ARTICLE XXIV.		70
24.1	Transfers	70
24.2	Pike Creek Hospice Property	74

ARTICLE XXV.		76
25.1	Officer’s Certificates and Financial Statements	76

ARTICLE XXVI.		78
26.1	Lessor’s Right to Inspect and Show the Leased Property and Capital Additions	78

ARTICLE XXVII.		78
27.1	No Waiver	78

ARTICLE XXVIII.		78
28.1	Remedies Cumulative	78

ARTICLE XXIX.		79
29.1	Acceptance of Surrender	79

ARTICLE XXX.		79
30.1	No Merger	79

ARTICLE XXXI.		79
31.1	Conveyance by Lessor	79
31.2	New Lease	79

ARTICLE XXXII.		80
32.1	Quiet Enjoyment	80

ARTICLE XXXIII.		81
33.1	Notices	81

ARTICLE XXXIV.		82
34.1	Appraiser	82

ARTICLE XXXV.		84

ARTICLE XXXVI.		84
36.1	Lessor May Grant Liens	84
36.2	Attornment	84
36.3	Compliance with Facility Mortgage Documents; Superior Leases	85
36.4	Superior Leases	86

ARTICLE XXXVII.		87
37.1	Hazardous Substances and Mold	87
37.2	Notices	87

37.3	Remediation	88
37.4	Indemnity	89
37.5	Inspection	90

ARTICLE XXXVIII.		91
38.1	Memorandum of Lease	91

ARTICLE XXXIX.		91
39.1	Sale of Assets	91

ARTICLE XL.		92
40.1	Additional Representations and Warranties by Lessor	92

ARTICLE XLI.		93
41.1	Additional Representations and Warranties by Lessee	93

ARTICLE XLII.		94
42.1	Attorneys’ Fees	94
42.2	Administrative Expenses	94

ARTICLE XLIII.		95
43.1	Brokers	95

ARTICLE XLIV.		95
44.1	ARBITRATION OF DISPUTES	95

ARTICLE XLV.		97
45.1	Miscellaneous.	97

ARTICLE XLVI.		103
46.1	Provisions Relating to Master Lease	103
46.2	Treatment of Lease	103

ARTICLE XLVII.		104
47.1	Disclosure Required by Colorado Law	104
47.2	Disclosure Required by Florida Law	104
47.3	Waiver of Kentucky Holdover Law	104
47.4	Waiver of Texas Consumer Rights Statute	104
47.5	Washington State Law Provisions	104
47.6	Performance of Lessee’s Obligations	105
47.7	Right of First Refusal	105

Exhibit A-1	List of Pool 1 Facilities, Facility Description and Primary Intended Use, Initial Monthly Allocated Minimum Rent and Allocated Initial Investment
Exhibit A-2	List of Pool 2 Facilities, Facility Description and Primary Intended Use, Initial Monthly Allocated Minimum Rent and Allocated Initial Investment
Exhibit A-3	List of Pool 3 Facilities, Facility Description and Primary Intended Use, Initial Monthly Allocated Minimum Rent and Allocated Initial Investment
Exhibit A-4	List of Pool 4 Facilities, Facility Description and Primary Intended Use, Initial Monthly Allocated Minimum Rent and Allocated Initial Investment
Exhibit B	List of Lessor’s Personal Property
Exhibit C	Form of Amendment
Exhibit D	Schedule of Minimum Rent and Extended Terms
Exhibit E	Form of Guaranty
Exhibit F	Organizational Chart
Exhibit G	Form of Memorandum of Lease
Exhibit H-1	Form of Agreement Regarding Sublease
Exhibit H-2	Form of Sublease

Schedule 1	State Specific Impositions
Schedule 2	Lessee’s Personal Property
Schedule 3	Pre-approved Subleases
Schedule 4	OpCo Subleases
Schedule 7.2.7	Exempted Bed Transfers
Schedule 7.4.1	Existing Facilities within Restricted Radius
Schedule 9.4.1	Facilities Requiring O&M Plans
Schedule 10.1	Pre-Existing Alterations Projects
Schedule 13.1.7	Facilities Requiring Environmental Insurance
Schedule 36.4	Superior Leases
Schedule 45.1.20	Pending Required Governmental Approvals (to be attached if applicable)
Schedule 47.7	Development Sites subject to Lessor’s Right of First Refusal

v

MASTER LEASE AND SECURITY AGREEMENT

THIS MASTER LEASE AND SECURITY AGREEMENT (as amended, restated, replaced, supplemented or otherwise modified from time to time, this “Lease”) is dated as of April 7, 2011, and is between the parties hereto from time to time as set forth on Exhibit A-1, Exhibit A-2, Exhibit A-3 and Exhibit A-4 attached hereto and made a part hereof (“Lessor”) and HCR III HEALTHCARE, LLC, a Delaware limited liability company (“Lessee”).

ARTICLE I.

1.1           Leased Property; Term.  Upon and subject to the terms and conditions hereinafter set forth, Lessor leases to Lessee and Lessee leases from Lessor all of Lessor’s rights, title and interests in and to the following (collectively the “Leased Property”):

(a)           the tracts, pieces and parcels of property or properties more particularly described in and located at the addresses set forth in Exhibit A-1, Exhibit A-2, Exhibit A-3 and Exhibit A-4 attached hereto and all easements, rights and appurtenances relating thereto (collectively, the “Land”);

(b)           all buildings, structures and other improvements of every kind now or hereafter located on the Land, including alleyways and connecting tunnels, sidewalks, utility pipes, conduits and lines (on-site and off-site to the extent Lessor has obtained any interest in the same), parking areas and roadways appurtenant to such buildings and structures and Capital Additions (as hereinafter defined) funded by Lessor (collectively, the “Improvements”);

(c)           all equipment, machinery, fixtures, and other items of real and/or personal property, including all components thereof, now and hereafter located in, on or used in connection with and permanently affixed to or incorporated into the Leased Improvements, including all furnaces, boilers, heaters, electrical equipment, heating, plumbing, lighting, ventilating, refrigerating, incineration, air and water pollution control, waste disposal, air-cooling and air-conditioning systems, apparatus, sprinkler systems, fire and theft protection equipment, and built-in oxygen and vacuum systems, all of which, to the greatest extent permitted by law, are hereby deemed to constitute real estate, together with all replacements, modifications, alterations and additions thereto (collectively, the “Fixtures” and together with the Improvements, the “Leased Improvements”); and

(d)           the machinery, equipment, furniture and other personal property described on Exhibit B attached hereto and made a part hereof (collectively, “Lessor’s Personal Property”).

SUBJECT, HOWEVER, to the Permitted Encumbrances (as defined herein) to have and to hold for the Term (as defined herein), unless this Lease is earlier terminated as hereinafter provided.  In addition, Lessor reserves to itself, and the right to transfer, convey, lease or assign to any other Person, in whole or in part, all oil, gas, hydrocarbons, mineral and water rights in the Leased Property but without right of entry on the surface or within two hundred (200) feet thereof; provided, however, that (i) no such items shall be extracted in such manner (a) as may cause or contribute to a lessening of the support of the Land or the Leased Improvements, (b) that interferes in any material fashion with the continued use and operation during the Term of any Facility (as defined herein) for its Primary Intended Use (as defined herein), and (ii) Lessor and any Person to whom any such rights are assigned by Lessor shall deliver a commercially reasonable environmental indemnity agreement to and for the benefit of Lessee with respect to the activities of such Person on the Leased Property.  Following the Commencement Date (as defined herein), the parties shall execute an amendment to this Lease in substantially the form of Exhibit C attached hereto and made a part hereof to confirm certain matters, including the Commencement Date and the Minimum Rent as determined pursuant to Section 3.1 below and Exhibit D attached hereto and made a part hereof.  Upon any change in the Minimum Rent (as defined herein) in accordance with the provisions of Section 3.1 below or Exhibit D attached hereto or otherwise pursuant to this Lease, the parties shall similarly execute an amendment to this Lease confirming such matters.  Notwithstanding the foregoing, the failure of Lessor to prepare and/or Lessee and Lessor to so execute and deliver any such amendment shall not affect the determination of the rights, obligations and or benefits of Lessor or Lessee which would have been confirmed by any such amendment.

ARTICLE II.

2.1           Definitions.  For all purposes of this Lease, except as otherwise expressly provided or unless the context otherwise requires, (i) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular; (ii) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP as at the time applicable; (iii) all references in this Lease to designated “Articles,” “Sections” and other subdivisions are to the designated Articles, Sections and other subdivisions of this Lease; (iv) the word “including” shall have the same meaning as the phrase “including, without limitation,” and other similar phrases; and (v) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Lease as a whole and not to any particular Article, Section or other subdivision:

1031 Exchange:  As defined in Section 18.3.

AAA:  As defined in Article XLIV.

Acceptance Notice:  As defined in Section 47.7(b).

Accommodator:  As defined in Section 18.3.

ACMs:  As defined in Section 9.4.

Additional Charges:  As defined in Article III.

Affiliate:  Any Person which, directly or indirectly (including through one or more intermediaries), controls or is controlled by or is under common control with any other Person, including any Subsidiary of a Person.  For purposes of this definition, the definition of “Controlling Person” below, and Article XXIV below, the term “control” (including the correlative meanings of the terms “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly (including through one or more intermediaries), of the power to direct or cause the direction of the management and policies of such Person, through the ownership or control of voting securities, partnership interests or other equity interests, by contract or otherwise.  Without limiting the generality of the foregoing, when used with respect to any corporation, the term “Affiliate” shall also include (i) any Person which owns, directly or indirectly (including through one or more intermediaries), Fifty Percent (50%) or more of any class of voting security or equity interests of such corporation, (ii) any Subsidiary of such corporation and (iii) any Subsidiary of a Person described in clause (i).

Allocated Initial Investment:  With respect to each Facility, at any given time, the applicable amount set forth under the heading “Allocated Initial Investment” on Exhibit A-1, Exhibit A-2, Exhibit A-3 and Exhibit A-4 attached hereto.

Allocated Minimum Rent:  With respect to each Facility, the amount of rent allocated to such Facility as determined by Section 3.1.1 and Exhibit A-1, Exhibit A-2, Exhibit A-3 and Exhibit A-4 attached hereto; provided, however, that Lessor and Lessee acknowledge and agree that such allocation is solely for purposes of implementing the provisions of Sections 5.2, 16.5 and 31.2.1 hereof and the determination of Transfer Consideration for purposes of Section 24.1.  Except for such Sections, the Minimum Rent and other Rent payable hereunder is payable for all the Facilities as a single, indivisible, integrated and unitary economic unit and that but for such integration, the Minimum Rent and other Rent payable under this Lease would have been computed on a different basis.

Allocated Value:  As defined in the definition of Transfer Consideration in this Article II and as further determined in accordance with the appraisal procedures set forth in Article XXXIV.

Annual Minimum Capital Project Amount: For each of the first (1st) through the third (3rd) Lease Years, an average of Twelve Hundred Fifty Dollars ($1250) per bed for all of the Facilities in the aggregate.  Commencing in the fourth (4th) Lease Year and for each Lease year thereafter during the Term, an amount equal to an average of Eight Hundred Dollars ($800) per bed per year for all of the Facilities in the aggregate, with such amount increasing upon the expiration of each Lease Year during the Term (from and after the expiration of the fourth (4th) Lease Year), by a percentage equal to the percentage increase in Minimum Rent for the same Lease Year.  For purposes of clarity, in no event shall the Annual Minimum Capital Project Amount for any Lease Year (after the fourth (4th) Lease Year) be less than the Annual Minimum Capital Project Amount in effect as of the expiration of the immediately prior Lease Year.

Annual Minimum Capital Project Amount Overage:  For any Lease Year, an amount equal to (a) the sum of (i) the Capital Project Costs incurred and paid by Lessee in funding Capital Projects in the immediately preceding two (2) Lease Years and for which Lessor has received an Officer’s Certificate certifying that the applicable item of Capital Project has been completed and verifying the cost of such item of Capital Project and that such cost has actually been paid or incurred by Lessee (together with such additional evidence of the completion thereof and payment therefor as Lessor may reasonably request), less (ii) the amounts disbursed by Lessor to Lessee from the Replacement Reserve on account of such Capital Projects in accordance with the terms of Section 9.5.1, in excess of (b) the Annual Minimum Capital Project Amount for the prior two (2) Lease Year period.

Appraiser:  As defined in Article XXXIV.

Award:  All compensation or other sums paid or received on a total or partial Condemnation.

Bankruptcy Code:  The United States Bankruptcy Code (11 U.S.C. § 101 et seq.), and any successor statute or legislation thereto.

BLS:  Bureau of Labor Statistics, U.S. Department of Labor.

Built-in Gains:  In connection with any sale of a Facility to Lessee hereunder that closes during the first ten (10) Lease Years, an amount equal to the built-in gains tax imposed on Lessor for federal or state income tax purposes as a result of the application of Treasury Regulation section 1.337(d)-7 or any similar provision for state tax purposes in connection with any such sale (including any such built-in gains tax that is payable as a result of the receipt of the built-in gains tax amount).

Business Day:  Each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which national banks in the City of Los Angeles, California are authorized, or obligated, by law or executive order, to close.

Capital Addition Costs:  The costs of any Capital Addition made to the Leased Property whether paid for by Lessee or Lessor, including (i) all permit fees and other costs imposed by any Governmental Authority, the cost of site preparation, the cost of construction including materials and labor, the cost of supervision and related design, engineering and architectural services, the cost of any fixtures, and if and to the extent approved by Lessor, the cost of construction financing; (ii) fees paid to obtain necessary licenses and certificates; (iii) if and to the extent approved by Lessor in writing and in advance (such approval not to be unreasonably withheld), the cost of any land contiguous to the Leased Property which is to become a part of the Leased Property purchased for the purpose of placing thereon the Capital Addition or any portion thereof or for providing means of access thereto, or parking facilities therefor, including the cost of surveying the same; (iv) the cost of insurance, real estate taxes, water and sewage charges and other carrying charges for such Capital Addition during construction; (v) the cost of title insurance; (vi) reasonable fees and expenses of legal counsel of Lessor and Lessee; (vii) filing, registration and recording taxes and fees; (viii) documentary stamp and similar taxes; and (ix) development fees.

Capital Additions:  With respect to any Facility, one or more new buildings, or one or more additional structures annexed to any portion of any of the Leased Improvements of such Facility, or the material expansion of existing Leased Improvements, which are constructed on any parcel or portion of the Land of such Facility during the Term including the construction of a new wing or new story, or the repair, replacement, restoration, remodeling or rebuilding of the existing Leased Improvements of such Facility or any portion thereof where the purpose and effect of such work is to provide a functionally new facility in order to provide services not previously offered in such Facility.

Capital Project:  Repairs and replacements to the Leased Property, or any portion thereof, which are categorized under GAAP as a capital expense and not as an operating expense.

Capital Project Costs:  All reasonable out-of-pocket cost incurred by Lessee in connection with a Capital Project.

Capital Stock:  Any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, and any and all equivalent ownership interests in a Person (other than a corporation).

Carlyle Funds:  Any of Carlyle Partners V MC, L.P., a Delaware limited partnership, Carlyle MC Partners, L.P., a Delaware limited partnership, Carlyle Partners V-A MC, L.P., a Delaware limited partnership, CP V Coinvestment A, L.P., a Delaware limited partnership, and CP V Coinvestment B, L.P., a Delaware limited partnership.

Cash Equivalents:  (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; (b) domestic and LIBOR certificates of deposit or bankers’ acceptances, time deposits, eurodollar time deposits or overnight bank deposits having maturities of one year or less from the date of acquisition issued by any commercial bank organized under the laws of the United States or any state thereof having combined capital and surplus of not less than Two Hundred Fifty Million Dollars ($250,000,000); (c) commercial paper of an issuer rated at least A-2 by S&P or P-2 by Moody’s, or carrying an equivalent rating by a nationally recognized rating agency if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within one year from the date of acquisition; (d) repurchase obligations of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than ninety (90) days with respect to securities issued or fully guaranteed or insured by the United States government; (e) securities with maturities of two (2) years or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A2 by Moody’s; (f) securities with maturities of two years or less from the date of acquisition backed by standby letters of credit issued by any commercial bank satisfying the requirements of clause (b) of this definition; (g) preferred stock having a rating of “A” or higher from S&P or “AT’ or higher from Moody’s with maturities of twenty four (24) months or less from the date of acquisition; (h) money market funds that (i) purport to comply generally with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, as amended, and (ii) are rated AAA by S&P or Aaa by Moody’s or carrying an equivalent rating by a nationally recognized rating agency and shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of any of clauses (a) through (h) of this definition; and (i) shares of investment companies that are registered under the Investment Company Act of 1940, as amended, and substantially all the investments of which are one or more securities described in clauses (a) through (h) of this definition.  As used herein, “Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof, and “S&P” means Standard & Poor’s Ratings Group, Inc., or any successor to the rating agency business thereof.

Code:  The Internal Revenue Code of 1986, as amended.

Collateral:  As defined in Section 16.9.1.

Collateral Agent:  As defined in Section 16.9.2.

Commencement Date:  April 7, 2011.

Commercial Occupancy Arrangement:  Any commercial (as opposed to resident or patient) Occupancy Arrangement.

Condemnation:  The exercise of any governmental power, whether by legal proceedings or otherwise, by a Condemnor or a voluntary sale or transfer by Lessor to any Condemnor, either under threat of condemnation or while legal proceedings for condemnation are pending.

Condemnor:  Any public or quasi-public authority, or private corporation or individual, having the power of Condemnation.

Consolidated Adjusted Total Net Debt:  (x) the aggregate principal amount of all Funded Debt of Guarantor and its Subsidiaries at such date, minus cash and Cash Equivalents held by Guarantor and its Subsidiaries on such date, in each case determined on a consolidated basis in accordance with GAAP, plus (y) eight (8) times the total aggregate annual lease payments of Guarantor and its Subsidiaries.

Consolidated EBITDA:  With respect to any Person for any period, Consolidated Net Income of such Person and its Subsidiaries for such period plus, without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of:

(a)           provision for taxes based on income, profits and/or capital, including, without limitation, federal, foreign, state, franchise, excise and similar taxes and foreign withholding taxes of such Person paid or accrued during such period, including any penalties and interest relating to such taxes;

(b)           Consolidated Net Interest Expense of such Person and its Subsidiaries and, to the extent not reflected in such Consolidated Net Interest Expense, any losses on hedging obligations or other derivative instruments entered into in the ordinary course of business for the purpose of hedging interest rate risk, net of interest income and gains on such hedging obligations, amortization or write-off of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with indebtedness (including commitment, facility letter of credit and administrative fees and charges with respect to the Facilities);

(c)           depreciation and amortization expense (including, but not limited to, deferred financing fees and capitalized software expenditures, customer acquisition costs and incentive payments, conversion costs, contract acquisition costs and amortization of unrecognized prior service costs and actuarial gains and losses related to pensions and other post-employment benefits);

(d)           amortization or impairment of intangibles (including, but not limited to, goodwill) and organization costs;

(e)           any extraordinary, unusual or non-recurring expenses or losses (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, losses on sales of assets outside of the ordinary course of business);

(f)            any other non-cash charges, expenses or losses (except to the extent such charges, expenses or losses represent an accrual of or reserve for cash expenses in any future period or an amortization of a prepaid cash expense paid in a prior period), including in relation to earn outs and similar obligations and any non-cash expenses resulting from the revaluation of inventory (including any impact of changes to inventory valuation policies or methods and changes in capitalization of variances);

(g)           restructuring and integration costs or reserves, including, without limitation, any severance costs, costs associated with office openings or closings and consolidation, relocation or integration costs and other non recurring business optimization and restructuring charges and expenses;

(h)           stock-option based and other equity-based compensation expenses;

(i)            transaction costs, fees, losses and expenses (including those relating to the transactions contemplated by the Purchase Agreement), and those payable in connection with the sale of Capital Stock, the incurrence of indebtedness, dispositions, Restricted Payments permitted hereunder, or any acquisition or other investment (in each case whether or not successful);

(j)            all fees and expenses paid pursuant to the any management agreement;

(k)           proceeds from any business interruption insurance (in the case of this clause (k) to the extent not reflected as revenue or income in such statement of such Consolidated Net Income);

(l)            the amount of cost savings and other operating improvements and synergies projected by the Guarantor in good faith and certified in writing to Lessor to be realized as a result of any acquisition, merger, disposition (including the termination or discontinuance of activities constituting such business) of business entities or properties or assets, constituting a division or line of business of any business entity, division or line of business that is the subject of any such acquisition or disposition, including any synergies and cost savings (calculated on a pro forma basis as though such cost savings and other operating improvements and synergies had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions to the extent already included in the Consolidated Net Income for such period, provided that no cost savings shall be added pursuant to this clause (l) to the extent duplicative of any expenses or charges relating to such cost savings that are included in clause (g) above and clause (n) below with respect to such period;

(m)          cash expenses relating to earn outs and similar obligations;

(n)           to the extent actually reimbursed, expenses incurred to the extent covered by indemnifications provisions in any agreement in connection with the Purchase Agreement;

(o)           the amount of cost savings and other operating improvements and synergies reasonably expected to result from any operational change taken or committed to be taken during such period (calculated on a pro forma basis as though such cost savings had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions to the extent already included in the Consolidated Net Income for such period, provided that no cost savings shall be added pursuant to this clause (p) to the extent duplicative of any expenses or charges relating to such cost savings that are included in clauses (1) and (g) above with respect to such period;

(p)           the non-cash portion of straight-line rent expense;

(q)           Restricted Payments;

(r)            costs of surety bonds in connection with financing activities of such Person and its Subsidiaries;

(s)           losses from start-up businesses;

(t)            other non-operating expenses (including, without limitation, environmental and asset retirement obligations);

(u)           costs associated with, or in anticipation of or preparation for compliance with, the requirements of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith;

(v)           accretion of asset retirement obligations in accordance with SFAS No. 143, Accounting for Asset Retirement Obligations and FASB Interpretation No. 47, and any similar accounting in prior periods;

(w)          the amount of cash payments made in respect of pensions and other post-employment benefits in such period;

(x)            charges, losses or expenses to the extent indemnified or insured by a third party as to which the indemnifying or insuring party has not denied liability; and

(y)           equity earnings in affiliated companies received in cash by such Person minus, to the extent reflected as income or a gain in the statement of such Consolidated Net Income for such period, the sum of:

(a)           any extraordinary, unusual or non-recurring income or gains (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, gains on the sales of assets outside of the ordinary course of business);

(b)           any other non cash income or gains (other than the accrual and/or deferral of revenue in the ordinary course), but excluding any such items (i) in respect of which cash was received in a prior period or will be received in a future period or (ii) which represent the reversal in such period of any accrual of, or cash reserve for, anticipated cash charges in any prior period where such accrual or reserve is no longer required, all as determined on a consolidated basis; and

(c)           cash payments in connection with “straight-line” rent expense which exceed the amount expensed in respect of such rent expense;

provided that for purposes of calculating Consolidated EBITDA of Lessee, Guarantor and their respective Subsidiaries for any period, (A) the Consolidated EBITDA of any Person or property acquired by Lessee, Guarantor and their respective Subsidiaries during such period and assuming any synergies, cost savings and other operating improvements to the extent certified by the Guarantor as having been determined in good faith to be reasonably anticipated to be realizable within 18 months following such acquisition (assuming the consummation of such acquisition and the incurrence or assumption of any indebtedness in connection therewith or such designation, as the case may be, occurred on the first day of such period), and (B) the Consolidated EBITDA of any Person or property disposed of by Lessee, Guarantor and their respective Subsidiaries during such period,, shall be excluded for such period (assuming the consummation of such Disposition and the repayment of any Indebtedness in connection therewith or such designation, as the case may be, occurred on the first day of such period).

Notwithstanding the forgoing, Consolidated EBITDA shall be calculated without giving effect to the non-cash effects of purchase accounting or similar adjustments required or permitted by GAAP in connection with the transactions contemplated by the Purchase Agreement and any other acquisition or investment occurring prior to the date hereof.

Consolidated EBITDAR:  Consolidated EBITDA plus consolidated cash rent expense.

Consolidated Financials:  For any fiscal year or other accounting period for any Person and its consolidated Subsidiaries, statements of earnings and retained earnings and of changes in financial position for such period and for the period from the beginning of the respective fiscal year to the end of such period and the related balance sheet as of the end of such period, together with the notes thereto, all in reasonable detail and setting forth in comparative form the corresponding figures for the corresponding period in the preceding fiscal year, and prepared in accordance with GAAP.

Consolidated Fixed Charge Coverage Ratio: shall mean, with respect to any date of determination, the ratio of (A) the amount equal to Consolidated EBITDAR of Guarantor and its Subsidiaries on a consolidated basis, as of the end of a fiscal quarter for the immediately preceding four (4) consecutive fiscal quarters, to (B) Fixed Charges of Guarantor and its Subsidiaries for such period.

Consolidated Net Income:  For any period, the consolidated net income (or loss) of Lessee, Guarantor and their respective Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, excluding therefrom (a) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with Lessee, Guarantor or any of their respective Subsidiaries and (b) the income (or deficit) of any Person (other than a Subsidiary of Lessee or Guarantor) in which Lessee, Guarantor or any of their respective Subsidiaries has an ownership interest, except to the extent that any such income is actually received by Lessee, Guarantor or their respective Subsidiaries in the form of dividends or similar distributions (which dividends and distributions shall be included in the calculation of Consolidated Net Income).

Consolidated Net Interest Expense:  Of any Person for any period, (a) total cash interest expense (including that attributable to obligations under capital leases) of such Person and its Subsidiaries for such period with respect to all outstanding indebtedness of such Person and its Subsidiaries, minus (b) the sum of (i) total cash interest income of such Person and its Subsidiaries for such period, in each case determined in accordance with GAAP plus (ii) any one time financing fees (to the extent included in such Person’s consolidated interest expense for such period). For purposes of the foregoing, interest expense of any Person shall be determined after giving effect to any net payments made or received by such Person with respect to interest rate hedge agreements (other than early termination payments).

Consolidated Net Worth:  At any time, the sum of the following for any Person and its consolidated Subsidiaries, on a consolidated basis determined in accordance with GAAP:

(i)            the amount of capital or stated capital (after deducting the cost of any shares, if applicable, held in its treasury), plus

(ii)           the amount of capital surplus and retained earnings (or, in the case of a capital surplus or retained earnings deficit, minus the amount of such deficit), minus

(iii)          the sum of the following (without duplication of deductions in respect of items already deducted in arriving at surplus and retained earnings): (a) intangible assets as defined and calculated in accordance with GAAP; (b) unamortized debt discount and expense; and (c) any write-up in book value of assets resulting from a revaluation thereof subsequent to the most recent Consolidated Financials prior to the date hereof, excluding, however, any (i) net write-up in value of foreign currency in accordance with GAAP, (ii) write-up resulting from a reversal of a reserve for bad debts or depreciation, and (iii) write-up resulting from a change in methods of accounting for inventory.

Controlling Person:  Any (i) Person(s) which, directly or indirectly (including through one or more intermediaries), controls Lessee, including any partners, shareholders, principals, members, trustees and/or beneficiaries of any such Person(s) to the extent the same control Lessee, and (ii) Person(s) which controls, directly or indirectly (including through one or more intermediaries), any other Person that would constitute a Controlling Person(s) pursuant to the foregoing clause (i).

Cost of Living Index:  The Consumer Price Index for All Urban Consumers, U.S. City Average (1982-1984 = 100), published by the BLS, or such other renamed index.  If the BLS changes the publication frequency of the Cost of Living Index so that a Cost of Living Index is not available to make a cost-of-living adjustment as specified herein, the cost-of-living adjustment shall be based on the percentage difference between the Cost of Living Index for the closest preceding month for which a Cost of Living Index is available and the Cost of Living Index for the comparison month as required by this Lease.  If the BLS changes the base reference period for the Cost of Living Index from 1982-84 = 100, the cost-of-living adjustment shall be determined with the use of such conversion formula or table as may be published by the BLS.  If the BLS otherwise substantially revises, or ceases publication of the Cost of Living Index, then a substitute index for determining cost-of-living adjustments, issued by the BLS or by a reliable governmental or other nonpartisan publication, shall be reasonably selected by Lessor.

Counter Parties:  As defined in Section 47.7(a).

County:  With respect to each Facility, the County or Township in which the Leased Property of such Facility is located.

Covered Party(ies):  As defined in Section 47.7(a).

Covered Transaction:  As defined in Section 47.7(a).

CPI Increase:  The percentage increase (rounded to two (2) decimal places), if any, in (i) the Cost of Living Index published for the month which is one (1) month prior to the commencement of the applicable Lease Year, over (ii) the Cost of Living Index published for the month which is one (1) month prior to the commencement of the immediately prior Lease Year.

Date of Taking:  The date the Condemnor has the right to possession of the property being condemned.

DPTA:  As defined in Section 47.4.

Environmental Costs:  As defined in Article XXXVII.

Environmental Laws:  Any and all applicable federal, state, municipal and local laws, statutes, ordinances, rules, regulations, binding and enforceable guidance or policies, orders, decrees, judgments, whether statutory or common law, as amended from time to time, now or hereafter in effect, or promulgated, pertaining to the environment, public health and safety and industrial hygiene, including the use, generation, manufacture, production, storage, release, discharge, disposal, handling, treatment, removal, decontamination, clean-up, transportation or regulation of any Hazardous Substance, including the Clean Air Act, the Clean Water Act, the Toxic Substances Control Act, the Comprehensive Environmental Response Compensation and Liability Act, the Resource Conservation and Recovery Act, the Federal Insecticide, Fungicide, and Rodenticide Act, the Safe Drinking Water Act and the Occupational Safety and Health Act.

Event of Default:  As defined in Article XVI.

Extended Term(s):  Any one or more of the Pool 1 Sub-A Extended Term, Pool 1 Sub-B Extended Term, Pool 1 Sub-C Extended Term, Pool 1 Sub-D Extended Term, Pool 2 Sub-A Extended Term, Pool 2 Sub-B Extended Term, Pool 2 Sub-C Extended Term, Pool 2 Sub-D Extended Term, Pool 2 Sub-E Extended Term, Pool 3 Sub-A Extended Term, Pool 3 Sub-B Extended Term, Pool 3 Sub-C Extended Term, Pool 3 Sub-D Extended Term, Pool 3 Sub-E Extended Term, Pool 4 Sub-A Extended Term, Pool 4 Sub-B Extended Term, Pool 4 Sub-C Extended Term and/or Pool 4 Sub-D Extended Term (including, without limitation, all of them collectively), as the context requires.

Facility(ies):  Any one or more of the Pool 1 Facilities, the Pool 2 Facilities, the Pool 3 Facilities and/or the Pool 4 Facilities (including, without limitation, all of them collectively), as the context requires.

Facility Mortgage:  Any mortgage, deed of trust or other security agreement encumbering the Leased Property, or any portion thereof, and securing an indebtedness of Lessor or any Affiliate of Lessor or any ground lease or other title retention agreement with respect to the Leased Property or any portion thereof.

Facility Mortgagee:  The holder or beneficiary of a Facility Mortgage and any other rights of the lender, credit party or lessor under the Facility Mortgage Documents.

Facility Mortgage Documents:  With respect to each Facility Mortgage and Facility Mortgagee, the applicable Facility Mortgage, loan or credit agreement, lease, note, collateral assignment of this Lease instruments and other documents or instruments evidencing, securing or otherwise relating to the loan made, credit extended, lease or other financing vehicle pursuant thereto that encumber Lessor’s interest in, or otherwise relate to or affect this Lease or Lessee’s obligations hereunder.

Facility Mortgage Reserve Account:  As defined in Section 36.3.2.

Fair Market Rental:  With respect to each Facility, determined in accordance with the appraisal procedures set forth in Article XXXIV and this definition:  the fair market rental value of the Leased Property and all Capital Additions of such Facility, or applicable portion(s) thereof, assuming the same is exposed on the open market at the time of the appraisal and taking into account, among other relevant factors, the income generated by the Leased Property and all Capital Additions of such Facility, or applicable portion(s) thereof, but specifically excluding brokerage commissions and other Lessor payments that do not directly inure to the benefit of lessees.

Fair Market Value:  With respect to each Facility, the fair market value of the Leased Property and all Capital Additions of such Facility, or applicable portion(s) thereof, determined in accordance with the appraisal procedures set forth in Article XXXIV and this definition.  Fair Market Value shall be obtained by assuming that the Leased Property and all Capital Additions of such Facility, or applicable portion(s) thereof, is unencumbered by this Lease.  Fair Market Value shall also be the value obtained by valuing the Leased Property and all Capital Additions of such Facility, or applicable portion(s) thereof, for their highest and best use. In determining Fair Market Value in connection with a sale or transfer of the Leased Property and all Capital Additions of a Facility pursuant to the terms of this Lease, the positive or negative effect on the value of the Leased Property and all Capital Additions or applicable portion(s) thereof attributable to the interest rate, amortization schedule, maturity date, prepayment penalty and other terms and conditions of any encumbrance placed thereon by Lessor which will not be removed at or prior to the date of such sale or transfer shall be taken into account.

Fixed Charges:  As to any Person and its Subsidiaries, on a consolidated basis, with respect to any period, the sum of, without duplication, (a) all consolidated net interest expense paid in cash during such period, plus (b) the aggregate cash rental payments under all leases of Guarantor and its Subsidiaries during such period.

Fixtures:  With respect to each Facility, the Fixtures (as defined in Article I) of such Facility.

Funded Debt:  With respect to any Person, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, and (c) all payment obligations of such Person under any capital leases (other than this Lease or other operating leases given capital lease treatment under GAAP). The indebtedness of any Person shall include the indebtedness of any partnership in which such Person is a general partner, other than to the extent that the instrument or agreement evidencing such Indebtedness expressly limits the liability of such Person in respect thereof.

GAAP:  Generally accepted accounting principles.

Governmental Authority:  Any court, board, agency, administrative body, commission, office or other authority of any nature whatsoever for any governmental unit (federal, state, county, district, municipal, city or otherwise) whether now or hereafter in existence having jurisdiction and enforcing regulatory control over the Facilities or Lessee (including, without limitation, any of the foregoing having jurisdiction over the ownership, operation, use or occupancy of any Leased Property as a skilled nursing facility, assisted living facility, long-term acute care facility or other health care facility).

Gross Income from Operations:  For any period, without duplication, all income, computed in accordance with GAAP, derived from the lease and operation of the Facilities from whatever source during such period, including all patient or resident room revenues, revenues for services provided to patients or residents, revenues from charges imposed on patients or persons acting by or on behalf of patients or residents, all food, beverage and merchandise sales receipts actually received by Lessee, rents, utility charges, escalations, forfeited security deposits, interest on credit accounts, service fees or charges, license fees, parking fees, rent concessions or credits, but excluding use and occupancy or other taxes on receipts required to be accounted for by Lessee to any Governmental Authority, refunds and uncollectible accounts, sales of furniture, fixtures and equipment, Insurance Proceeds and Awards (other than business interruption or other loss of income insurance), revenue attributable to home health care and rehabilitation that is not attributable to the Facilities, any disbursements to Lessee from escrow or reserve funds established pursuant to this Lease and (i) to the extent approved by Lessor (which approval shall not be unreasonably withheld or delayed), the following items: (a) uninsured losses or other costs or expenses arising from a casualty or condemnation affecting any individual Facility, (b) reasonable out of pocket costs and expenses incurred in connection with the rezoning of an individual Facility and (c) the cumulative effect of a one-time adjustment due to a change in accounting standards or the adoption of new accounting standards by Lessee, to the extent that such change in accounting standards or adoption of new accounting standards relates solely to Lessee’s compliance with International Financial Reporting Standards and/or GAAP, (ii) reasonable out of pocket restructuring costs and expenses incurred by Lessee solely in connection with the closure of a Facility or Facilities and limited to severance costs, costs of relocation of employees and any reserves taken in connection with any such closure, but solely to the extent that such reasonable out of pocket restructuring costs and expenses do not exceed, in the aggregate for any twelve (12)-month period, Seven Million Dollars ($7,000,000), and, (iii) to the extent approved by Lessor (which approval shall not be unreasonably withheld or delayed), any income, revenue, charge, cost or expense which is non-recurring in nature as well as unusual or extraordinary which is incurred or earned by Lessee in connection with a one-time event or occurrence from a prior fiscal year.

Guarantors:  Collectively, HCR Manor Care, LLC, and any present or future guarantor of Lessee’s obligations pursuant to this Lease (each individually, a “Guarantor”).

Guarantor MAE Determination: As defined in this Article II.

Guarantor Material Adverse Effect: As defined in this Article II.

Guaranty:  The Guaranty of even date herewith executed by each Guarantor in the form of Exhibit E attached hereto and any future written guaranty of Lessee’s obligations hereunder executed by a Guarantor.

Handling:  As defined in Article XXXVII.

Hazardous Substances:  Collectively, any petroleum, petroleum product or byproduct or any dangerous, toxic or hazardous substance, material or waste regulated or listed pursuant to any Environmental Law, but excluding pharmaceuticals and other health care products to the extent such pharmaceuticals and products: (i) are related to the Primary Intended Use; (ii) would not be considered “waste” under any Environmental Law other than “solid waste”; (iii) are used in the ordinary course of business consistent with the Primary Intended Use and in compliance with Health Care Requirements.

HCP:  HCP, Inc., a Maryland corporation, and its successors and assigns.

Health Care Requirements: With respect to each Facility, all federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, standards, policies, judgments, decrees and injunctions or agreements, in each case regulating the establishment, construction, ownership, operation, use or occupancy of such Leased Property or any part thereof as a skilled nursing facility, assisted living facility, long-term acute care facility or other health care facility and all material permits, licenses and authorizations and regulations relating thereto, including all material rules, orders, regulations and decrees of and agreements with Governmental Authorities as pertaining to such Leased Property.

Impositions:  Collectively, all taxes, including capital stock, franchise, gross margins and other state, municipal and local taxes; ad valorem, sales, use, single business, gross receipts, net worth, transaction privilege, rent or similar taxes; assessments including assessments for public improvements or benefits, whether or not commenced or completed prior to the date hereof and whether or not to be completed within the Term; ground rents and other payments under ground leases; water, sewer and other utility levies and charges; excise tax levies; fees including license, permit, inspection, authorization and similar fees; and all other governmental charges, in each case whether general or special, ordinary or extraordinary, or foreseen or unforeseen, of every character, in the case of each of the foregoing, of Lessor (and, if Lessor is not HCP, of HCP as a result of its investment in Lessor), in respect of the Leased Property (including, without limitation, with respect to any tax parcel of which all or any portion of the Leased Property comprises any portion thereof), any Capital Additions and/or the Rent and all interest and penalties thereon attributable to any failure in payment by Lessee, which at any time prior to, during or in respect of the Term hereof may be assessed or imposed on or in respect of or be a lien upon (i) Lessor or Lessor’s interest in the Leased Property or any Capital Additions, (ii) the Leased Property, any Capital Additions or any parts thereof, or any rent therefrom or any estate, right, title or interest therein, or (iii) any occupancy, operation, use or possession of, or sales from or activity conducted on or in connection with the Leased Property, any Capital Additions or the leasing or use of the Leased Property, any Capital Additions or any parts thereof; provided, however, that nothing contained in this Lease shall be construed to require Lessee to pay (a) any tax or similar fee that is calculated based on net income, whether denominated as a franchise or capital stock or other tax) imposed on Lessor or any other Person (including on HCP, if HCP is not the Lessor hereunder), (b) any transfer tax of Lessor or any other Person except Lessee and its successors, (c) any tax or fee imposed with respect to the sale, exchange or other disposition by Lessor of any Leased Property, any Capital Additions or the proceeds thereof, or (d) except as expressly provided elsewhere in this Lease, any principal or interest or taxes on any indebtedness on the Leased Property for which Lessor is the obligor, except to the extent that any tax, fee, assessment, tax levy or charge, of the type described in any of clauses (a), (b), (c) or (d) above is levied, assessed or imposed in lieu of or as or as a substitute for any tax, fee assessment, levy or charge which is otherwise included in this definition of an “Imposition.”. Without limiting any of the foregoing, and for ease of administration, the attached Schedule 1 specifies the parties’ agreement with respect to certain Impositions for all states in which real property subject to this lease is located. The attached Schedule 1 will remain in effect for the listed Impositions for the listed states so long as the taxes incurred by Lessor (and, if Lessor is not HCP, of HCP as a result of its investment in Lessor) under the listed states’ taxing regimes do not change due to a change in any listed state’s tax statutes or changes in any state’s interpretation of existing state tax statutes, as applied to the taxation of REITs or REIT subsidiaries, and thereafter, the parties agree to cooperate to reasonably reconsider the appropriate allocations of such taxes hereunder, but without any obligation on Lessor or Lessee to agree to any amendment to this Lease as a result thereof.  The attached Schedule 1 is intended to clarify those taxes for which it may be uncertain whether or not it is an income tax.  All other Impositions are applicable to all states covered under this Lease.

Improvements:  As defined in Article I, or, with respect to any one or more specified Facility or Facilities, the Improvements (as defined in Article I) of such Facility or Facilities.

Indemnified Liabilities: As defined in Section 23.1.

Initial Appraisal Period: As defined in Section 34.1.

Insurance Premium Impound Account Trigger Event: A Rent Coverage Trigger Event or any failure by Lessee to pay insurance premiums as and when required by Section 4.1 more than two (2) times during any twenty-four (24) month period.  If the same results from (i) the failure to pay insurance premiums as aforesaid, it shall continue for a period of twenty-four (24) months, provided, that no additional failure to pay any such insurance premiums occurs in such twenty-four (24) month period (in which event, such period will restart upon the occurrence of any such additional failure to pay such insurance premiums), or (ii) a Rent Coverage Trigger Event, it shall continue until such time that the Rent Coverage Ratio is at least 1.1:1 for a period of three (3) successive months and then, in each case, shall be deemed terminated.

Insurance Requirements:  The terms of any insurance policy required by this Lease and all requirements of the issuer of any such policy and of any insurance board, association, organization or company necessary for the maintenance of any such policy.

Intangible Property:  With respect to each Facility, all accounts, proceeds of accounts, rents, profits, income or revenues derived from the use of rooms or other space within the Leased Property of such Facility or the providing of services in or from the Leased Property and all Capital Additions of such Facility; documents, chattel paper, instruments, contract rights, deposit accounts, general intangibles, commercial tort claims, causes of action, now owned or hereafter acquired by Lessee or any Permitted Subtenant (including any right to any refund of any Impositions) arising from or in connection with Lessee’s or any Permitted Subtenant’s operation or use of the Leased Property and all Capital Additions of such Facility; all licenses and permits now owned or hereinafter acquired by Lessee or any Permitted Subtenant, which are necessary or desirable for Lessee’s or any Permitted Subtenant’s use of the Leased Property and all Capital Additions of such Facility for its Primary Intended Use, including, if applicable, any certificate of need or similar certificate; the right to use any trade name or other name associated with such Facility; and any and all third-party provider agreements (including Medicare and Medicaid).  Notwithstanding the foregoing to the contrary, in each instance in which “Intangible Property” is used in this Lease, to the extent that applicable Legal Requirements prohibit the use, assignment or other handling or treatment of any of the property, rights or other interests identified herein as “Intangible Property” in the manner described in or permitted or required by any such provision hereof, then such property, rights or other interests so restricted by applicable Legal Requirements shall be deemed not to be included as “Intangible Property” for the purposes of such provision.

Land:  As defined in Article I, or, with respect to each Facility, the Land (as defined in Article I) relating to such Facility.

Lease:  As defined in the preamble.

Lease Year:  Each period of twelve (12) full calendar months from and after the Commencement Date, unless the Commencement Date is a day other than the first (1st) day of a calendar month, in which case the first Lease Year shall be the period commencing on the Commencement Date and ending on the last day of the eleventh (11th) month following the month in which the Commencement Date occurs and each subsequent Lease Year shall be each period of twelve (12) full calendar months after the last day of the prior Lease Year.

Leased Improvements: As defined in Article I, or, with respect to each Facility, the Leased Improvements (as defined in Article I) of such Facility.

Leased Property:  As defined in Article I, or, with respect to each Facility, the Leased Property (as defined in Article I) of such Facility.

Leasehold FMV:  With respect to each Facility, the fair market value of Lessee’s leasehold interest relating to such Facility if exposed on the open market taking into account, among other relevant factors, the income generated from the Leased Property and any Capital Additions for such Facility (utilizing Lessee’s actual net operating income generated by the Leased Property and all Capital Additions of the subject Facility for the trailing twelve (12) whole calendar months immediately preceding the effective date of the subject Transfer), determined by appraisal in accordance with the appraisal procedures set forth in Article XXXIV.

Legal Requirements:  With respect to each Facility (i) all federal, state, county, municipal and other governmental statutes, laws (including all Health Care Requirements and Environmental Laws), rules, policies, guidance, codes, orders, regulations, ordinances, permits, licenses, covenants, conditions, restrictions, judgments, decrees and injunctions of any Governmental Authority, affecting the Leased Property, Lessee’s Personal Property and all Capital Additions or the construction, use or alteration thereof, whether now or hereafter enacted and in force, including any which may (A) require repairs, modifications or alterations in or to the Leased Property, Lessee’s Personal Property and all Capital Additions, (B) in any way adversely affect the use and enjoyment thereof, or (C) regulate the transport, handling, use, storage or disposal or require the cleanup or other treatment of any Hazardous Substance, and (ii) all covenants, agreements, restrictions, and encumbrances either now or hereafter of record or known to Lessee (other than encumbrances created by Lessor without the consent of Lessee except as otherwise expressly permitted hereunder) affecting the Leased Property.

Lessee:  As defined in the preamble.

Lessee Parties:  Lessee, Guarantor and all Subsidiaries of Guarantor.

Lessee’s Personal Property:  With respect to each Facility, the Personal Property allocable or relating to such Facility and set forth on Schedule 2 hereto, together with all replacements, modifications, alterations and substitutes therefor (whether or not constituting an upgrade) and any other Personal Property hereafter acquired.

Lessor:  As defined in the preamble.

Lessor’s Personal Property:  As defined in Article I, or, with respect to each Facility, Lessor’s Personal Property (as defined in Article I) allocable or relating to such Facility.

Lot Split:  As defined in Section 24.2.

Lot Split Documentation:  As defined in Section 24.2(a).

Maintenance Program:  As defined in Section 9.4.

Manor Care Parties:  Collectively, HCR ManorCare, Inc., a Delaware corporation, and HCR Healthcare, LLC, a Delaware limited liability company.

Material Amendment:  As defined in Section 47.7.

Material Sublease:  With respect to any Facility, one or more Commercial Occupancy Arrangements between Lessee and any Person and/or its Affiliates with respect to 5,000 or more square feet of space (in the aggregate) at such Facility, excluding (i) those existing subleases described on Schedule 3 hereto (provided that such subleases shall be deemed to cover all of the space at the applicable Facilities which is permitted to be subleased without the same constituting a Material Sublease), (ii) Permitted Subleases, and (iii) the OpCo Subleases, all of which are permitted hereunder without further consent by Lessor.

Minimum Rent:  For each Lease Year, the sum of the then in effect Pool 1 Minimum Rent, Pool 2 Minimum Rent, Pool 3 Minimum Rent and Pool 4 Minimum Rent, to the extent that this Lease remains in effect for any Facilities in each of such groups, respectively, during the subject Lease Year.

Minimum Repurchase Price:  With respect to each Facility at any given time, the sum of (i) the Allocated Initial Investment with respect to such Facility, plus (ii) any Capital Addition Costs paid, funded or accrued by Lessor (provided, that in no event shall Lessor have any obligation to provide or procure any financing for any such Capital Addition Costs) with respect to such Facility, with such sum being increased upon the commencement of each Lease Year by a percentage equal to the percentage increase in Minimum Rent for such Lease Year for the Pool in which the subject Facility is located (as determined without giving effect to any change in Minimum Rent resulting from any Facilities being dropped from any Pool)determined in accordance with Exhibit D, including any increase based on the Fair Market Rental during any Extended Term.

Mold:  Mold, mildew, fungus or similar organisms in concentrations or quantities that could reasonably be considered to pose a threat to human health or that are otherwise hazardous or toxic or regulated pursuant to Environmental Law or Mold Remediation Requirements.

Mold Condition:  The presence or suspected presence of Mold or any condition(s) that reasonably can be expected to give rise to or indicate the presence of Mold, including observed or suspected instances of water damage or intrusion, the presence of wet or damp wood, cellular wallboard, floor coverings or other materials, inappropriate climate control, discoloration of walls, ceilings or floors, or any notice from a Governmental Authority regarding the indoor air quality due to the presence of Mold at the Leased Property.

Mold Inspector:  An industrial hygienist certified by the American Board of Industrial Hygienists (“CIH”) or an otherwise qualified mold consultant selected by or otherwise reasonably acceptable to Lessor.

Mold Remediation Requirements:  The relevant provisions of the document Mold Remediation in Schools and Commercial Buildings (EPA 402-K-01-001, March 2001), published by the U.S. Environmental Protection Agency, as may be amended or revised from time to time, or any other applicable Legal Requirements, or Environmental Law relating to Mold or Mold Conditions.

Net Cash Flow:  For any trailing twelve month period, the amount obtained by subtracting Operating Expenses, with assumed replacements of Three Hundred Dollars ($300) per bed per annum with respect to the aggregate number of beds at the Facilities and an assumed management fee of four percent (4%) of Gross Income from Operations for such period, from Gross Income from Operations for such period.

New Lease:  As defined in Section 31.2.1.

New Lease Effective Date:  As defined in Section 31.2.1.

Non-Renewal Notice:  As defined in Section 19.1.

Occupancy Arrangement:  Any sublease, license or other arrangement with a Person for the right to use, occupy or possess any portion of the Leased Property and/or any Capital Additions.

Occupant:  Any Person having rights of use, occupancy or possession under an Occupancy Arrangement.

OFAC:  As defined in Section 40.1(f).

OFAC Order:  As defined in Section 40.1(f).

Officer’s Certificate:  A certificate of Lessee signed by an officer authorized to so sign by its board of directors or by-laws or by equivalent governing documents or managers.

OpCo Subleases:  Those existing operating subleases of an entire facility between Lessee and a wholly-owned Subsidiary of Lessee described on Schedule 4 hereto, each of which is pre-approved by Lessor subject to Lessee’s delivery to Lessor of (i) a fully executed Agreement Regarding Sublease in the form attached hereto as Exhibit H-1 and made a part hereof, with respect to each such sublease, and (ii) an amendment to, or modification or replacement of such operating sublease that in all material substance, conforms to the terms and provisions set forth in the form of Sublease attached hereto as Exhibit H-2 and made a part hereof.

Operating Expenses:  With respect to the Leased Property, for any period, the total of all expenditures, computed in accordance with GAAP, of whatever kind during such period relating to the Lease, without duplication, use, operation, maintenance and management of the Leased Property that are incurred by Lessee on a regular monthly or other periodic basis, including, to the extent actually incurred by Lessee, utilities, ordinary repairs and maintenance, insurance, license fees, property taxes and assessments, advertising expenses, legal fees, consulting fees payable to third parties, management fees, payroll and related taxes, computer processing charges, tenant improvements and leasing commissions, operational equipment or other lease payments as reasonably approved by Lessor, and other similar costs, but excluding depreciation, Rent, Capital Project Costs, and contributions to the Impound Accounts, Replacement Reserve, if any, or any other escrow or reserve funds established pursuant to this Lease and (i) to the extent approved by Lessor (which approval shall not be unreasonably withheld or delayed), the following items: (a) uninsured losses or other costs or expenses arising from a casualty or condemnation affecting any individual Facility, (b) reasonable out of pocket costs and expenses incurred in connection with the rezoning of an individual Facility or (c) the cumulative effect of a one-time adjustment due to a change in accounting standards or the adoption of new accounting standards by Lessee, to the extent that such change in accounting standards or adoption of new accounting standards relates solely to Lessee’s compliance with International Financial Reporting Standards and/or GAAP, (ii) reasonable out of pocket restructuring costs and expenses incurred by Lessee solely in connection with the closure of a Facility or Facilities and limited to severance costs, costs of relocation of employees and any reserves taken in connection with any such closure, but solely to the extent that such reasonable out of pocket restructuring costs and expenses do not exceed, in the aggregate for any twelve (12)-month period, Seven Million Dollars ($7,000,000), and, (iii) to the extent approved by Lessor (which approval shall not be unreasonably withheld or delayed), any income, revenue, charge, cost or expense which is non-recurring in nature as well as unusual or extraordinary which is incurred or earned by Lessee in connection with a one-time event or occurrence from a prior fiscal year.

Orders:  As defined in Section 40.1(f).

Outside ROFR Closing Date:  As defined in Section 47.7(c).

Overdue Rate:  On any date, a rate equal to Two Percent (2%) above the Prime Rate, but in no event greater than the maximum rate then permitted under applicable law.

Payment Date:  Any due date for the payment of the installments of Minimum Rent or any other sums payable under this Lease.

PCA:  As defined in Section 9.3.

Per Bed Minimum:  Three Hundred Dollars ($300) per bed per year for each Facility, with such amount increasing upon the expiration of each Lease Year during the Term (from and after the expiration of the fourth (4th) Lease Year), by a percentage equal to the percentage increase in Minimum Rent for the same Lease Year.

Permitted Encumbrances:  With respect to any Facility, easements, encumbrances, covenants, conditions and restrictions and other matters which affect the Leased Property which are of record or are created after the date hereof as permitted hereunder.

Permitted Sublease:  With respect to any Facility, as defined in Article XXIV hereof.

Permitted Subtenant: Respectively, and as the context requires, any one or more of (i) the tenants under the OpCo Subleases, and/or (ii) the tenants under a Permitted Sublease.

Permitted Transfer:

(a)           any change in ownership or control of a Carlyle Fund;

(b)           any change in ownership of the equity securities of Guarantor not involving the acquisition of a majority of the outstanding voting securities of Guarantor in one or more transactions by any “person” or “group” within the meaning of Rule 13d-5 of the Securities Exchange Act of 1934 as in effect on the Commencement Date;

(c)           provided no Event of Default has occurred and is continuing, an initial public offering of Guarantor (or an initial public offering of any successor entity to or parent entity of Guarantor);

(d)           the transfer of shares of Guarantor at or following an initial public offering of Guarantor (or an initial public offering of any successor entity to or parent entity of Guarantor) on a nationally recognized exchange (including, for the avoidance of doubt, NASDAQ); or

(e)           provided no Event of Default has occurred and is continuing immediately prior to the closing of the proposed Transfer, acquisition of securities or assets of Guarantor (by merger or otherwise) by a Qualified Strategic Buyer, a Qualified Financial Buyer, a wholly-owned Subsidiary of a Qualified Strategic Buyer or an entity majority owned and controlled by one or more Qualified Financial Buyers; provided that, in the case of this clause (e), immediately following the consummation of such transaction:

(i)            no Event of Default would exist;

(ii)           the Consolidated Fixed Charge Coverage Ratio of the Guarantor and its Subsidiaries immediately following such transaction shall be no less than 1.45 to 1;

(iii)          the ratio of (x) the pro forma Consolidated Adjusted Total Net Debt to (y) Consolidated EBITDAR for the immediately preceding twelve-month period, determined on a pro forma basis giving effect to such Transfer as if such Transfer was consummated on the first day of such twelve-month period of the Guarantor and its Subsidiaries shall not be greater than 5.75:1 (it being agreed that the acquiring Person and, as applicable, its Subsidiaries, may elect to assume the Guaranty in order to achieve covenant compliance (i.e., if the acquiring Person and, at its option, its Subsidiaries, assume the Guaranty, financial covenant compliance will be determined based on compliance of the acquiring Person and such Subsidiaries, determined on a pro forma basis));

(iv)          no material adverse change in the financial condition taken as a whole of Guarantor and its Subsidiaries would result from the proposed Transfer (a “Guarantor Material Adverse Effect”); provided, that, if Lessee notifies Lessor that Guarantor desires to enter into such a Transfer and informs Lessor in writing of Guarantor’s determination that consummation of such proposed Transfer would not result in a Guarantor Material Adverse Effect (a “Guarantor MAE Determination”), Lessor shall within thirty (30) days of receipt of such information concerning such transaction and the parties thereto as Lessor shall reasonably request, either (A) inform Lessee of Lessor’s concurrence with such Guarantor’s MAE Determination (which concurrence shall not be unreasonably withheld), or (B) if Lessor (acting reasonably) does not concur with Guarantor’s MAE Determination, inform Lessor that it cannot concur with the Guarantor MAE Determination;

(v)           following such Transfer, the Facilities will be managed and operated either by substantially the same management team that managed and operated the Facilities prior to such Transfer or a manager and operator that (A) has been engaged in the business of operation or management of at least seventy five (75) skilled nursing facilities, acute or post-acute care facilities or facilities with equal or greater acuity level patients and residents as the Facilities located in multiple states for at least five (5) years, (B) has five (5) prior years (taken as an aggregate) of profitable operating history, and (C) will, following the completion of the proposed Transfer, have in place for the Facilities pro forma (x) information systems for patient data management, (y) financial and cost control systems and (z) resident and patient care systems, that are the same, equal to or better than the corresponding systems used in the management and operation of the Facilities immediately prior to such Transfer;

(vi)          if the Transfer permitted hereby is with a Qualified Strategic Buyer or any wholly-owned Subsidiary of a Qualified Strategic Buyer, the Qualified Strategic Buyer shall deliver an additional guaranty of the Lease in substantially the same form as the Guaranty, provided that such additional guaranty shall not include the financial covenants applicable to the original Guarantor in the Guaranty that is ratified by the original Guarantor in connection with any such Transfer;

(vii)         without limiting the Permitted Transfers in clauses (b) and (c) above, shall not be a Transfer (including merger) with another REIT or Subsidiary of another REIT; and

(viii)        the original Guarantor shall ratify and confirm the original Guaranty.

Person:  Any individual, corporation, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other form of entity.

Personal Property:  With respect to each Facility, all machinery, furniture and equipment, including phone systems and computers, trade fixtures, inventory (including raw materials, work in process and finished goods), supplies and other tangible personal property used at the Leased Property and Capital Additions of such Facility for their Primary Intended Use, other than Fixtures.

Pike Creek Property:  As defined in Section 24.2.

Pike Creek Release Property:  As defined in Section 24.2.

Pike Creek Remainder Property:  As defined in Section 24.2.

Pike Creek Transferee:  As defined in Section 24.2(c)(i).

Pool(s):  As the context requires, any one or more of the Facility groupings (and/or the related sub-groupings as indicated by the respective Extended Terms applicable to the Facilities) set forth in on Exhibits A-1 through A-4 hereto, respectively as Pool 1, Pool 2, Pool 3 and Pool 4.

Pool 1 Extended Term(s):  Collectively, the Pool 1 Sub-A Extended Term, Pool 1 Sub-B Extended Term, Pool 1 Sub-C Extended Term and Pool 1 Sub-D Extended Term.

Pool 1 Facility(ies):  Any one or more of the facilities being (and to be) operated or proposed to be operated on the Leased Property (including, without limitation, all of them collectively), as the context requires, together with any Capital Additions, as more particularly described on Exhibit A-1 attached hereto and incorporated herein by this reference.

Pool 1 Fixed Term:  The period of time commencing on the Commencement Date and ending at 11:59 p.m. Los Angeles time on the expiration of the thirteenth (13th) Lease Year.

Pool 1 Minimum Rent:  The sum of the Allocated Minimum Rent for all Pool 1 Facilities.

Pool 1 Sub-A Extended Term:  As defined in Exhibit D attached hereto and incorporated herein by this reference.

Pool 1 Sub-B Extended Term:  As defined in Exhibit D attached hereto and incorporated herein by this reference.

Pool 1 Sub-C Extended Term:  As defined in Exhibit D attached hereto and incorporated herein by this reference.

Pool 1 Sub-D Extended Term:  As defined in Exhibit D attached hereto and incorporated herein by this reference.

Pool 2 Extended Term(s):  Collectively, the Pool 2 Sub-A Extended Term, Pool 2 Sub-B Extended Term, Pool 2 Sub-C Extended Term, Pool 2 Sub-D Extended Term and Pool 2 Sub-E Extended Term.

Pool 2 Facility(ies):  Any one or more of the facilities being (and to be) operated or proposed to be operated on the Leased Property (including, without limitation, all of them collectively), as the context requires, together with any Capital Additions, as more particularly described on Exhibit A-2 attached hereto and incorporated herein by this reference.

Pool 2 Fixed Term:  The period of time commencing on the Commencement Date and ending at 11:59 p.m. Los Angeles time on the expiration of the fourteenth (14th) Lease Year.

Pool 2 Minimum Rent:  The sum of Allocated Minimum Rent for all Pool 2 Facilities.

Pool 2 Sub-A Extended Term:  As defined in Exhibit D attached hereto and incorporated herein by this reference.

Pool 2 Sub-B Extended Term:  As defined in Exhibit D attached hereto and incorporated herein by this reference.

Pool 2 Sub-C Extended Term:  As defined in Exhibit D attached hereto and incorporated herein by this reference.

Pool 2 Sub-D Extended Term:  As defined in Exhibit D attached hereto and incorporated herein by this reference.

Pool 2 Sub-E Extended Term:  As defined in Exhibit D attached hereto and incorporated herein by this reference.

Pool 3 Extended Term(s):  Collectively, the Pool 3 Sub-A Extended Term, Pool 3 Sub-B Extended Term, Pool 3 Sub-C Extended Term, Pool 3 Sub-D Extended Term and Pool 3 Sub-E Extended Term.

Pool 3 Facility(ies):  Any one or more of the facilities being (and to be) operated or proposed to be operated on the Leased Property (including, without limitation, all of them collectively), as the context requires, together with any Capital Additions, as more particularly described on Exhibit A-3 attached hereto and incorporated herein by this reference.

Pool 3 Fixed Term:  The period of time commencing on the Commencement Date and ending at 11:59 p.m. Los Angeles time on the expiration of the sixteenth (16th) Lease Year.

Pool 3 Minimum Rent:  The sum of Allocated Minimum Rent for all Pool 3 Facilities.

Pool 3 Sub-A Extended Term:  As defined in Exhibit D attached hereto and incorporated herein by this reference.

Pool 3 Sub-B Extended Term:  As defined in Exhibit D attached hereto and incorporated herein by this reference.

Pool 3 Sub-C Extended Term:  As defined in Exhibit D attached hereto and incorporated herein by this reference.

Pool 3 Sub-D Extended Term:  As defined in Exhibit D attached hereto and incorporated herein by this reference.

Pool 3 Sub-E Extended Term:  As defined in Exhibit D attached hereto and incorporated herein by this reference.

Pool 4 Extended Term(s):  Collectively, the Pool 4 Sub-A Extended Term, Pool 4 Sub-B Extended Term, Pool 4 Sub-C Extended Term and Pool 4 Sub-D Extended Term.

Pool 4 Facility(ies):  Any one or more of the facilities being (and to be) operated or proposed to be operated on the Leased Property (including, without limitation, all of them collectively), as the context requires, together with any Capital Additions, as more particularly described on Exhibit A-4 attached hereto and incorporated herein by this reference.

Pool 4 Fixed Term:  The period of time commencing on the Commencement Date and ending at 11:59 p.m. Los Angeles time on the expiration of the seventeenth (17th) Lease Year.

Pool 4 Minimum Rent:  The sum of Allocated Minimum Rent for all Pool 4 Facilities.

Pool 4 Sub-A Extended Term:  As defined in Exhibit D attached hereto and incorporated herein by this reference.

Pool 4 Sub-B Extended Term:  As defined in Exhibit D attached hereto and incorporated herein by this reference.

Pool 4 Sub-C Extended Term:  As defined in Exhibit D attached hereto and incorporated herein by this reference.

Pool 4 Sub-D Extended Term:  As defined in Exhibit D attached hereto and incorporated herein by this reference.

Pre-Existing Projects:  As defined in Section 10.1.

Primary Intended Use:  With respect to each Facility, the licensed use(s) set forth under the heading “Facility Description and Primary Intended Use” on Exhibit A-1, Exhibit A-2, Exhibit A-3 and Exhibit A-4  attached hereto and incorporated herein by this reference with respect to such Facility, such other uses necessary or incidental to such use and any change to such Primary Intended Use approved by Lessor in accordance with Section 7.2.2 hereof.

Prime Rate:  On any date, a rate equal to the annual rate on such date announced by the Bank of America, N.A. to be its prime, base or reference rate for 90-day unsecured loans to its corporate borrowers of the highest credit standing but in no event greater than the maximum rate then permitted under applicable law.  If the Bank of America, N.A. discontinues its use of such prime, base or reference rate or ceases to exist, Lessor shall designate the prime, base or reference rate of another state or federally chartered bank based in Los Angeles or New York to be used for the purpose of calculating the Prime Rate hereunder.

Purchase Agreement:  That certain Purchase Agreement, dated as of December 13, 2010, by and among HCP, HCP 2010 REIT LLC, a Delaware limited liability company, HCR ManorCare, Inc., a Delaware corporation, HCR Properties, LLC, a Delaware limited liability company, and HCR Healthcare, LLC, a Delaware limited liability company.

Purchase Right/Obligation Exercise:  As defined in Section 18.2.

Put Event:  With respect to any Facility any Event of Default arising (i) under Section 16.1(b), (d) or (e) hereof (regarding payment of Minimum Rent, insurance premiums and real property tax related Impositions, (ii) as a result of the failure of Lessee during the Term to perform any of its obligations or covenants pursuant to Sections 37.1, 37.2, 37.3 or 37.4 (regarding Environmental Laws, Hazardous Substance, Mold and remediation) relating to such Facility, or (iii) under Section 16.1(m) hereof (with respect to such Facility licenses and reimbursement agreements).  Notwithstanding that Lessor and Lessee have specifically defined a “Put Event” for the limited purpose of setting forth the circumstances under which Lessor shall be entitled to the remedy set forth in Section 16.5, in no event shall this definition derogate the materiality of any other Event of Default (including any Event of Default which does not constitute a Put Event) or otherwise limit Lessor’s rights and remedies upon the occurrence of any such Event of Default, including those rights and remedies set forth in Sections 16.2, 16.3, 16.4 and/or 16.9.

Qualified Financial Buyer:  Any private equity or private investment firm or fund, sovereign wealth fund, investment company, Qualified Institutional Buyer (within the meaning of Rule 144 promulgated under the Securities Exchange Act of 1933), Qualified Purchaser (as defined under the Investment Company Act of 1940), insurance company, pension fund, pension fund advisor, any entity controlled by a Governmental Authority or other financial or institutional investor, in each case, with at least five (5) years of operating history and at least Five Billion Dollars ($5,000,000,000) of equity capital under management.

Qualified Strategic Buyer: An ultimate parent company (other than a REIT or a Subsidiary of a REIT) that (i) has been engaged in the business of operation or management of skilled nursing facilities or post acute care facilities for at least five (5) years, (ii) has five (5) prior years (taken as an aggregate) of profitable operating history, and (iii) has consolidated total assets of not less than One Billion Dollars ($1,000,000,000).

Real Estate Tax Impound Account Trigger Event: A Rent Coverage Trigger Event or a failure by Lessee to pay Impositions as and when required by Section 4.1 relating to real estate taxes more than two (2) times during any twenty-four (24) month period.  If the same results from (i) the failure to pay Impositions as aforesaid, it shall continue for a period of twenty-four (24) months, provided, that no additional failure to pay any such Impositions occurs in such twenty-four (24) month period (in which event, such period will restart upon the occurrence of any such additional failure to pay such Impositions), or (ii) a Rent Coverage Trigger Event, it shall continue until such time that the Rent Coverage Ratio is at least 1.1:1 for a period of three (3) successive months and then shall be deemed terminated.

REIT:  Any entity that qualifies and is taxed as a “real estate investment trust” under the Code.

Renewal Option Period: As defined in Section 19.1.

Rent:  Collectively, the Minimum Rent, Additional Charges and all other amounts payable under this Lease.

Rent Coverage Ratio:  A ratio for the applicable trailing twelve (12) month period in which (a) the numerator is the Net Cash Flow (excluding interest on credit accounts) for such period as set forth in the financial statements required hereunder and (b) the denominator is the Rent due and payable for such period.

Rent Coverage Trigger Event:  Deemed to have occurred if the Rent Coverage Ratio falls below 1.1:1 for the period ending on the last calendar day of the month immediately preceding the date on which the Rent Coverage Ratio is calculated.

Replacement Reserve:  As defined in Section 9.5.1.

Required Governmental Approvals:  With respect to each Facility, all licenses, permits, accreditations, authorizations and certifications from any Governmental Authority which are material to or required for (i) the operation of such Facility and any Capital Addition thereto for its Primary Intended Use in accordance with all applicable, material Legal Requirements, including, without limitation, any state facility licenses, certificates of need, permits, provider agreements and accreditations or certifications from Medicare and/or Medicaid, and (ii) for any other use conducted on the Leased Property of such Facility and any Capital Additions thereto as may be permitted from time to time hereunder in accordance with all applicable, material Legal Requirements.

Required Maintenance Project:  As defined in Section 9.3.

Restricted Payments:  The declaration or payment of any dividend on, or the making of any payment on account of, or setting aside assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any Capital Stock of Lessee, Guarantor or their respective Subsidiaries, whether now or hereafter outstanding, or the making of any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of Lessee, Guarantor or their respective Subsidiaries, or entering into any derivatives or other transactions with any financial institutions, commodities or stock exchange or clearing house, obligating Lessee, Guarantor or their respective Subsidiaries to make payments to any of the foregoing entities as a result of the change in the market value of any such Capital Stock.

ROFR Notice:  As defined in Section 47.7(a).

ROFR Response Period:  As defined in Section 47.7(b).

ROFR Transaction Documents:  As defined in Section 47.7(a).

Sale of Business:  A Transfer of the type described in any of clauses (iv), (v) or (vi) of Section 24.1.1 below, unless such Transfer involves only the stock, memberships, equity interests and/or assets of Lessee and Lessee has no substantial assets other than (a) its interest in the Leased Property and any Capital Additions pursuant to this Lease, (b) the business and operations on the Leased Property and any Capital Additions and (c) Lessee’s Personal Property.

SEC:  Securities and Exchange Commission.

Separated Property:  As defined in Section 31.2.

Separation Event:

(i)            The sale, conveyance or other transfer by Lessor of all or any portion of its interest in the Leased Property of one (1) or more Facilities;

(ii)           The sale, conveyance or other transfer of all or any portion of the stock, partnership, membership or other equity interests in Lessor;

(iii)          Any financing by Lessor or any Affiliate of Lessor of all or any portion of its interests in the Leased Property of one (1) or more Facilities, including through a Facility Mortgage, the pledge of the stock, partnership, membership or other equity interests in Lessor or other means; or

(iv)          The succession by any lender to Lessor or any Affiliate, whether directly or indirectly, to the interests of Lessor under this Lease, including through foreclosure or deed or other conveyance in lieu of foreclosure or in satisfaction of debt.

State:  Except as otherwise indicated herein, with respect to each Facility, the State or Commonwealth in which the Leased Property for such Facility is located.

SUA:  As defined in Section 24.2(a).

Subsidiaries:  Corporations, partnerships, limited liability companies, business trusts or other legal entities with respect to which a Person owns, directly or indirectly (including through one or more intermediaries), more than fifty percent (50%) of the voting stock or partnership, membership or other equity interest, respectively.

Successor Operator:  As defined in Section 45.1.4.

Superior Lessor: The lessor under a Superior Lease.

Superior Lease: Those ground leases described on Schedule 36.4 attached hereto and made a part hereof.

Target Property:  As defined in Section 18.3.

Term:  Each of the Pool 1 Fixed Term, Pool 2 Fixed Term, Pool 3 Fixed Term, Pool 4 Fixed Term, as applicable and any Extended Terms thereof, as applicable, unless earlier terminated pursuant to the provisions hereof.

Third Appraiser:  As defined in Section 34.1.1.

Transfer:  As defined in Article XXIV.

Transfer Consideration:  With respect to any Transfer constituting a Material Sublease (other than a Material Sublease entered into in connection with a Sale of Business), “Transfer Consideration” shall mean fifty percent (50%) of the positive difference, if any, between the Fair Market Rental and the Allocated Minimum Rent payable by Lessee under this Lease with respect to such Facility determined on a monthly basis, prorating such Allocated Minimum Rent, as appropriate, if less than all of such Facility is subleased.  Fifty percent (50%) of the difference shall be paid by Lessee to Lessor monthly when the Allocated Minimum Rent of such Facility is due; provided, however, that in no event shall the total Transfer Consideration to which Lessor is entitled in connection with any such Material Sublease exceed the total consideration given directly or indirectly (including through one or more intermediaries) to Lessee, to any Controlling Person(s) or to any other Person in exchange for, in connection with, related to or arising out of the transaction(s) as to which such Material Sublease is a part.  With respect to any other Transfer (i.e., a Transfer other than pursuant to a Material Sublease, but including a Material Sublease which is part of a Sale of Business), “Transfer Consideration” shall mean fifty (50%) of the Leasehold FMV of all of the Facilities that are part of such Transfer.  Lessee acknowledges and agrees that the terms under which Lessor is entitled to the payment of Transfer Consideration pursuant to this Lease and the amount thereof has been freely negotiated and represents a fair and equitable division with Lessor of the consideration payable in connection with a Transfer taking into account, among other things, Lessor’s investment in the Leased Property, the terms of this Lease and the inherent risks of owning and leasing real property.  When establishing the Fair Market Rental for purposes of this definition, the “income generated by the Leased Property and all Capital Additions of such Facility, or applicable portion(s) thereof” shall be determined based upon Lessee’s actual net operating income generated by the Leased Property and all Capital Additions of the subject Facility for the trailing twelve (12) whole calendar months immediately preceding the effective date of the subject Transfer.

Unsuitable for Its Primary Intended Use:  With respect to each Facility, a state or condition of such Facility such that by reason of damage or destruction or Condemnation, in the good faith judgment of Lessor, such Facility cannot be operated on a commercially practicable basis for its Primary Intended Use.

Working Capital Facility:  As defined in Section 16.9.1.(e).

ARTICLE III.

3.1           Rent.  Lessee shall pay to Lessor in lawful money of the United States of America which shall be legal tender for the payment of public and private debts, without offset or deduction, the amounts set forth hereinafter as Minimum Rent during the Term.  Payments of Minimum Rent shall be made by wire transfer of funds initiated by Lessee to Lessor’s account or to such other Person as Lessor from time to time may designate in writing.  For the avoidance of doubt, Lessee shall have no right to prepay all or any portion of the Rent hereunder prior to the Commencement Date.

3.1.1        Minimum Rent.  From and after the Commencement Date and continuing through the Term, Lessee shall pay to Lessor Minimum Rent monthly, in advance on or before the first day of each calendar month, in the amounts set forth in or determined pursuant to the applicable formula(s) set forth in Exhibit D attached hereto; provided, however, that (i) the first monthly payment of Minimum Rent shall be payable on the Commencement Date (prorated as to any partial calendar month at the beginning of the Term), and (ii) the last monthly payment of Minimum Rent shall be prorated as to any partial calendar month at the end of the Term.  In the event that the first day of any calendar month is not a Business Day, then such payment shall be due on the next Business Day immediately following such first day of the subject calendar month.

3.2           Additional Charges.  In addition to the Minimum Rent, (i) subject to Article XII regarding permitted contests, Lessee shall also pay and discharge as and when due and payable all other amounts, liabilities, obligations and Impositions which Lessee assumes or agrees to pay under this Lease in accordance with the terms hereof; and (ii) in the event of any failure on the part of Lessee to pay any of those items referred to in clause (i) above, Lessee shall also promptly pay and discharge every fine, penalty, interest and cost which may be added for non-payment or late payment of such items (the items referred to in clauses (i) and (ii) above being referred to herein collectively as the “Additional Charges”), and Lessor shall have all legal, equitable and contractual rights, powers and remedies provided either in this Lease or by statute or otherwise in the case of non-payment of the Additional Charges as in the case of non-payment of the Minimum Rent.

3.3           Late Payment of Rent.

LESSEE HEREBY ACKNOWLEDGES THAT LATE PAYMENT BY LESSEE TO LESSOR OF RENT WILL CAUSE LESSOR TO INCUR COSTS NOT CONTEMPLATED HEREUNDER, THE EXACT AMOUNT OF WHICH IS PRESENTLY ANTICIPATED TO BE EXTREMELY DIFFICULT TO ASCERTAIN.  ACCORDINGLY,  IF ANY INSTALLMENT OF RENT OTHER THAN ADDITIONAL CHARGES PAYABLE TO A PERSON OTHER THAN LESSOR SHALL NOT BE PAID WITHIN FIVE (5) BUSINESS DAYS AFTER ITS DUE DATE, LESSEE WILL PAY LESSOR ON DEMAND A LATE CHARGE EQUAL TO

THE LESSER OF (I) THREE PERCENT (3%) OF THE AMOUNT OF SUCH INSTALLMENT OR (II) THE MAXIMUM AMOUNT PERMITTED BY LAW.  THE PARTIES AGREE THAT THIS LATE CHARGE REPRESENTS A FAIR AND REASONABLE ESTIMATE OF THE COSTS THAT LESSOR WILL INCUR BY REASON OF LATE PAYMENT BY LESSEE.  THE PARTIES FURTHER AGREE THAT SUCH LATE CHARGE IS RENT AND NOT INTEREST AND SUCH ASSESSMENT DOES NOT CONSTITUTE A LENDER OR BORROWER/CREDITOR RELATIONSHIP BETWEEN LESSOR AND LESSEE.  IN ADDITION, THE AMOUNT UNPAID, INCLUDING ANY LATE CHARGES, SHALL BEAR INTEREST AT THE OVERDUE RATE COMPOUNDED MONTHLY FROM THE DUE DATE OF SUCH INSTALLMENT TO THE DATE OF PAYMENT THEREOF, AND LESSEE SHALL PAY SUCH INTEREST TO LESSOR ON DEMAND.  THE PAYMENT OF SUCH LATE CHARGE OR SUCH INTEREST SHALL NOT CONSTITUTE WAIVER OF, NOR EXCUSE OR CURE, ANY DEFAULT UNDER THIS LEASE, NOR PREVENT LESSOR FROM EXERCISING ANY OTHER RIGHTS AND REMEDIES AVAILABLE TO LESSOR.

LESSOR’S INITIALS:    PG

LESSEE’S INITIALS:     RP

3.4           Net Lease.  This Lease is and is intended to be what is commonly referred to as a “net, net, net” or “triple net” lease.  The Rent shall be paid absolutely net to Lessor, so that this Lease shall yield to Lessor the full amount or benefit (as applicable, of the installments of Minimum Rent and Additional Charges throughout the Term.

ARTICLE IV.

4.1           Impositions.

4.1.1        Subject to Article XII regarding permitted contests, Lessee shall pay, or cause to be paid, all Impositions before any fine, penalty, interest or cost is added for nonpayment.  Lessee shall make such payments directly to the taxing authorities where feasible, and promptly furnish to Lessor copies of official receipts or other satisfactory proof evidencing such payments.  Subject to Article XII regarding permitted contests, Lessee’s obligation to pay Impositions shall be absolutely fixed upon the date such Impositions become a lien upon the Leased Property, any Capital Additions or any part(s) thereof.  If any Imposition may, at the option of the taxpayer, lawfully be paid in installments, whether or not interest shall accrue on the unpaid balance of such Imposition, Lessee may pay the same, and any accrued interest on the unpaid balance of such Imposition, in installments as the same respectively become due and before any fine, penalty, premium, further interest or cost may be added thereto.

4.1.2        Lessor shall prepare and file all tax returns, extensions and reports in compliance with all material Legal Requirements with respect to Lessor’s net income, gross receipts, franchise taxes and taxes on its capital stock; provided, that if Lessee would have any liability for such taxes, as Impositions or otherwise, Lessor shall submit the relevant returns, extensions and/or reports to Lessee at least fifteen (15) days prior to the due date for such returns, extensions and/or reports in order to provide Lessee the opportunity to review such returns, extensions and/or reports and the allocations of any Impositions set forth therein, and Lessor shall not file such returns, extensions and/or reports without the prior written consent of Lessee, not to be unreasonably withheld.  Lessee shall prepare and file all other tax returns and reports as may be required by Legal Requirements with respect to or relating to the Leased Property, all Capital Additions and Lessee’s Personal Property.

4.1.3        Any refund due from any taxing authority in respect of any Imposition paid by Lessee shall be paid over to or retained by Lessee for so long as no Event of Default shall have occurred hereunder and be continuing.  Any other refund shall be paid over to or retained by Lessor and applied to the payment of Lessee’s obligations under this Lease in such order of priority as Lessor shall determine.

4.1.4        Lessor and Lessee shall, upon request of the other, provide such data as is maintained by the party to whom the request is made with respect to the Leased Property and all Capital Additions as may be necessary to prepare any required returns and reports.  If any property covered by this Lease is classified as personal property for tax purposes, Lessee, to the extent required to comply with Legal Requirements, shall file all personal property tax returns in such jurisdictions in compliance with all material Legal Requirements. Lessor, to the extent it possesses the same, and Lessee, to the extent it possesses the same, shall provide the other party, upon request, with cost and depreciation records necessary for filing returns for any property so classified as personal property.  Where Lessor is legally required to file personal property tax returns and to the extent practicable, Lessee shall be provided with copies of assessment notices indicating a value in excess of the reported value in sufficient time for Lessee to file a protest.

4.1.5        Lessee may, upon notice to Lessor, at Lessee’s option and at Lessee’s sole cost and expense, protest, appeal, or institute such other proceedings as Lessee may deem appropriate to effect a reduction of real estate or personal property assessments and Lessor, at Lessee’s expense as aforesaid, shall reasonably cooperate with Lessee in such protest, appeal, or other action but at no cost or expense to Lessor.  Billings for reimbursement by Lessee to Lessor of personal property or real property taxes shall be accompanied by copies of a bill therefor and payments thereof which identify the personal property or real property with respect to which such payments are made.

4.1.6        Lessor shall give prompt notice to Lessee of all Impositions payable by Lessee hereunder of which Lessor has knowledge (including, without limitation, those in respect of which Lessor has received written notice), but Lessor’s failure to give any such notice shall in no way diminish Lessee’s obligations hereunder to pay such Impositions.

4.1.7        Impositions imposed or assessed in respect of the tax-fiscal period during which the Term terminates with respect to any Facility shall be adjusted and prorated between Lessor and Lessee with respect to such Facility, whether or not such Imposition is imposed or assessed before or after such termination, and Lessee’s obligation to pay its prorated share thereof shall survive such termination with respect to such Facility.

4.2           Utility Charges.  Lessee shall pay or cause to be paid all charges for electricity, power, gas, oil, water and other utilities used in the Leased Property and all Capital Additions.  Lessee shall also pay or reimburse Lessor for all out of pocket costs and expenses of any kind whatsoever which at any time with respect to the Term hereof may be imposed against

Lessor by reason of any of the covenants, conditions and/or restrictions affecting the Leased Property, any Capital Additions and/or any part(s) thereof, or with respect to easements, licenses or other rights over, across or with respect to any adjacent or other property which benefits the Leased Property and/or any Capital Additions, including any and all out of pocket costs and expenses associated with any utility, drainage and parking easements.

4.3           Insurance Premiums.  Lessee shall pay or cause to be paid all premiums for the insurance coverage required to be maintained by Lessee hereunder.

4.4           Impound Accounts.

4.4.1        Upon the occurrence and during the continuance of  a Real Estate Tax Impound Account Trigger Event, Lessee shall deposit, at the time of any payment of Minimum Rent, an amount equal to one-twelfth (1/12th) of Lessee’s estimated annual Impositions relating to real estate taxes, of every kind and nature, required pursuant to Section 4.1 a segregated, interest bearing tax impound account as directed by Lessor.  Such amounts shall be applied to the payment of the obligations in respect of which said amounts were deposited in such order or priority as Lessor shall determine, on or before the respective dates on which the same or any of them would become delinquent.  Nothing in this Section 4.4 shall be deemed to affect any right or remedy of Lessor hereunder.

4.4.2        Upon the occurrence and during the continuance of an Insurance Premium Impound Account Trigger Event, Lessee shall deposit at the time of any payment of Minimum Rent, an amount equal to one-twelfth (1/12th) of Lessee’s estimated annual insurance premiums required pursuant to Section 4.3 in a segregated, interest bearing insurance impound account as directed by Lessor.  Such amounts shall be applied to the payment of the obligations in respect of which said amounts were deposited in such order or priority as Lessor shall determine, on or before the respective dates on which the same or any of them would become delinquent.  Nothing in this Section 4.4 shall be deemed to affect any right or remedy of Lessor hereunder.

4.4.3        No amount deposited with Lessor or into an impound account established pursuant to this Section 4.4 shall be or be deemed to be escrow or trust funds, provided that all amounts deposited with Lessor shall be held in segregated, interest bearing accounts as designated by and under the control of Lessor.  Lessee shall be entitled to have interest earned on funds deposited into an impound account established pursuant to this Section 4.4 (but Lessor shall have no obligation to provide any specified rate of return and shall have no liability to Lessee with respect to the amount of any such interest earned on such deposits).  Any amounts deposited with Lessor or contained in any impound account established pursuant to this Section 4.4 shall be solely for the protection of Lessor and the Leased Property and entail no responsibility on Lessor’s part beyond the application of such amounts as provided above.  The cost of administering any impound accounts shall be paid by Lessee.  In the event of a transfer of Lessor’s interest in the Leased Property of any Facility or an assignment of Lessor’s interest in this Lease with respect to any Facility, Lessor shall have the right to transfer to the transferee the amounts deposited by Lessee in any impound account established by Lessor pursuant to this Section 4.4 with respect to such Facility and thereupon shall, without any further agreement between the parties, be released by Lessee from all liability therefor, and it is agreed that the provisions hereof shall apply to every transfer or assignment of such amounts to such a transferee/assignee.  The amounts deposited by Lessee in any impound account established by Lessor pursuant to this Section 4.4 may also be assigned as security in connection with a Facility Mortgage, provided that the same shall be subject to the terms of any applicable subordination and non-disturbance agreement entered into between Lessee and the applicable Facility Mortgagee.  Nothing contained in this Section 4.4 shall be deemed to affect any right or remedy of Lessor hereunder.

4.5           Tax Service.  During the Term, to the extent in Lessee’s possession, Lessee shall provide Lessor with copies of reports provided by a third party tax reporting service or consultant monitoring the timely payment of Impositions by Lessee under this Lease promptly upon Lessor’s request for such reports, but in no event more frequently than quarterly.  Notwithstanding the foregoing, Lessor shall retain the right at any time during the Term, at its election and expense, to separately engage a third party tax reporting service or consultant for the purpose of monitoring the timely payment of Impositions by Lessee under this Lease and Lessee shall reasonably cooperate with Lessor and any such a third party tax reporting service or consultant engaged by Lessor.

ARTICLE V.

5.1           No Termination, Abatement, etc.  Except as otherwise specifically provided in this Lease, Lessee shall remain bound by this Lease in accordance with its terms and shall not seek or be entitled to any abatement, deduction, deferment or reduction of Rent, or set-off against the Rent.  Except as otherwise specifically provided in this Lease, the respective obligations of Lessor and Lessee shall not be affected by reason of (i) any damage to or destruction of the Leased Property, any Capital Additions and/or any part(s) thereof from whatever cause and/or any Condemnation of the Leased Property, any Capital Additions and/or any part(s) thereof; (ii) the lawful or unlawful prohibition of, or restriction upon, Lessee’s use of the Leased Property, any Capital Additions and/or any part(s) thereof, or the interference with such use by any Person (other than Lessor in contravention of this Lease) or by reason of eviction by paramount title; (iii) any claim that Lessee has or might have against Lessor by reason of any default or breach of any warranty by Lessor hereunder or under any other agreement between Lessor and Lessee or to which Lessor and Lessee are parties (except, and then only to the extent that, Lessor’s actions materially and adversely impair Lessee’s use or operation of a Facility in contravention of this Lease); (iv) any bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution, winding up or other proceedings affecting Lessor or any assignee or transferee of Lessor; or (v) for any other cause, whether similar or dissimilar to any of the foregoing, other than a discharge of Lessee from any such obligations as a matter of law.  Lessee hereby specifically waives all rights arising from any occurrence whatsoever which may now or hereafter be conferred upon it by law (a) to modify, surrender or terminate this Lease or quit or surrender the Leased Property, any Capital Additions and/or any part(s) thereof; or (b) which may entitle Lessee to any abatement, reduction, suspension or deferment of the Rent or other sums payable by Lessee hereunder, except as otherwise specifically provided in this Lease.  The obligations of Lessor and Lessee hereunder shall be separate and independent covenants and agreements and the Rent and all other sums payable by Lessee hereunder shall continue to be payable in all events unless the obligations to pay the same shall be terminated pursuant to the express provisions of this Lease or by termination of this Lease other than by reason of an Event of Default.

5.2           Termination with Respect to Fewer than All of the Facilities.  Wherever in this Lease the action of terminating the Lease with respect to any Facility (or action of similar import) is discussed, such action shall mean the termination of Lessee’s rights in and to the Leased Property relating to such Facility.  Notwithstanding anything in this Lease to the contrary, if this Lease shall be terminated by Lessor or Lessee with respect to any Facility in accordance with the terms and provisions of this Lease, such termination shall not affect the applicable Term of this Lease with respect to the balance of the Facilities not so terminated, and this Lease shall continue in full force and effect with respect to each other such Facility, except that the total Minimum Rent payable hereunder shall be reduced by the amount of Allocated Minimum Rent with respect to such Facility as to which this Lease has so terminated.  Nothing contained in this Section 5.2 shall serve in any way (a) to limit Lessor’s ability, pursuant to and solely in accordance with Section 16.2 below, to terminate this Lease with respect to any or all of the Facilities if an Event of Default shall have occurred under this Lease, regardless of whether such Event of Default emanated primarily from a single Facility, or (b) in the event of a termination because of an Event of Default, to recover damages or otherwise exercise its remedies with respect to such Facility(ies) as provided in Article XVI.

ARTICLE VI.

6.1           Ownership of the Leased Property.  Lessee acknowledges that the Leased Property is the property of Lessor and that Lessee has the right to the exclusive possession and use of the Leased Property only upon the terms and conditions of this Lease.  Upon the expiration or earlier termination of this Lease with respect to any Facility Lessee shall, at its expense, repair and restore the Leased Property relating to such Facility to the condition required by Section 9.1.4.

6.2           Personal Property.  During the Term, Lessee shall, as necessary to operate and maintain each Facility in accordance with all material terms of this Lease, and at its expense, install, affix or assemble or place on any parcels of the Land or in any of the Leased Improvements, any items of Lessee’s Personal Property and replacements thereof which shall be the property of and owned by Lessee.  Except as provided in Sections 6.3 and 16.9, Lessor shall have no rights to Lessee’s Personal Property or Intangible Property.  With respect to each Facility, Lessee shall provide and maintain during the entire Term applicable to such Facility all Personal Property necessary in order to operate such Facility (i) in compliance with all Required Governmental Approvals, and (ii) in material compliance with all Legal Requirements and all Insurance Requirements and otherwise in accordance with customary practice in the industry for the Primary Intended Use.

6.3           Transfer of Personal Property and Capital Additions to Lessor.  Upon the expiration or earlier termination of this Lease with respect to any Facility, all Capital Additions not owned by Lessor shall become the property of Lessor, free of any encumbrance and all or any portion of Lessee’s Personal Property (including motor vehicles used to transport residents/patients) relating to such Facility shall, if so elected by Lessor, become the property of Lessor, free of any encumbrance, and Lessee shall execute all documents and take any actions reasonably necessary to evidence such ownership and discharge any encumbrance thereon.  If Lessor does not so elect to acquire any portion of the Lessee’s Personal Property, Lessee shall remove any such items of Lessee’s Personal Property that Lessor has not so elected to acquire upon such expiration or earlier termination of this Lease.  Notwithstanding anything to the contrary in this Lease, upon the expiration or earlier termination of this Lease with respect to any Facility, Lessor shall not be obligated to reimburse Lessee for any replacements, rebuildings, alterations, additions, substitutions, and/or improvements that are surrendered as part of or with the Leased Property or Capital Additions of such Facility.

ARTICLE VII.

7.1           Condition of the Leased Property.  Lessee acknowledges receipt and delivery of possession of the Leased Property and confirms that Lessee has examined and otherwise has knowledge of the condition of the Leased Property prior to the execution and delivery of this Lease and has found the same to be in good order and repair, free from Hazardous Substances not in compliance with Legal Requirements, and satisfactory for its purposes hereunder.  Regardless, however, of any examination or inspection made by Lessee and whether or not any patent or latent defect or condition was revealed or discovered thereby, Lessee is leasing the Leased Property “AS IS” in its present condition.  Lessee waives any claim or action against Lessor in respect of the condition of the Leased Property including any defects or adverse conditions not discovered or otherwise known by Lessee as of the date hereof.  EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, LESSOR MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, IN RESPECT OF THE LEASED PROPERTY OR ANY PART THEREOF, EITHER AS TO ITS FITNESS FOR USE, DESIGN OR CONDITION FOR ANY PARTICULAR USE OR PURPOSE OR OTHERWISE, OR AS TO THE NATURE OR QUALITY OF THE MATERIAL OR WORKMANSHIP THEREIN, OR THE EXISTENCE OF ANY HAZARDOUS SUBSTANCE, MOLD OR MOLD CONDITION, IT BEING AGREED THAT ALL SUCH RISKS, LATENT OR PATENT, ARE TO BE BORNE SOLELY BY LESSEE INCLUDING ALL RESPONSIBILITY AND LIABILITY FOR ANY (I) ENVIRONMENTAL REMEDIATION AND COMPLIANCE WITH ALL ENVIRONMENTAL LAWS AND (II) MOLD REMEDIATION AND COMPLIANCE WITH ALL MOLD REMEDIATION REQUIREMENTS.

7.2           Use of the Leased Property.

7.2.1        Lessee covenants that it will obtain and maintain all Required Governmental Approvals with respect to each Facility (including for any Capital Additions to such Facility).

7.2.2        Lessee shall use or cause to be used the Leased Property, all Capital Additions and the improvements thereon of each Facility only for the Primary Intended Use of such Facility and for no other uses, except for areas reasonably required for office, storage space or ancillary service uses incidental to the Primary Intended Use.  No change to the Primary Intended Use of any Facility shall be permitted hereunder without the prior written consent of Lessor.  Lessor’s consent to any requested change to the Primary Intended Use of any Facility may be granted or withheld in its reasonable discretion as long as the proposed use is for a skilled nursing, assisted living, in-patient hospice, long-term acute care facility, post-acute rehabilitation facility, continuing care retirement community, adult day care facility, out-patient physical rehabilitation facility or clinical laboratories, but Lessor shall have a sole discretion approval right with respect to any other proposed changes in use.  Additionally, in connection with any request for a change in the Primary Intended Use, Lessee acknowledges and agrees that Lessor’s withholding of its consent to any such request shall be deemed to have been reasonable if based (in whole or in part) on the fact that the contemplated change in use could (at the time of determination) reasonably be expected to materially impair the then Fair Market Value of the Facility and all Capital Additions thereto.

7.2.3        Subject to any reasonable interruptions in operations as a result of (i) casualty or condemnation and the restoration thereof in accordance with the applicable provisions of Section 14 and/or Section 15 hereof, or (ii) the remediation of any environmental condition in accordance with the applicable provisions of Section 37.3 hereof, Lessee shall operate continuously the entire Leased Property and all Capital Additions of each Facility in accordance with the Primary Intended Use of such Facility.  Lessee shall devote the entirety of each Facility and all Capital Additions thereto to the Primary Intended Use, except for areas reasonably required for office, storage space or ancillary service uses incidental to the Primary Intended Use.  Lessee shall not modify the services offered or take any other action (e.g., removing patients or residents from any Facility or directing patients or residents, or prospective patients or residents, to another facility) which would materially reduce gross revenues or the fair market value of any Facility.

7.2.4        Lessee shall conduct its business at each Facility in conformity with standards that meet or exceed the standards of Lessee’s operations as of the Commencement Date and in a manner consistent with normal and customary standards of patient or resident care practice (as the same may change from time to time during the Term) provided in similar facilities in the State.

7.2.5        Lessee shall not commit any physical waste on the Leased Property and/or on or to any Capital Additions.

7.2.6        Lessee shall not permit the Leased Property, any Capital Additions, or any part(s) thereof, or Lessee’s Personal Property, to be used in such a manner as (i) is reasonably likely to impair Lessor’s title thereto or to any portion thereof or (ii) may make reasonably likely a claim of adverse use or possession, or an implied dedication of the Leased Property, any Capital Additions or any part(s) thereof.

7.2.7        Except with respect to the bed transfers set forth on Schedule 7.2.7, Lessee shall not voluntarily reduce the number of licensed beds for any Facility from that number set forth on Exhibit A-1, Exhibit A-2, Exhibit A-3, and Exhibit A-4 attached hereto other than voluntary reductions of not more than ten percent (10%) of the number of beds set forth on Exhibit A-1, Exhibit A-2, Exhibit A-3, and Exhibit A-4 attached hereto in the aggregate during the Term, provided that such voluntary reductions are (i) transfers of beds, (a) to any other Facilities covered by this Lease or (b) to any development project or new facility that is subject to a Covered Transaction or (ii) a result of the removal of beds from service at a particular Facility without reducing the number of licensed beds at such Facility and while retaining the right to return any such beds to service at the same Facility (so called “bed banking”).  Lessee shall provide Lessor written notice within ten (10) Business Days following the completion of (x) each of the bed transfers set forth on Schedule 7.2.7, and (y) any other voluntary bed transfer permitted under this Section 7.2.7.

7.2.8        Notwithstanding anything to the contrary set forth in Section7.2.7 above, upon the earlier to occur of (i) the date that is thirty (30) days after the Commencement Date, or (ii) the effective date of the transfer of beds to the “Dublin” and “Twinsburg” facilities described on Schedule 7.2.7, Lessor shall have the right (at its election, in its sole discretion) to (a) amend the Allocated Minimum Rent set forth on Exhibit A-1, Exhibit A-2, Exhibit A-3, and Exhibit A-4 (as applicable) for the “Rocky River,” “Maidera” and  “Mt. Airy” Facilities so as to redistribute up to Five Hundred Thousand Dollars ($500,000) per year of the total Allocated Minimum Rent attributable to such Facilities among them on such basis and in such amounts as Lessor may determine, and/or (b) re-allocate any one or more of the “Rocky River,” “Maidera” and  “Mt. Airy” Facilities to other Facility pools or exchange such Facilities with Facilities in another pool.  In addition, and notwithstanding anything to the contrary set forth in Section 7.2.7 above,  with respect to the “Centerburg,” “Euclid,” “N. Olmsted,” “Rocky River,” “Madeira,” “Mt Airy,” and “Victorian Village” Facilities, additional transfers of licensed beds without Lessor’s consent (which may be granted or withheld in Lessor’s sole discretion) shall be limited to five percent (5%) at any of such Facilities in the aggregate during the Term.

7.3           Lessor to Grant Easements, etc.  Lessor shall, from time to time so long as no Event of Default has occurred and is continuing, at the request of Lessee and at no cost or expense to Lessor, but subject to the approval of Lessor, which approval shall not be unreasonably withheld or delayed (i) grant easements and other rights in the nature of easements; (ii) release existing easements or other rights in the nature of easements which are for the benefit of the Leased Property; (iii) dedicate or transfer unimproved portions of the Leased Property for road, highway or other public purposes; (iv) execute petitions to have the Leased Property annexed to any municipal corporation or utility district; (v) execute amendments to any covenants, conditions and restrictions affecting the Leased Property; and (vi) execute and deliver to any Person any instrument appropriate to confirm or effect such grants, releases, dedications and transfers to the extent of its interest in the Leased Property, but only upon delivery to Lessor of an Officer’s Certificate stating that such grant release, dedication, transfer, petition or amendment is reasonably necessary to for the use, maintenance and/or operation of the Leased Property and would not be reasonably expected to materially reduce the value of the Leased Property.

7.4           Preservation of Facility Value.  Lessee acknowledges that a fair return to Lessor on its investment in the Leased Property is dependent, in part, on the concentration on the Leased Property and all Capital Additions during the Term of, as applicable, the assisted living and skilled nursing businesses of the Lessee Parties in the geographical area of the Leased Property.  Lessee further acknowledges that diversion of residents and/or patients, as applicable, from any Facility to other facilities or institutions and/or reemployment by Lessee of management or supervisory personnel working at any Facility following the expiration or earlier termination of this Lease at other facilities or institutions owned, operated or managed, whether directly or indirectly, by the Lessee Parties could reasonably be expected to have a material adverse impact on the value and utility of the Leased Property and all Capital Additions.  Accordingly, Lessor and Lessee agree as follows:

7.4.1        Other than as set forth below, during the Term, none of the Lessee Parties, directly or indirectly, shall operate, own, manage or have any ownership interest in any other facility or institution providing services or similar goods to those provided in connection with any Facility and its Primary Intended Use, within a five (5) mile radius outward from the outside boundaries of the Land on which any Facility is located.  All distances shall be measured on a straight line rather than on a driving distance basis.  In the event that any portion of such other facility or institution is located within such restricted area the entire facility or institution shall be deemed located within such restricted area.  Notwithstanding the foregoing, this Section 7.4.1 shall not be deemed violated if (i) any Lessee Party’s interest in a facility or institution located within a five (5) mile radius outward from the outside boundaries of the Land shall arise by virtue of any Lessee Party’s acquisition of the operation, ownership, management or other ownership interest in a portfolio, directly or indirectly, by operation of law or otherwise, comprised of a minimum of twenty-five (25) facilities or institutions of which less than twenty percent (20%) of such facilities or institutions are located within a five (5) mile radius outward from the outside boundaries of the Land or (ii) such facility is listed on Schedule 7.4.1 attached hereto and made a part hereof.

7.4.2        During the last year of the applicable Fixed Term and any Extended Term and for a period of two (2) years following expiration of the Term, no Lessee Party shall, without the prior written consent of Lessor, which consent may be given or withheld in Lessor’s sole discretion, hire, engage or otherwise employ any facility level management or supervisory personnel working on or in connection with any Facility; provided, however, that this Section 7.4.2 shall not be deemed violated if, in the aggregate, not more than ten percent (10%) of all such management or supervisory personnel are hired by any one or more of the Lessee Parties during the above described time periods.

7.4.3        Except as required for medically appropriate reasons, at any time during the last three (3) years of the applicable Fixed Term and of any Extended Terms, with respect to any or all of the Facilities, Lessee shall not, without the prior written consent of Lessor, which consent may be given or withheld in Lessor’s sole discretion, recommend or solicit the removal or transfer of more than three percent (3%) of the total residents or patients at any Facility to any other facility or institution (including, without limitation, any other Facility that is subject to this Lease).

ARTICLE VIII.

8.1           Compliance with Legal and Insurance Requirements, Instruments, etc.  Subject to Article XII regarding permitted contests, Lessee, at no expense to Lessor, shall promptly (i) comply with all material Legal Requirements and material Insurance Requirements regarding the use, operation, maintenance, repair and restoration of the Leased Property, Lessee’s Personal Property and all Capital Additions whether or not compliance therewith may require structural changes in any of the Leased Improvements or any Capital Additions or interfere with the use and enjoyment of the Leased Property and (ii) procure, maintain and comply with all Required Governmental Approvals.  At any time following the occurrence and during the continuance of an Event of Default, Lessor may, but shall not be obligated to, enter upon the Leased Property and all Capital Additions and take such actions and incur such costs and expenses to effect such compliance as it deems advisable (exercising its commercially reasonable judgment) to protect its interest in the Leased Property and all Capital Additions, and Lessee shall reimburse Lessor for all such costs and expenses so incurred by Lessor in connection with such actions.  Lessee covenants and agrees that the Leased Property, Lessee’s Personal Property and all Capital Additions shall not be used for any unlawful purpose.

ARTICLE IX.

9.1           Maintenance and Repair.

9.1.1        Lessee shall, at no expense to Lessor, maintain the Leased Property, and every portion thereof, Lessee’s Personal Property and all Capital Additions, and all private roadways, sidewalks and curbs appurtenant to the Leased Property, and which are under Lessee’s control in good order and repair (to the extent necessary to maintain continued operation of the same in a manner consistent with the standard set forth in Section 7.2.4) whether or not the need for such repairs occurs as a result of Lessee’s use, any prior use, the elements or the age of the Leased Property, Lessee’s Personal Property and all Capital Additions, and, with reasonable promptness, Lessee shall make or cause to be made all necessary and appropriate repairs thereto of every kind and nature, including those necessary to comply with changes in any material Legal Requirements, subject to Article XII regarding permitted contests, whether interior or exterior, structural or non-structural, ordinary or extraordinary, foreseen or unforeseen or arising by reason of a condition existing prior to the Commencement Date.  All repairs shall be at least equivalent in quality to the original work.  Lessee will not take or omit to take any action the taking or omission of which could reasonably be expected to materially impair the value or the usefulness of the Leased Property, any Capital Additions, or any part(s) thereof for continued operation thereof, in a manner consistent with the standard set forth in Section 7.2.4, for the Primary Intended Use.

9.1.2        Lessor shall not under any circumstances be required to (i) build or rebuild any improvements on the Leased Property or any Capital Additions; (ii) make any repairs, replacements, alterations, restorations or renewals of any nature to the Leased Property, whether ordinary or extraordinary, structural or non-structural, foreseen or unforeseen, or to make any expenditure whatsoever with respect thereto; or (iii) maintain the Leased Property or any Capital Additions in any way.  Lessee hereby waives, to the extent permitted by law, the right to make repairs at the expense of Lessor pursuant to any law in effect at the time of the execution of this Lease or hereafter enacted.

9.1.3        Nothing contained in this Lease and no action or inaction by Lessor shall be construed as (i) constituting the consent or request of Lessor, expressed or implied, to any contractor, subcontractor, laborer, materialman or vendor to or for the performance of any labor or services or the furnishing of any materials or other property for the construction, alteration, addition, repair or demolition of or to the Leased Property, any Capital Additions or any part(s) thereof; or (ii) giving Lessee any right, power or permission to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would permit the making of any claim against Lessor in respect thereof or to make any agreement that may create any right, title, interest, lien, claim or other encumbrance upon the estate of Lessor in the Leased Property, any Capital Additions or any part(s) thereof other than Permitted Encumbrances and inchoate mechanics liens resulting from work permitted to be done at the Leased Properties in accordance with this Lease, subject to the terms hereof with respect thereto.

9.1.4        Unless Lessor shall convey any of the Leased Property to Lessee pursuant to the provisions of this Lease, Lessee shall, upon the expiration or earlier termination of the Term, vacate and surrender the Leased Property, Lessee’s Personal Property, and all Capital Additions to Lessor in the condition in which the Leased Property was originally received from Lessor and Lessee’s Personal Property and any Capital Additions were originally introduced to each Facility, except as repaired, rebuilt, restored, altered or added to as permitted or required by the provisions of this Lease and except for ordinary wear and tear.

9.2           Encroachments, Restrictions, Mineral Leases, etc.  If any of the Leased Improvements or Capital Additions shall, at any time, encroach upon any property, street or right-of-way, or shall violate any restrictive covenant or other agreement affecting the Leased Property, any Capital Additions or any parts thereof, or shall impair the rights of others under any easement or right-of-way to which the Leased Property is subject, or the use of the Leased Property or any Capital Additions is impaired, limited or interfered with by reason of the exercise of the right of surface entry or any other provision of a lease or reservation of any oil, gas, water or other minerals, then promptly upon the request of Lessor or any Person affected by any such encroachment, violation or impairment, Lessee, at its sole cost and expense, but subject to its right to contest the existence of any such encroachment, violation or impairment, shall protect, indemnify, save harmless and defend Lessor from and against all losses, liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including reasonable attorneys’, consultants’ and experts’ fees and expenses) based on or arising by reason of any such encroachment, violation or impairment.  In the event of an adverse final determination with respect to any such encroachment, violation or impairment, Lessee shall either (i) obtain valid and effective waivers or settlements of all claims, liabilities and damages resulting from each such encroachment, violation or impairment, whether the same shall affect Lessor or Lessee; or (ii) make such changes in the Leased Improvements and any Capital Addition, and take such other actions, as Lessee in the good faith exercise of its judgment deems reasonably practicable, to remove such encroachment or to end such violation or impairment, including, if necessary, the alteration of any of the Leased Improvements or any Capital Addition, and in any event take all such actions as may be necessary in order to be able to continue the operation of the Leased Improvements and any Capital Addition for the Primary Intended Use substantially in the manner and to the extent the Leased Improvements and Capital Additions were operated prior to the assertion of such encroachment, violation or impairment.  Lessee’s obligations under this Section 9.2 shall be in addition to and shall in no way discharge or diminish any obligation of any insurer under any policy of title or other insurance and, to the extent the recovery thereof is not necessary to compensate Lessor for any damages incurred by any such encroachment, violation or impairment, Lessee shall be entitled to a credit for any sums recovered by Lessor under any such policy of title or other insurance.

9.3           Deferred Maintenance.  During each of the tenth (10th) and twentieth (20th) Lease Years, Lessor shall obtain, at Lessor’s cost, updated property condition assessments (each a “PCA”) for each of the Facilities.  Based on the PCAs, Lessor shall (i) identify to Lessee items of deferred maintenance (each a “Required Maintenance Project”) that Lessee will be required to complete during the next two (2) Lease Years (i.e., Lease Years eleven (11) and twelve (12) and twenty one (21) and twenty two (22), as applicable), and (ii) exercising Lessor’s reasonable discretion, reset the Annual Minimum Project Amount.  Lessor shall provide Lessee with written notice detailing any Required Maintenance Projects and the new Annual Minimum Project Amount within a reasonable time after Lessor’s receipt of the PCAs for all Facilities. Any dispute regarding Lessor’s determination of the Required Maintenance Projects or the new Annual Minimum Project Amount shall be resolved through binding arbitration in accordance with the terms of Section 44.1.  Notwithstanding anything to the contrary contained herein, Lessor acknowledges and agrees that Lessee shall be entitled to expend funds constituting the Annual Minimum Project Amount to complete any Required Maintenance Projects (all of which shall be deemed Capital Projects purposes of Section 9.5 below).

9.4           O&M Plan.

9.4.1        With respect to each Facility identified on Schedule 9.4.1 hereto, Lessee shall institute, within ninety (90) days after the Commencement Date, an operations and maintenance plan (each a “Maintenance Program”) designed by an environmental consultant reasonably satisfactory to Lessor, with respect to asbestos-containing materials (“ACMs”), consistent with “Guidelines for Controlling Asbestos-Containing Materials in Buildings” (USEPA, 1985) and any other applicable Environmental Laws, and each such Maintenance Program will remain in effect throughout the Term with respect to each such Facility.  In furtherance of the foregoing, Lessee shall inspect and maintain all ACMs on a regular basis and ensure that all ACMs shall be maintained in a condition that prevents exposure of residents to ACMs at all times.  Without limiting the generality of the preceding sentence, Lessor may require (i) periodic notices or reports to Lessor in form, substance and at such intervals as Lessor may reasonably specify, (ii) a reasonable amendment to each such Maintenance Program to address changing circumstances, laws or other matters, (iii) at Lessee’s sole expense (provided, that Lessee shall not be required to pay for the same more than one (1) time in any twelve (12) month period unless an Event of Default shall have occurred and is then continuing), reasonable supplemental examination of the Leased Property by consultants specified by Lessor, and (iv) reasonable variation of any such Maintenance Program in response to the reports provided by any such consultants.

9.5           Ongoing Capital Projects.

9.5.1        Without in any way limiting Lessee’s obligations under this Article IX (including Section 9.3 hereof), Lessee shall expend during each Lease Year, no less than the Annual Minimum Capital Project Amount for Capital Projects. Such Capital Projects shall be performed and completed in compliance with the applicable provisions of this Lease. Promptly following the expiration of each Lease Year, Lessee shall furnish to Lessor reasonable documentary evidence as to the completion of all Capital Projects for such Lease Year required pursuant to this Section 9.5, together with the costs thereof.  If Lessee fails to expend during any Lease Year the applicable Annual Minimum Capital Project Amount for Capital Projects, then

Lessee shall promptly deposit with Lessor as a repair and replacement reserve (the “Replacement Reserve”) for Capital Projects, an amount equal to (x) the Annual Minimum Capital Project Amount less (y) the sum of (i) the amounts expended by Lessee during such Lease Year on account of Capital Projects and (ii) the Annual Minimum Capital Project Amount Overage, and, so long as Lessee otherwise maintains the Facilities in the condition required by this Lease, once such deposit has been made Lessee shall not be deemed to be in default of its obligations under this Section 9.5 for Lessee’s failure to expend during such Lease Year the applicable Annual Minimum Capital Project Amount for Capital Projects; provided, however, that (A) Lessee shall not be permitted to deposit into the Replacement Reserve in any one Lease Year an amount equal to more than five percent (5%) of the Annual Minimum Capital Project Amount for such Lease Year, and (B) to the extent that Lessee makes a deposit into the Replacement Reserve in any Lease Year, in the next Lease Year thereafter Lessee shall expend sufficient funds in excess of the Annual Minimum Capital Project Amount in order to permit Lessee to draw and apply the balance of such reserved funds in accordance with the requirements of Section 9.5.2.

9.5.2

(a)           So long as no Event of Default or event or circumstance which with notice or passage of time, or both, would constitute a monetary Event of Default hereunder has occurred, if (i) the Replacement Reserve has been established and (ii) Lessee expends in any Lease Year an amount in excess of the applicable Annual Minimum Capital Project Amount for Capital Projects, Lessor shall, to the extent funds are available for such purpose in such Replacement Reserve, disburse to Lessee the Capital Project Costs incurred and paid by Lessee during such Lease Year in performing such Capital Projects in excess of the applicable Annual Minimum Capital Project Amount for such Lease Year.

(b)           Any such disbursement from the Replacement Reserve shall be paid by Lessor to Lessee within fifteen (15) days following:  (i) receipt by Lessor of a written request from Lessee for disbursement from the Replacement Reserve; and (ii) receipt by Lessor of an Officer’s Certificate certifying that (1) the applicable item of Capital Project has been completed and verifying the cost paid or incurred by Lessee for such item of Capital Project (together with such additional evidence of the completion thereof and payment therefor as Lessor may reasonably request) (2) Lessee has received lien waivers from all materialmen, laborers, subcontractors and any other parties who might or could claim statutory or common law liens with respect to not less than ninety percent (90%) of the work related to such applicable item of Capital Project, and (3) Lessee has expended in the applicable Lease Year an amount in excess of the applicable Annual Minimum Capital Project Amount for Capital Projects.  Lessor shall not be required to make advances from the Replacement Reserve more frequently than once in any thirty (30) day period.

9.5.3        No funds in the Replacement Reserve shall be (or be deemed to be) escrow or trust funds, but, all funds delivered by Lessee pursuant to this Section 9.5 shall be held by Lessor in a segregated, interest bearing account designated and controlled by Lessor. Lessee shall be entitled to have interest earned on funds deposited into the Replacement Reserve established pursuant to this Section 9.5 (but Lessor shall have no obligation to provide any specified rate of return and shall have no liability to Lessee with respect to the amount of any such interest earned on such deposits).  The Replacement Reserves are solely for the protection of Lessor and the Leased Property of the Facilities and entail no responsibility on Lessor’s part beyond the payment of the respective items for which they are held following receipt of bills, invoices or statements therefor in accordance with the terms of this Section 9.5 and beyond the allowing of due credit for the sums actually received. Upon assignment of this Lease by Lessor, any funds in the Replacement Reserve shall be turned over to the assignee and any responsibility of Lessor, as assignor, with respect thereto shall terminate.  The amounts deposited by Lessee with Lessor in the Replacement Reserve may also be assigned as security in connection with a Facility, provided that the right to use or apply any funds on deposit in a Replacement Reserve shall be subject to the terms of any applicable subordination and non-disturbance agreement entered into between Lessee and the applicable Facility Mortgagee.

9.5.4        If any funds remain in the Replacement Reserve upon the expiration or earlier termination of this Lease (other than as a result of the purchase of the Leased Property of a Facility by Lessee, in which case a pro rated amount of such funds as determined by the number of beds in such Facility in the Replacement Reserve shall be remitted by Lessor to Lessee upon the closing of such purchase or offset against the purchase price payable by Lessee for the Leased Property of such Facility) and Lessor determines in its reasonable discretion that Lessee has failed to maintain any Facility in accordance with the requirements of this Lease, then the funds held in such Replacement Reserve shall be paid over to Lessor as an Additional Charge and Rent under this Lease for purposes of making necessary repairs to such Facilities and shall be in addition to Minimum Rent and all other Additional Charges payable hereunder, in the absence of any such determination by Lessor, all such funds shall be remitted to Lessee.

9.6           Per Bed Minimum.  Notwithstanding anything to the contrary in this Article IX, Lessee shall expend during each Lease Year for each Facility, no less than the Per Bed Minimum for such Facility for Capital Projects to such Facility.  Such Capital Projects shall be performed and completed in accordance with the applicable provisions of this Lease.  For avoidance of doubt, the Per Bed Minimum expenditure includes, and is not in addition to, the expenditure required pursuant to the Annual Minimum Capital Project Amount.  Promptly following the expiration of each Lease Year, Lessee shall furnish to Lessor reasonable documentary evidence as to the completion of all Capital Projects for such Lease Year required pursuant to this Section 9.6, together with the costs thereof.

9.7           Inspections; Due Diligence Fee.

(a)           Without limiting Lessor’s rights pursuant to Section 26.1 hereof, at any reasonable time during the Term during normal business hours and on reasonable advance notice, and upon the expiration or any earlier termination of this Lease, Lessor and its agents shall have the right to inspect the Leased Property of any Facility and all systems contained therein to determine Lessee’s compliance with its obligations under this Lease.  In connection with any such inspection, Lessor shall endeavor to mitigate any interference with normal operations at the Facility.

(b)           Upon the occurrence and during the continuation of a Rent Coverage Trigger Event or an Event of Default, Lessee shall reimburse to Lessor, as an Additional Charge under this Lease, all reasonable out-of-pocket costs and expenses incurred by Lessor in connection with an any inspection of the Leased Property of any Facility performed by Lessor as provided for in paragraph (a) above promptly following Lessee’s receipt of Lessor’s invoice therefor.  All other inspections pursuant to paragraph (a) above shall be at Lessor’s sole cost and expense.

(c)           No inspection by Lessor or failure by Lessor following an inspection to discover any non-compliance by Lessee with respect to Lessee’s obligations under this Lease shall be deemed or construed to estop Lessor or to be a waiver by Lessor from requiring full compliance by Lessee of Lessee’s obligations hereunder.

ARTICLE X.

10.1         Construction of Capital Additions and Other Alterations to the Leased Property.  Except with respect to the pre-existing alterations projects (the “Pre-existing Projects”) identified on Schedule 10.1 hereto (with respect to each of which the requirements of this Section 10.1 shall not apply), without the prior written consent of Lessor, which consent shall not be unreasonably conditioned, withheld or delayed to the extent that the alterations satisfy the Minimum Alteration Standards (as defined below), Lessee shall not (a) make any material Capital Additions on or structural alterations to the Leased Property, (b) materially enlarge or reduce the size of any Facility or otherwise materially alter or affect (other than replacement thereof) any main Facility systems, including any main plumbing, electrical or heating, ventilating and air conditioning systems of any Facility and/or (c) make any Capital Additions or other alterations which would tie in or connect with any improvements on property adjacent to the Land other than with respect to easements over such adjacent property entered into in accordance with the terms of this Lease (those alterations described in clauses (a), (b) or (c) above, collectively, the “Material Alterations”).  Lessee may, without Lessor’s prior written consent, make any alterations, additions, or improvements (collectively, “alterations”) to the Leased Property if such alterations are not Material Alterations, so long as in each case:  (i) the same would not be reasonably expected to (A) decrease the value of the Leased Property, (B) materially affect the exterior appearance of the Leased Property, or (C) adversely affect the structural components of the Leased Improvements or the main electrical, mechanical, plumbing or ventilating and air conditioning systems for any Facility, (ii) the same are consistent in terms of style, quality and workmanship to the original Leased Improvements in all material respects (such requirements in the foregoing clauses (i) and (ii), the “Minimum Alteration Standards”), and (iii) the cost thereof does not exceed One Million Five Hundred Thousand Dollars ($1,500,000.00) with respect to any single project at a Facility.  Any other alterations (i.e., other than Material Alterations, and other than alterations which meet the foregoing requirements of clauses (i), (ii) and (iii) above) shall be subject to Lessor’s prior written consent, which consent shall not be unreasonably conditioned, withheld or delayed to the extent that the alterations satisfy the Minimum Alteration Standards.  Notwithstanding the foregoing, Lessor agrees that painting, landscaping, and replacement of floor, wall and window coverings (the foregoing, collectively, “Cosmetic Alterations”) shall be deemed alterations which do not require Lessor’s consent, regardless of the cost thereof, so long as the same meet the requirements of clause (ii) and (iii) above.

10.2         Construction Requirements for all Alterations.

10.2.1      Except with respect to the Pre-Existing Projects and except as expressly set forth below, for all alterations other than Cosmetic Alterations, the cost of which is Five Hundred Thousand Dollars ($500,000.00) or more per project, the following requirements shall apply (except to the extent Lessor reasonably determines that, because of the nature or extent of the alteration, any such requirement is not applicable) Lessee shall (i) obtain and maintain the insurance required pursuant to Section 10.2.4 below, and (ii) not less than ten (10) Business Days prior to the commencement of construction for such alteration, furnish to Lessor (x) a notice of non-responsibility with respect to such construction in form acceptable for recording in the Official Records of the County in which the Leased Property is located and (y)  an Officer’s Certificate certifying that:

(a)           Lessee shall cause such notice of non-responsibility to be recorded and posted in a conspicuous place on the Leased Property in conformance with all legal requirements applicable to such notices prior to commencement of any construction;

(b)           Lessee shall have procured and paid for all municipal and other governmental permits and authorizations required therefor, provided that Lessor shall join in the application for such permits or authorizations whenever such action is necessary; provided, however, that (i) any such joinder shall be at no cost or expense to Lessor; and (ii) any plans required to be filed in connection with any such application which require the approval of Lessor as hereinabove provided shall have been so approved by Lessor;

(c)           Such construction shall not impair the structural strength of any component of the applicable Facility or overburden the electrical, water, plumbing, HVAC or other building systems of any such component;

(d)           Such construction shall, when completed, be of such a character as not to decrease the value of the Leased Property as it was immediately before such Capital Addition;

(e)           All work done in connection with such construction shall be done in a good and workmanlike manner and in conformity with all Legal Requirements; and

(f)            That if by reason of the construction thereof, a new Certificate of Occupancy for any component of such Facility is required, Lessee will obtain the same promptly upon completion thereof and furnish a copy thereof to Lessor upon request.

10.2.2      Except with respect to Pre-Existing Projects, for all Material Alterations and other alterations of the Leased Property, the cost of which is One Million Five Hundred Thousand Dollars ($1,500,000.00) or more per project, in addition to delivery of an Officer’s Certificate with respect thereto as required by Section 10.2.1 above, Lessee shall comply with the requirements of Sections 10.2.4 and 10.2.5 (if applicable) below and the following additional requirements (except to the extent Lessor reasonably determines that, because of the nature or extent of the alteration, any such requirement is not applicable):

(a)           Lessor shall deliver to Lessee a notice of non-responsibility with respect to such construction in form acceptable for recording in the Official Records of the County in which the Leased Property is located and Lessee shall cause such notice of non-responsibility shall be recorded and posted in a conspicuous place on the Leased Property in conformance with all legal requirements applicable to such notices prior to commencement of any construction;

(b)           Such construction shall not commence until Lessee shall have procured and paid for all municipal and other governmental permits and authorizations required therefor, and Lessor shall join in the application for such permits or authorizations whenever such action is necessary; provided, however, that (i) any such joinder shall be at no cost or expense to Lessor; and (ii) any plans required to be filed in connection with any such application which require the approval of Lessor as hereinabove provided shall have been so approved by Lessor;

(c)           Such construction shall not, and, for any alteration or Capital Addition requiring Lessor’s approval hereunder, Lessee’s licensed architect or engineer shall certify to Lessor that such construction shall not, impair the structural strength of any component of the applicable Facility or overburden the electrical, water, plumbing, HVAC or other building systems of any such component;

(d)           Lessee’s licensed architect or engineer shall certify to Lessor that the detailed plans and specifications conform to and comply in all material respects with all Insurance Requirements and all applicable building, subdivision and zoning codes, laws, ordinances, regulations and other Legal Requirements imposed by all Governmental Authorities having jurisdiction over the Leased Property;

(e)           There shall be no material changes in the plans and specifications for such construction from those approved by Lessor, if applicable, without first obtaining the prior written approval of Lessor with respect to such changes, which approval shall not be unreasonably withheld conditioned or delayed;

(f)            Such construction shall, when completed, be of such a character as not to decrease the value of the Leased Property as it was immediately before such Capital Addition;

(g)           During and following completion of such construction, the parking which is located in the applicable Facility or on the Land relating to such Facility shall remain adequate for the operation of such Facility for its Primary Intended Use and in no event shall such parking be less than that which was or is required by law or which was located in such Facility or on the Land relating to such Facility prior to such construction; provided, however, with Lessor’s prior consent, not to be unreasonably withheld, conditioned or delayed to the extent the alterations satisfy the Minimum Alterations Standard and at no additional expense to Lessor, (i) to the extent additional parking is not already a part of a Capital Addition, Lessee may construct additional parking on the Land relating to such Facility; or (ii) Lessee may acquire off-site parking to serve such Facility as long as such parking shall be dedicated to, or otherwise made available to serve, such Facility;

(h)           All work done in connection with such construction shall be done in a good and workmanlike manner and in conformity with all Legal Requirements;

(i)            Promptly following the completion of such construction, Lessee shall deliver to Lessor “as built” drawings of such addition, certified as accurate by the licensed architect or engineer selected by Lessee to supervise such work; and

(j)            If by reason of the construction thereof, a new or revised Certificate of Occupancy for any component of such Facility is required, Lessee shall obtain and furnish a copy of the same to Lessor promptly upon completion thereof.

10.2.3      As it relates solely to the construction of Pre-Existing Projects, Lessee shall, at the completion of any Pre-Existing Project provide Lessor with an Officer’s Certificate certifying that:

(a)           Such construction shall not impair the structural strength of any component of the applicable Facility or overburden the electrical, water, plumbing, HVAC or other building systems of any such component;

(b)           Such construction shall, when completed, be of such a character as not to decrease the value of the Leased Property as it was immediately before such Pre-Existing Project;

(c)           All work done in connection with such construction shall be done in a good and workmanlike manner and in conformity with all Legal Requirements; and

(d)           That if by reason of the construction thereof, a new Certificate of Occupancy for any component of such Facility is required, Lessee will obtain the same promptly upon completion thereof and promptly furnish a copy thereof to Lessor.

10.2.4      To the extent not already maintained or covered by Lessee pursuant to Article XIII hereof, Lessee shall at all times maintain or cause to be maintained the following insurance during such construction of any alterations other than Cosmetic Alterations (including through the date of completion of any punch list items relating thereto):  Builder’s risk insurance covering such construction, in a face amount of not less than the full insurable value thereof and materials supplied in connection therewith, with appropriate provisions made to include coverage of materials stored off the Leased Property in an amount not less than the full insurable value of such materials stored off the Leased Property from time to time.

All such insurance maintained or caused to be maintained by Lessee pursuant to this Section 10.2.4 shall be on an occurrence (as opposed to claims made) basis and shall name Lessor as an additional insured.  All insurance maintained or caused to be maintained by Lessee pursuant to subsection (i) above shall name Lessee, Lessor and any contractor, jointly, as loss payee; provided, however, that no contractor shall be required to be so named with respect to Pre-Existing Projects.  In addition, all such insurance to be maintained or caused to be maintained by Lessee shall otherwise, to the extent applicable, comply with the provisions of and shall be in addition to the insurance specified in Article XIII hereof.

10.2.5      Except with respect to Pre-Existing Projects, with respect to any alteration the cost of which is in excess of One Million Five Hundred Thousand Dollars ($1,500,000.00), Lessee shall procure or cause to be procured a payment and performance bond naming Lessor as an additional obligee in form and substance and from an institution reasonably satisfactory to Lessor.  The amount of each bond shall be equal to One Hundred Twenty-Five Percent (125%) of the estimated construction costs for the performance bond and One Hundred Percent (100%) of the estimated construction costs for the labor and materials bond.

10.2.6      With respect to any consent or approval of, or delivery of information or materials by, Lessor required under Section 9, this Section 10, Section 14 or pursuant to any other provision of this Lease which requires Lessee to obtain Lessor’s consent or approval (including, without limitation, with respect to approvals of Material Subleases or any change in the Primary Intended Use) or requires Lessor to deliver any information or materials to Lessee or any other Person, the failure by Lessor to respond to Lessee’s written request for such required approval or consent (provided that such request also includes all items required to be delivered to Lessor in connection with any such request under the applicable Sections hereof) shall constitute Lessor’s deemed approval of the subject request, provided that (i) any such notice is delivered in accordance with the provisions of Section 33.1 hereof, and (ii) if Lessor has not responded to such request within thirty (30) days (or such other period, if any, as expressly provided for in the applicable Section hereof) after Lessor’s receipt of such initial request and thereafter Lessee delivers a second notice to Lessor including the following legend in bold, fourteen (14) point type at the top of such request:  “THIS IS A SECOND REQUEST FOR APPROVAL PURSUANT TO SECTION           OF THE LEASE.  FAILURE TO RESPOND TO THIS REQUEST WITHIN FIVE (5) BUSINESS DAYS WILL RESULT IN THE REQUEST BEING DEEMED GRANTED” and Lessor fails to timely respond to such second notice.

ARTICLE XI.

11.1         Liens. Subject to the provisions of Article XII regarding permitted contests, Lessee will not directly or indirectly create or allow to remain and will promptly discharge at its expense any lien, encumbrance, attachment, title retention agreement or claim upon the Leased Property or any Capital Additions or any attachment, levy, claim or encumbrance in respect of the Rent, excluding, however, (i) this Lease; (ii) Permitted Encumbrances; (iii) restrictions, liens and other encumbrances which are consented to in writing by Lessor, or any easements granted pursuant to the provisions of Section 7.3; (iv) liens for Impositions which Lessee is not required to pay hereunder; (v) subleases permitted by Article XXIV; (vi) liens for Impositions not yet delinquent; (vii) liens of mechanics, laborers, materialmen, suppliers or vendors for amounts not yet due; (viii) any liens which are the responsibility of Lessor pursuant to the provisions of Article XXXVI or are otherwise granted by Lessor in breach of the terms of this Lease; and (ix) any judgment liens against Lessor for amounts which are not otherwise the responsibility of Lessee.

ARTICLE XII.

12.1         Permitted Contests.  Lessee, on its own or in Lessor’s name, at Lessee’s expense, may contest, by appropriate legal proceedings conducted in good faith and with due diligence, the amount, validity or application, in whole or in part, of any licensure or certification decision, Imposition, Legal Requirement, Insurance Requirement, lien, attachment, levy, encumbrance, charge or claim; subject, however, to the further requirement that (i) in the case of an unpaid Imposition, lien, attachment, levy, encumbrance, charge or claim, the commencement and continuation of such proceedings shall suspend the collection thereof from Lessor and from the Leased Property or any Capital Additions; (ii) neither the Leased Property nor any Capital Additions, the Rent therefrom nor any part or interest in either thereof would be in any danger of being sold, forfeited, attached or lost pending the outcome of such proceedings; (iii) in the case of a Legal Requirement, neither Lessor nor Lessee would be in any danger of criminal liability for failure to comply therewith pending the outcome of such proceedings and Lessor would not be in danger of civil liability for any such failure; (iv) in the case of a Legal Requirement, Imposition, lien, encumbrance or charge, Lessee shall give such reasonable security as may be required by Lessor to insure ultimate payment of the same and to prevent any sale or forfeiture of the Leased Property or any Capital Additions or the Rent by reason of such nonpayment or noncompliance; and (v) in the case of an Insurance Requirement, the coverage required by Article XIII shall be maintained; provided however, that Lessee shall provide Lessor with prior written notice of any such contest if such contest relates to (a) a material claim against real property (b) any matter that could, if adversely determined,  reasonably be expected to result in a denial, suspension, revocation or loss of license or certification for any Facility, or (c) in addition to (and not in limitation of) the foregoing (a) and (b), any matter that could reasonably be expected to have a material adverse effect on Lessee’s Primary Intended Use of the subject Facility .  If any such contest is finally resolved against Lessor or Lessee, Lessee shall promptly pay the amount required to be paid, together with all interest and penalties accrued thereon, or comply with the applicable Legal Requirement or Insurance Requirement.  Lessor, at Lessee’s expense, shall execute and deliver to Lessee such authorizations and other documents as may reasonably be required in any such contest, and, if reasonably requested by Lessee or if Lessor so desires, Lessor shall join as a party therein.  The provisions of this Article XII shall not be construed to permit Lessee to contest the payment of Rent or any other amount payable by Lessee to Lessor hereunder.  Lessee shall indemnify, defend, protect and save Lessor harmless from and against any liability, cost or expense of any kind that may be imposed upon Lessor in connection with any such contest and any loss resulting therefrom.

ARTICLE XIII.

13.1         General Insurance Requirements.  Lessee shall, at all times during the Term, keep or cause to be kept the Leased Property, the Capital Additions and the Personal Property, insured with the kinds and amounts of insurance described below:

13.1.1      With respect to the Leased Properties, comprehensive all risk insurance, including the perils of wind, earthquake and flood on the Leased Property, the Capital Additions and the Personal Property:  (A) on a “Replacement Cost” basis, which for purposes of this Lease shall mean actual replacement value (exclusive of costs of excavations, foundations, underground utilities and footings) with a waiver of depreciation; (B) containing an agreed amount endorsement with respect to the Leased and Personal Property waiving all co-insurance provisions; (C) containing an “Ordinance or Law Coverage” endorsement if any of the Leased Improvements or the use of any Leased Property covering the increased cost of construction, demolition cost, value of the undamaged portion of the structure and any increased time to rebuild due to the enforcement of building or zoning laws or requirements following a covered loss to any one of the Leased Properties; (D) with deductibles as may be reasonably approved by Lessor; and (E)  with limits for windstorm and earthquake of no less than the projected post-deductible loss for the 250 year return period as calculated using the latest version of either the RMS (Risk Management Solutions) or AIR (AIR Worldwide) modeling software.

13.1.2                  With respect to the Leased Properties, a commercial general liability and professional liability policy (including all professional health care services, including, nurses and medical directors) against claims for personal injury, bodily injury, death or property damage occurring upon, in or about the Leased Properties, such insurance (A) can be on the “claims made” form.  However, if the policy has a claims-made coverage trigger, the retroactive date shall always be no later than the most recent of Commencement Date or the date that is five (5) years prior to the policy inception date.  In addition, if claims-made coverage is maintained, Lessee shall either maintain such claims-made coverage for two years after the end of the Lease period or purchase a two(2) year extended reporting period under the policy in force at the end of the lease, and (B) to continue at not less than Fifty Million Dollars ($50,000,000) in the aggregate limits (including excess liability policies) with a self-insured retention or captive retention as may be reasonably approved by Lessor.  It is agreed that a captive insurance may issue insurance policies (Fronting Policies) to meet the requirements under this section to the extent that such captive is fully reinsured by insurers or reinsurers with a rating of “A- VIII” or better in the most recent version of Best’s Key Rating and that Lessee furnishes evidence of such reinsurance as requested.  However, Lessee shall provide a copy of the audited financial statements of the captive upon request of Lessor.  If the captive’s policyholder surplus drops below Four Million Dollars ($4,000,000) and Lessor, in its reasonable judgment, has concerns about the captive’s solvency, it may terminate Lessee’s right to have the captive issue Fronting Policies.

13.1.3                  Business income insurance on an actual loss sustained basis for the period of restoration, (A) covering all risks required to be covered by the insurance provided for in Sections 13.1.1 and 13.1.2 above, as applicable; and (B) in an amount equal to the actual loss sustained of the projected net pre-tax income and continuing expenses, including rent, from each Leased Property for a period of twelve (12) months from the date of any such actual casualty and notwithstanding that the policy may expire at the end of such period.  The amount of such business income insurance shall be determined prior to the Commencement Date and at least once each Lease Year thereafter based on Lessee’s reasonable estimate of the Gross Income from Operations for each Facility for the succeeding twelve (12) month period.

13.1.4                  A program of worker’s compensation insurance or self-insurance or non-subscription, with respect to any employees of Lessee which meets all Legal Requirements for employers regarding worker’s compensation exposures in each of the States in which Lessee operates.

13.1.5                  Comprehensive boiler and machinery insurance, if applicable, in amounts as shall be reasonably required by Lessor on terms consistent with the commercial property insurance required under Sections 13.1.1 above.

13.1.6                  Motor vehicle liability coverage for all owned and non-owned vehicles used at any Leased Property, including rented and leased vehicles in amounts not less than One Million Dollars  ($1,000,000) per accident for bodily injury or property damage.

13.1.7                  Environmental liability insurance covering those Facilities set forth on Schedule 13.1.7 hereto, providing coverage for pollution legal liability, remediation legal liability, contingent transportation, natural resource damages and legal defense expense with the following minimum limits: (i) a policy limit of Ten Million Dollars ($10,000,000) for each loss and in the aggregate and with a self-insured retention of not more than Two Hundred Fifty Thousand Dollars ($250,000); and (ii) a sub-limit for civil and administrative fines, penalties or assessments, punitive and exemplary damages in the amount of Two Million Dollars ($2,000,000) for each loss and in the aggregate.  The maximum deductible thereunder shall be Two Hundred Fifty Thousand Dollars ($250,000) for each loss.  The policy of environmental liability insurance shall not have a retroactive date and shall name Lessor as a named insured.  Any Facility Mortgagee shall be named as an additional insured.  The policy of environmental liability insurance shall not have any exclusions for underground storage tanks or known conditions.

13.1.8                  Upon ninety (90) days’ notice, such other insurance or in such amounts as Lessor or any Facility Mortgagee from time to time may reasonably request against such other insurable hazards which at the time are commonly insured against for property similar to the Leased Property located in or around the region in which such Leased Property is located.

13.2                           Insurance Policies.  All insurance provided for pursuant to this Article XIII shall be obtained under valid and enforceable policies (each, a “Policy” and collectively, the “Policies”). With the exception of Lessee’s captive insurance (to the extent Lessee is permitted to utilize the same pursuant to Section 13.1 hereof), the Policies shall be issued by financially sound and reputable insurance companies authorized to do business in the State and having a rating of “A- VIII” or better in the most recent version of Best’s Key Rating Guide.  Any of the insurance coverages required hereunder may be provided by a blanket Policy, provided, that any such blanket Policy shall otherwise provide the same protection as would a separate Policy insuring the Property in compliance with the provisions of this Lease. With the exception of loss caused by perils which are subject to annual aggregate limits as contained in the policy, any loss under the appropriate Policy shall not reduce the limit of said Policy.   All liability type policies must name Lessor (and its directors, officers, employees and agents) and Facility Mortgagee, if any, as an “additional insured.”  All property, flood, boiler & machinery, loss of rental and business interruption type policies shall name Lessor and any Facility Mortgagee, to the extent required, as an “additional insured.”  All insurance maintained be Lessee shall be primary and non-contributory to any insurance maintained by Lessor.  Notwithstanding anything in this Section 13, Lessor has accepted the insurance coverage provided by Lessee with respect to the limits, insurers and deductibles on the date hereof for the current policy terms.

13.3                           Evidence of Insurance.  Evidence of insurance with respect to each Facility shall be deposited with Lessor on or prior to the Commencement Date of this Lease with respect to such Facility and at least ten (10) days prior to renewal of any required coverages.  Evidence of property insurance  required in 13.1.1, and 13.1.2 shall be provided on a certificate form no less broad than a ACORD 27 form. Lessee shall also supply Facility Mortgagee(s) with any evidence of insurance they might require.  Lessee shall provide complete copies of any insurance policies that Lessor might reasonably request. If Lessee fails to provide evidence of insurance as required by this Lease, Lessor shall be entitled, but shall have no obligation, to effect such insurance and pay the premiums therefore, in which event the cost thereof, together with interest thereon at the Overdue Rate, shall be repayable to Lessor upon demand.  No cancellation to the required insurance shall take effect prior to Lessor receiving thirty (30) days’ written notice except for cancellation due to non-payment in which event such cancellation shall not take place until ten (10) days’ written notice has been provided to Lessor.  All evidence of insurance shall note the cancellation requirements for the benefit of Lessor.  If Lessee fails to maintain any insurance required pursuant to this Lease, Lessee shall be liable for all losses and costs suffered or incurred by Lessor (including litigation costs and attorneys’ fees and expenses) resulting from such failure.  Failure of Lessor to demand such certificates, endorsements or other evidence of full compliance with the Insurance Requirements of this Lease, or failure of Lessor to identify a deficiency from evidence provided will not be construed as a waiver of Lessee’s obligation to maintain such insurance. Failure of Lessor to demand such certificates, endorsements or other evidence of full compliance with the insurance requirements of this lease or failure of Lessor to identify a deficiency from evidence provided will not be construed as a waiver of the Lessee’s obligation to maintain such insurance.  The acceptance of delivery by Lessor of any certificates, endorsements or other evidence of insurance does not constitute approval or agreement by Lessor that the insurance requirements have been met, that the insurance policies evidenced are in compliance with these requirements, or that the insurance requirements are sufficient to fully protect Lessor from liability.

13.4                           Waiver of Subrogation.  All insurance policies carried by either party covering the Leased Property and any Capital Additions and Lessee’s Personal Property including contents, employees and liability insurance, shall expressly waive any right of subrogation on the part of the insurer against the other party.  Each party waives any claims it has against the other party to the extent such claim is covered by insurance or a self-insured workers compensation program.

ARTICLE XIV.

14.1                           Insurance Proceeds.  Subject to the rights of any Facility Mortgagees (provided that the same shall be subject to the terms of any applicable subordination and non-disturbance agreement entered into between Lessee and the applicable Facility Mortgagee), all proceeds payable by reason of any loss or damage to the Leased Property, any Capital Additions or any part(s) or portion(s) thereof under any policy of insurance required to be carried hereunder (the “Insurance Proceeds”) in excess of Five Hundred Thousand Dollars ($500,000.00) per occurrence (the “Proceeds Threshold”), shall be paid to Lessor and made available by Lessor to Lessee from time to time for the reasonable costs of reconstruction or repair, as the case may be, of any damage to or destruction of the Leased Property, any Capital Additions or any part(s) or portion(s) thereof.  Provided that no Event of Default has occurred and is continuing, Lessee shall be entitled to receive Insurance Proceeds in amounts less than the Proceeds Threshold; provided, however, that Lessee shall be entitled to receive all Insurance Proceeds payable during the last three (3) years of the Term or in respect of any casualty or damage for which the restoration period is reasonably expected to extend beyond the then remaining Term).  Any excess Insurance Proceeds remaining after the completion of the restoration or reconstruction of the Leased Property and any Capital Additions (or in the event neither Lessor nor Lessee is required or elects to repair and restore, all such Insurance Proceeds) shall be retained by Lessor except as otherwise specifically provided below in this Article XIV.  Subject to the rights of any Facility Mortgagees (provided that the same shall be subject to the terms of any applicable subordination and non-disturbance agreement entered into between Lessee and the applicable Facility Mortgagee), all salvage resulting from any risk covered by insurance shall belong to Lessor.  Any Insurance Proceeds required to be disbursed by Lessor to Lessee hereunder shall be disbursed substantially in accordance with the terms and provisions of Section 9.5.1 hereof relating to disbursements of funds from any Replacement Reserve, subject to such additional terms or conditions to disbursement with which Lessor may, from time to time, reasonably require Lessee to comply.

14.2                           Insured Casualty.

14.2.1                  If the Leased Property and/or any Capital Additions of a Facility are damaged or destroyed from a risk covered by insurance carried by Lessee such that such Facility thereby is rendered Unsuitable for its Primary Intended Use, Lessee at is sole option shall either (i) restore such Leased Property and such Capital Additions to substantially the same condition as existed immediately before such damage or destruction, or (ii) offer to acquire the Leased Property of such Facility from Lessor for a purchase price equal to the greater of (y) the Minimum Repurchase Price of such Facility or (z) the Fair Market Value of such Facility immediately prior to such damage or destruction (less the Fair Market Value immediately prior to such damage or destruction of any Capital Additions constituting a new wing or new story that were paid for by Lessee).  The purchase price will be increased by the amount of any Built-in Gains in a manner to make Lessor whole as a result of any Built-in Gains tax incurred by Lessor.  If Lessee shall make such an offer and Lessor does not accept the same within thirty (30) days after Lessor’s receipt of Lessee’s written offer, Lessee may either withdraw such offer and proceed to restore the Leased Property of such Facility to substantially the same condition as existed immediately before such damage or destruction or terminate the Lease with respect to such Facility, in which event Lessor shall be entitled to retain the Insurance Proceeds as well as any repair or restoration costs that exceed the Insurance Proceeds and are paid over by Lessee pursuant to Section 14.2.3 below and Minimum Rent hereunder shall be reduced by the amount of the Allocated Minimum Rent for the Facility with respect to which the Lease has terminated.

14.2.2                  If the Leased Property and/or any Capital Additions of a Facility are damaged from a risk covered by insurance carried by Lessee, but such Facility is not thereby rendered Unsuitable for its Primary Intended Use, Lessee shall restore such Leased Property and such Capital Additions to substantially the same condition as existed immediately before such damage.  Such damage shall not terminate this Lease; provided, however, that if Lessee cannot within a reasonable time after diligent efforts obtain the necessary government approvals needed to restore and operate such Facility for its Primary Intended Use, Lessee may offer to purchase the Leased Property of such Facility for a purchase price equal the greater of (y) the Minimum Repurchase Price of such Facility or (z) the Fair Market Value of such Facility immediately prior to such damage or destruction (less the Fair Market Value immediately prior to such damage or destruction of any Capital Additions constituting a new wing or new story that were paid for by

Lessee).  The purchase price will be increased by the amount of any Built-in Gains in a manner to make Lessor whole as a result of any Built-in Gains tax incurred by Lessor.  If Lessee shall make such offer and Lessor does not accept the same within thirty (30) days after Lessor’s receipt of Lessee’s written offer, Lessee may either withdraw such offer and proceed to restore the Leased Property of such Facility to substantially the same condition as existed immediately before such damage or destruction, or terminate the Lease with respect to such Facility, in which event Lessor shall be entitled to retain the Insurance Proceeds and Minimum Rent hereunder shall be reduced by the amount of the Allocated Minimum Rent for the Facility with respect to which the Lease has terminated.

14.2.3                  If a casualty results in Insurance Proceeds in excess of the Proceeds Threshold and the cost of the repair or restoration exceeds the amount of Insurance Proceeds received by Lessor from the insurance required to be carried hereunder, Lessee shall contribute any excess amounts needed to restore such Facility.  Such difference shall be paid by Lessee to Lessor together with any other Insurance Proceeds (unless the same are not required to be paid to Lessor pursuant to Section 14.1 regarding the Proceeds Threshold), for application to the cost of repair and restoration.

14.2.4                  If Lessor accepts Lessee’s offer to purchase the Leased Property of a Facility, this Lease shall terminate as to such Facility upon payment of the purchase price and Lessor shall remit to Lessee all insurance proceeds pertaining to the Leased Property of such Facility then held by Lessor.

14.3                           Uninsured Casualty.  If the Leased Property and/or any Capital Additions of a Facility is/are damaged or destroyed from a risk not covered by insurance carried by Lessee, whether or not such damage or destruction renders such Facility Unsuitable for its Primary Intended Use, Lessee at its expense shall restore the Leased Property and Capital Additions of such Facility to substantially the same condition it was in immediately before such damage or destruction and such damage or destruction shall not terminate this Lease with respect to such Facility or any other Facility.

14.4                           No Abatement of Rent.  This Lease shall remain in full force and effect and Lessee’s obligation to pay the Rent and all other charges required by this Lease shall remain unabated during the period required for adjusting insurance, satisfying Legal Requirements, repair and restoration.

14.5                           Waiver.  Lessee waives any statutory rights of termination which may arise by reason of any damage or destruction of the Leased Property and/or any Capital Additions.

14.6                           Rights of Facility Mortgagees.  Notwithstanding anything herein to the contrary, the provisions of this Article XIV are subject to the rights of the Facility Mortgagees (provided that the same shall be subject to the terms of any applicable subordination and non-disturbance agreement entered into between Lessee and the applicable Facility Mortgagee).

ARTICLE XV.

15.1                           Condemnation.

15.1.1                  Total Taking.  If the Leased Property and any Capital Additions of a Facility are totally and permanently taken by Condemnation, this Lease shall terminate with respect to such Facility as of the day before the Date of Taking for such Facility.

15.1.2                  Partial Taking.  If a portion of the Leased Property and any Capital Additions of a Facility is taken by Condemnation, this Lease shall remain in effect if the affected Facility is not thereby rendered Unsuitable for Its Primary Intended Use, but if such Facility is thereby rendered Unsuitable for its Primary Intended Use, this Lease shall terminate with respect to such Facility as of the day before the Date of Taking for such Facility, in which event Lessor shall be entitled to receive the Award, if any, and the Minimum Rent due hereunder shall be reduced by the amount of the Allocated Minimum Rent for the Facility as to which the Lease has so terminated.

15.1.3                  Restoration.  If there is a partial taking of the Leased Property and any Capital Additions of a Facility and this Lease remains in full force and effect pursuant to Section 15.1.2, Lessor shall, subject to the rights of Facility Mortgagees (provided that the same shall be subject to the terms of any applicable subordination and non-disturbance agreement entered into between Lessee and the applicable Facility Mortgagee), make available to Lessee the portion of the Award necessary and specifically identified or allocated for restoration of such Leased Property and any such Capital Additions and Lessee shall complete all necessary restoration and pay the additional costs thereof if the amount provided or allocated by the Condemnor for restoration is insufficient.

15.1.4                  Award-Distribution.  The entire Award shall belong to and be paid to Lessor, except that, subject to the rights of the Facility Mortgagees, Lessee shall be entitled to receive from the Award, if and to the extent such Award specifically includes such item, lost profits value and moving expenses, provided, that in any event Lessor shall receive from the Award, subject to the rights of the Facility Mortgagees (provided that the same shall be subject to the terms of any applicable subordination and non-disturbance agreement entered into between Lessee and the applicable Facility Mortgagee), no less than the greater of the Fair Market Value of the applicable Facility prior to the institution of the Condemnation or the Minimum Repurchase Price of the applicable Facility.

15.1.5                  Temporary Taking.  The taking of the Leased Property, any Capital Additions and/or any part(s) thereof, shall constitute a taking by Condemnation only when the use and occupancy by the taking authority has continued for longer than one hundred eighty (180) consecutive days.  During any shorter period, which shall be a temporary taking, all the provisions of this Lease shall remain in full force and effect and the Award allocable to the Term shall be paid to Lessee.

15.1.6                  Sale Under Threat of Condemnation.  A sale by Lessor to any Condemnor, either under threat of Condemnation or while Condemnation proceedings are pending, shall be deemed a Condemnation for purposes of this Lease.  Lessor may, without any obligation to Lessee, agree to sell and/or convey to any Condemnor all or any portion of the

Leased Property free from this Lease and the rights of Lessee hereunder without first requiring that any action or proceeding be instituted or pursued to judgment.  Notwithstanding the foregoing, Lessor agrees that if Lessee notifies Lessor in writing of Lessee’s intent to contest (in accordance with Article XII) any such Condemnation proceeding, Lessor shall not sell and/or convey to any Condemnor all or any portion of the Leased Property prior to any such contested action or proceeding being finally resolved or abandoned by Lessee.

15.1.7                  Rights of Facility Mortgagees.  Notwithstanding anything herein to the contrary, the provisions of this Article XV are subject to the rights of the Facility Mortgagees (provided that the same shall be subject to the terms of any applicable subordination and non-disturbance agreement entered into between Lessee and the applicable Facility Mortgagee).

ARTICLE XVI.

16.1                           Events of Default.  Any one or more of the following shall constitute an “Event of Default”:

(a)                                  any of the Manor Care Parties, fails to make any post-closing indemnification payments as and when required under the Purchase Agreement and there has been a final non-appealable determination of Lessor’s, HCP’s or any of their respective Affiliates’ right to such indemnification;

(b)                                 Lessee shall fail to pay any installment of Minimum Rent when the same becomes due and payable and such failure is not cured by Lessee within a period of five (5) Business Days after notice thereof from Lessor; provided, however, that such notice shall be in lieu of and not in addition to any notice required under applicable law;

(c)                                  Lessee shall fail to pay any Additional Charges when the same becomes due and payable and such failure is not cured by Lessee within a period of ten (10) Business Days after notice thereof from Lessor;

(d)                                 Lessee fails to pay Impositions with relating to real estate taxes prior to the same becoming delinquent, provided that it shall not be an Event of Default hereunder if (i) Lessee pays the amounts then due with respect to such real estate taxes (including any penalties or late charges) within a period of ten (10) Business Days after the same becoming delinquent, or (ii) an impound account shall have been established pursuant to Section 4.4.1 hereof and Lessor fails to apply funds on deposit in such account to pay such Impositions relating to real estate taxes;

(e)                                  Lessee fails to pay insurance premiums on or before the date due to ensure continued coverage under all policies required to be maintained under this Lease, provided that it shall not be an Event of Default hereunder if an impound account shall have been established pursuant to Section 4.4.2 hereof and Lessor fails to apply funds on deposit in such account to pay such insurance premiums;

(f)                                    except as otherwise specifically provided for in this Section 16.1, if Lessee shall fail to observe or perform any other term, covenant or condition of this Lease and such failure is not cured by Lessee within forty-five (45) days after notice thereof from Lessor, unless such failure cannot with due diligence be cured within a period of forty-five (45) days, in which case such failure shall not be deemed to be an Event of Default if Lessee proceeds promptly and with due diligence to cure the failure and diligently completes the curing thereof; provided, however, that such notice shall be in lieu of and not in addition to any notice required under applicable law;

(g)                                 Lessee or any Guarantor shall:

(i)                                     file a petition in bankruptcy or a petition to take advantage of any insolvency act,

(ii)                                  make an assignment for the benefit of its creditors,

(iii)                               consent to the appointment of a receiver of itself or of the whole or any substantial part of its property, or

(iv)                              file a petition or answer seeking reorganization or arrangement under the Federal bankruptcy laws or any other applicable law or statute of the United States of America or any state thereof;

(h)                                 Lessee or any Guarantor shall be adjudicated as bankrupt or a court of competent jurisdiction shall enter an order or decree appointing, without the consent of Lessee, a receiver of Lessee or of the whole or substantially all of its property, or approving a petition filed against it seeking reorganization or arrangement of Lessee under the Federal bankruptcy laws or any other applicable law or statute of the United States of America or any state thereof, and such judgment, order or decree shall not be vacated or set aside or stayed within sixty (60) days from the date of the entry thereof;

(i)                                     Lessee or any Guarantor shall be liquidated or dissolved, or shall begin proceedings toward such liquidation or dissolution, or shall, in any manner, permit the sale or divestiture of substantially all of its assets (except to the extent permitted pursuant to Article XXIV hereof);

(j)                                     the estate or interest of Lessee in the Leased Property, any Capital Additions or any part(s) thereof shall be levied upon or attached, in an amount in excess of Five Hundred Thousand Dollars ($500,000) with respect to any one (1) Facility, in any proceeding and the same is not either (i) fully bonded over by Lessee, (ii) being contested by Lessee as permitted by Article XII hereof, or (ii) vacated or discharged within the later of ninety (90) days after commencement thereof or thirty (30) days after receipt by Lessee of notice thereof from Lessor; provided, however, that such notice shall be in lieu of and not in addition to any notice required under applicable law;

(k)                                  any Transfer occurs without Lessor’s consent in accordance with the provisions of Article XXIV;

(l)                                     (i) any of the representations or warranties made by Lessee or any Guarantor in the Guaranty or this Lease proves to be untrue when made in any material respect which materially and adversely affects Lessor, or (ii) a material default shall occur under the Guaranty and, in each case, such material default is not cured within any applicable notice and cure period set forth therein;

(m)                               (x) there is issued any final non-appealable (i) stop placement order against Lessee, or (ii) termination or revocation of a Facility’s applicable license material to such Facility’s operation for its Primary Intended Use, or any termination or revocation of any third-party provider reimbursement agreements (including, without limitation, its certification for participation in the Medicare or Medicaid reimbursement programs) that is not reinstated or replaced within twenty (20) days, or (y) there occurs any termination or revocation that is subject to appeal by Lessee, or any suspension of any such license that results in the subject Facility ceasing operation for a period of more than twenty (20) days at any time;

(n)                                 (i) any local, state or federal agency having jurisdiction over the operation of any Facility removes Ten Percent (10%) or more of the patients or residents located in such Facility, (ii) any local, state or federal agency having jurisdiction over any Facility reduces the number of licensed beds for such Facility from that number set forth under the heading “Facility Description and Primary Intended Use” on Exhibit A-1, Exhibit A-2, Exhibit A-3 and Exhibit A-4  attached hereto (in other than a de minimis amount not to exceed three percent (3%) in the aggregate for each Facility during the Term  and provided that such reductions are need or budget based and not related to any quality of care issues at the Facility or any other matter reasonably within Lessee’s control), (iii) except as expressly permitted pursuant to Section 7.2.7, Lessee voluntarily reduces the number of licensed beds for any Facility from that number set forth on Exhibit A-1, Exhibit A-2, Exhibit A-3 and Exhibit A-4  attached hereto or (iv) except as expressly permitted pursuant to Section 7.2.7, Lessee voluntarily removes from service (so-called “bed banking”) any licensed beds for any Facility;

(o)                                 Subject to Article XII regarding permitted contests, Lessee fails to cure or abate any material violation occurring during the Term that is claimed by any Governmental Authority, or any officer acting on behalf thereof, of any Legal Requirement pertaining to the operation of any Facility, and within the time permitted by such authority for such cure or abatement; and

(p)                                 any default and acceleration of any indebtedness for borrowed money (with an original principal amount of Twenty Five Million Dollars ($25,000,000.00) or more) of Lessee or Guarantor has occurred.

16.2                           Certain Remedies.  If an Event of Default shall have occurred, Lessor may terminate this Lease with respect to the Facility from which such Event of Default emanated, if any (provided, that any Event of Default that relates to Lessee’s performance hereunder generally and is not limited to circumstances at any specified Facility(ies), expressly including, without limitation, any Event of Default for failure to pay Minimum Rent, may be deemed by Lessor, in its reasonable discretion, to affect all Facilities).  If at any time during the Term, Lessor has terminated this Lease with respect to a number of Facilities equal to seven percent (7%) or more (in the aggregate) of the number of Facilities then subject to this Lease pursuant to the first sentence of this Section 16.2, then if any additional Event(s) of Default shall occur thereafter, Lessor may terminate this Lease with respect any one or more (including all, if so elected by Lessor) of the Facilities, regardless of the cause of nature of such Event of Default, by giving Lessee notice of such termination and the Term shall terminate and all rights of Lessee under this Lease shall cease with respect to all such Facilities as to which Lessor has elected to so terminate this Lease.  Any such notice of termination may, at Lessor’s option, be given and exercised concurrently with any notice of Event of Default given by Lessor to Lessee hereunder.  In such event, such termination shall be effective immediately upon the occurrence of the Event of Default subject to Legal Requirements, including, without limitation, any requirement that the occupant needs to be the holder of any applicable health care licenses.  In addition to the foregoing, if any Event of Default pursuant to Section 16.1(g) or (h) shall occur, Lessor shall have the immediate right, at its election in its sole discretion, to terminate this Lease with respect any one or more (including all, if so elected by Lessor) of the Facilities.  In all such events, Lessor shall have all rights at law and in equity available to Lessor as a result of any Event of Default.  Lessee shall pay as Additional Charges all costs and expenses incurred by or on behalf of Lessor, including reasonable attorneys’ fees and expenses, as a result of any Event of Default hereunder.  If an Event of Default shall have occurred and be continuing, whether or not this Lease has been terminated with respect to any one or more (including all, if so elected by Lessor and permitted in accordance with the terms hereof) of the Facilities pursuant to this Section 16.2, Lessee shall, to the extent permitted by law, if required by Lessor so to do, immediately surrender to Lessor possession of the Leased Property and any Capital Additions of the Facilities as to which Lessor has so elected to terminate this Lease and quit the same and Lessor may enter upon and repossess such Leased Property and such Capital Additions by reasonable force, summary proceedings, ejectment or otherwise, and may remove Lessee and all other Persons and any of Lessee’s Personal Property from such Leased Property and such Capital Additions.

16.3                           Damages.  (i) The termination of this Lease with respect to any one or more of the Facilities; (ii) the repossession of the Leased Property and any Capital Additions of any Facility; (iii) the failure of Lessor, notwithstanding reasonable good faith efforts, to relet the Leased Property or any portion thereof; (iv) the reletting of all or any portion of the Leased Property; or (v) the failure or inability of Lessor to collect or receive any rentals due upon any such reletting, shall not relieve Lessee of its liabilities and obligations hereunder, all of which shall survive any such termination, repossession or reletting.  In addition, the termination of this Lease with respect to any one or more of the Facilities shall not relieve Lessee of its liabilities and obligations hereunder with respect to such terminated Facility(ies) that are intended to survive the termination of this Lease, including, without limitation, the obligations set forth in this Section 16.3 and Sections 16.5, 23.1, 37.4 and 45.1.8.  If any such termination occurs, Lessee shall forthwith pay to Lessor all Rent due and payable with respect to the Facility(ies) terminated to and including the date of such termination.  Thereafter, following any such termination, Lessee shall forthwith pay to Lessor, at Lessor’s option, as and for liquidated and agreed current damages for an Event of Default by Lessee, the sum of:

(a)                                  the worth at the time of award of the unpaid Rent which had been earned at the time of termination with respect to the terminated Facility(ies),

(b)           the worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination with respect to the terminated Facility(ies) until the time of award exceeds the amount of such rental loss that Lessee proves could have been reasonably avoided,

(c)           the worth at the time of award of the amount by which the unpaid Rent for the balance of the Term for the terminated Facility(ies) after the time of award exceeds the amount of such rental loss that Lessee proves could be reasonably avoided, plus

(d)           any other amount necessary to compensate Lessor for all the detriment proximately caused by Lessee’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom.

As used in clauses (a) and (b) above, the “worth at the time of award” shall be computed by allowing interest at the Overdue Rate.  As used in clause (c) above, the “worth at the time of award” shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus One Percent (1%).

Alternatively, if Lessor does not elect to terminate this Lease with respect to any Facility, then Lessee shall pay to Lessor, at Lessor’s option, as and for agreed damages for such Event of Default without termination of Lessee’s right to possession of the Leased Property and any Capital Additions or any portion thereof, each installment of said Rent and other sums payable by Lessee to Lessor under the Lease as the same becomes due and payable, together with interest at the Overdue Rate from the date when due until paid, and Lessor may enforce, by action or otherwise, any other term or covenant of this Lease.

16.4         Receiver.  Upon the occurrence of an Event of Default, and upon commencement of proceedings to enforce the rights of Lessor hereunder, Lessor shall be entitled, as a matter of right, to the appointment of a receiver or receivers acceptable to Lessor of the Leased Property and any Capital Additions of the revenues, earnings, income, products and profits thereof, pending the outcome of such proceedings, with such powers as the court making such appointment shall confer.

16.5         Lessee’s Obligation to Purchase.  Upon the occurrence of a Put Event with respect to any Facility, Lessor shall be entitled to require Lessee to purchase the Leased Property of such Facility or Facilities with respect to which such Put Event emanated, if any (provided, that any Event of Default giving rise to a Put Event that relates to Lessee’s performance hereunder generally and is not  limited to circumstances at any specified Facility(ies), expressly including, without limitation, any Event of Default for failure to pay Minimum Rent, shall, at Lessor’s election in its reasonable discretion, constitute a Put Event requiring Lessee to purchase any or all of the Facilities), on the first Minimum Rent Payment Date occurring not less than thirty (30) days after the date specified in a notice from Lessor requiring such purchase for an amount equal to the greater of (i) the Fair Market Value of such Facility(ies), or (ii) the Minimum Repurchase Price of such Facility(ies), plus, in either event, all Rent then due and payable (excluding any portion of the installment of Minimum Rent equal to the Allocated Minimum Rent for such Facility(ies) due on the purchase date) with respect to such Facility(ies).  The purchase price shall also be increased by the amount of any Built-in Gains in a manner to make Lessor whole as a result of any Built-in Gains tax incurred by Lessor.  If Lessor exercises such right, Lessor shall convey the Leased Property of such Facility(ies) to Lessee on the date fixed therefor in accordance with the provisions of Article XVIII upon receipt of the purchase price therefor and this Lease shall thereupon terminate with respect to such Facility(ies).  Any purchase by Lessee of the Leased Property of a Facility pursuant to this Section shall be in lieu of the damages specified in Section 16.3 with respect to such Facility.

16.6         Waiver.  If Lessor initiates judicial proceedings or if this Lease is terminated by Lessor pursuant to this Article with respect to a Facility, Lessee waives, to the extent permitted by applicable law, (i) any right of redemption, re-entry or repossession; and (ii) the benefit of any laws now or hereafter in force exempting property from liability for rent or for debt.

16.7         Application of Funds.  Any payments received by Lessor under any of the provisions of this Lease shall be applied to Lessee’s obligations in the order which Lessor may determine or as may be prescribed by the laws of the applicable State(s).

16.8         Intentionally Omitted.

16.9         Grant of Security Interest; Appointment of Collateral Agent.  The parties intend that if an Event of Default occurs under this Lease, Lessor will control Lessee’s Personal Property and the Intangible Property (subject to the rights of the lender under the Working Capital Facility) so that Lessor or its designee or nominee can operate or re-let each Facility intact for its Primary Intended Use.  Accordingly, to implement such intention, and for the purpose of securing the payment and performance obligations of Lessee hereunder, Lessor and Lessee agree as follows:

16.9.1      Grant of Security Interest.

(a)           Lessee, as debtor, hereby grants to Collateral Agent, as secured party, for the benefit of Lessor, a security interest and an express contractual lien upon all of Lessee’s right, title and interest in and to Lessee’s Personal Property and any and all products, rents, proceeds and profits thereof (but, for the avoidance of doubt, excluding Lessee’s Intangible Property) in which Lessee now owns or hereafter acquires an interest or right, including any leased Lessee’s Personal Property (collectively, the “Collateral”).  This Lease constitutes a security agreement covering all such Collateral.  The security interest granted to Collateral Agent with respect to Lessee’s Personal Property in this Section 16.9 is intended by Lessor and Lessee to be subordinate to any security interest granted in connection with the purchase money financing or leasing of all or any portion of the Lessee’s Personal Property so long as the lessor or financier of such Lessee’s Personal Property agrees to give Lessor written notice of any default by Lessee under the terms of such lease or financing arrangement, to give Lessor a reasonable time following such notice to cure any such default and consents to Lessor’s written assumption of such lease or financing arrangement upon Lessor’s curing of any such defaults.  This clause shall be self-operative and no further instrument of subordination shall be required.  This security agreement and the security interest created herein shall survive the expiration or earlier termination of this Lease with respect to any or all of the Facilities.

(b)           Lessee hereby authorizes Collateral Agent to file such financing statements, continuation statements and other documents as may be necessary or desirable to perfect or continue the perfection of Collateral Agent’s security interest in the Collateral.  In addition, if required by Collateral Agent at any time during the Term, Lessee shall execute and deliver to Collateral Agent, in form reasonably satisfactory to Collateral Agent, additional security agreements, financing statements, fixture filings and such other documents as Collateral Agent may reasonably require to perfect or continue the perfection of Collateral Agent’s security interest in  the Collateral.  In the event Lessee fails to execute any financing statement or other documents for the perfection or continuation of Collateral Agent’s security interest, Lessee hereby appoints Collateral Agent as its true and lawful attorney-in-fact to execute any such documents on its behalf, which power of attorney shall be irrevocable and is deemed to be coupled with an interest.

(c)           Lessee will give Collateral Agent at least thirty (30) days’ prior written notice of any change in Lessee’s name, identity, jurisdiction of organization or corporate structure.  With respect to any such change, Lessee will promptly execute and deliver such instruments, documents and notices and take such actions, as Collateral Agent deems necessary or desirable to create, perfect and protect the security interests of Collateral Agent in the Collateral.

(d)           Upon the occurrence and during the continuance of an Event of Default, Collateral Agent shall be entitled, subject to the provisions of this Section 16. 9.1, to exercise any and all rights or remedies available to a secured party under the Uniform Commercial Code, or available to a lessor under the laws of the State, with respect to Lessee’s Personal Property and the Intangible Property, including the right to sell the same at public or private sale.

(e)           Lessor hereby acknowledges and agrees that Lessee, Guarantor and/or certain Affiliates thereof have the right to enter into a working capital facility (the “Working Capital Facility”) with respect to the Facilities and that any lender thereunder shall have the sole right to a security interest in Lessee’s Intangible Property; provided that in no event shall Lessee be entitled to grant any liens on Lessee’s Personal Property other than to Lessor as provided herein.  In connection with such Working Capital Facility, Lessor shall execute an intercreditor agreement and/or a collateral access agreement as such working capital lender may reasonably require and as may be reasonably acceptable to Lessor, provided that (i) any such agreement does not adversely affect Lessor’s rights, benefit and/or obligations hereunder, and (ii) Guarantor is in compliance with the financial covenants set forth in the Guaranty immediately following the date on which such Working Capital Facility becomes effective.

16.9.2      Appointment of Collateral Agent.

(a)           Each Person comprising “Lessor” hereunder hereby irrevocably appoints HCP (the “Collateral Agent”) as the collateral agent hereunder and under all other documents related hereto and authorizes Collateral Agent in such capacity, to take such actions on its behalf and to exercise such powers as are delegated to Collateral Agent in such capacity by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.  In performing its functions and duties hereunder, Collateral Agent shall act for itself and as agent for each Person comprising “Lessor” hereunder and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for Lessee.  The provisions of this Section 16.9.2 are solely for the benefit of Collateral Agent and each Person comprising “Lessor” hereunder, and Lessee shall no rights as a third party beneficiary(ies) of any of such provisions.

(b)           The Collateral Agent may perform any and all of its duties and exercise its rights and powers hereunder by or through any one or more sub-agents appointed by the Collateral Agent.

(c)           The Collateral Agent may at any time give notice of its resignation to the Persons comprising “Lessor” hereunder and Lessee.  Upon receipt of any such notice of resignation, the Persons comprising “Lessor” hereunder shall have the right to appoint a successor Collateral Agent.  If no such successor shall have been so appointed by the Persons comprising “Lessor” hereunder and shall have accepted such appointment within ten (10) days after the retiring Collateral Agent gives notice of its resignation, then the retiring Collateral Agent may, on behalf of each Person comprising “Lessor” hereunder, appoint a successor Collateral Agent; provided that if the Collateral Agent shall notify Lessee and each Person comprising “Lessor” hereunder that no such successor is willing to accept such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (i) the retiring Collateral Agent shall be discharged from its duties and obligations hereunder (except that in the case of any Collateral held by the Collateral Agent on behalf of each Person comprising “Lessor” hereunder, the Collateral Agent may continue to hold such Collateral until such time as a successor Collateral Agent is appointed and such Collateral is assigned to such successor Collateral Agent) and (ii) all payments, communications and determinations provided to be made by, to or through the Collateral Agent shall instead be made by or to each Person comprising “Lessor” hereunder directly, until such time as the Persons comprising “Lessor” hereunder appoint a successor Collateral Agent.

(d)           Upon the acceptance of a successor’s or replacement’s appointment as Collateral Agent, such successor or replacement shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Collateral Agent and the retiring Collateral Agent shall be discharged from all of its duties and obligations hereunder.  After the retiring Collateral Agent’s resignation hereunder, the provisions of this Section 16.9.2 shall continue in effect for the benefit of such retiring Collateral Agent and its sub-agents in respect of any actions taken or omitted to be taken by any of them while the retiring Collateral Agent was acting in such capacity.

16.10       Leases and Residential Care Agreements.  Lessee shall comply with and observe in all material respects Lessee’s obligations under all leases and residential care agreements, including Lessee’s obligations pertaining to the maintenance and disposition of resident or tenant security deposits (provided, however, that no breach of Lessee’s obligations with respect to such leases and residential care agreements shall constitute a default hereunder until and unless any such breaches or defaults affect a material number of the leases and residential care agreements at any one Facility).  Upon delivery of notice by Lessor or Collateral Agent to Lessee of Lessor’s or Collateral Agent’s exercise of its respective rights under this

Article, at any time during the continuance of an Event of Default, and without the necessity of Lessor or Collateral Agent entering upon and taking and maintaining control of any Facility directly, by a receiver, or by any other manner or proceeding permitted by applicable law, Lessor and/or Collateral Agent immediately shall have, to the extent permitted by applicable law, all rights, powers and authority granted to Lessee under any lease or residential care agreement relating to such Facility, including the right, power and authority to modify the terms of any such lease or residential care agreement for such Facility, or extend or terminate any such lease or residential care agreement for such Facility.  During the continuance of an Event of Default, unless Lessor and/or Collateral Agent elects in its sole discretion to assume the obligations of Lessee under any lease or residential care agreement for any Facility, neither Lessor nor Collateral Agent shall (i) be obligated to perform any of the terms, covenants or conditions contained in such lease or residential care agreement relating to such Facility (or otherwise have any obligation with respect to such lease or residential care agreement relating to such Facility) or (ii) be obligated to appear in or defend any action or proceeding relating to such lease or residential care agreement relating to such Facility.  Notwithstanding anything to the contrary in this Section 16.10, but subject to the other terms and conditions contained in this Lease, except during the continuance of an Event of Default, Lessee shall be entitled to exercise any and all rights under any Occupancy Arrangements relating to any Facility, including Lessee’s right, power and authority to modify the terms of any such Occupancy Arrangements or extend or terminate such Occupancy Arrangements.

ARTICLE XVII.

17.1         Lessor’s Right to Cure Lessee’s Default.  If Lessee shall fail to make any payment or to perform any material act required to be made or performed hereunder, Lessor (following the occurrence and during the continuance of any Event of Default), without waiving or releasing any obligation or default, may (upon written notice to Lessee), but shall be under no obligation to, make such payment or perform such act for the account and at the expense of Lessee, and may, to the extent permitted by law, enter upon the Leased Property and any Capital Addition, during normal business hours and upon prior notice to Lessee (except in the case of any emergency), for such purpose and take all such action thereon as, in Lessor’s opinion, may be necessary or appropriate therefor.  No such entry shall be deemed an eviction of Lessee.  All sums so paid by Lessor and all out of pocket costs and expenses, including reasonable attorneys’ fees and expenses, so incurred, together with interest thereon at the Overdue Rate from the date on which such sums or expenses are paid or incurred by Lessor, shall be paid by Lessee to Lessor on demand.

ARTICLE XVIII.

18.1         Purchase of the Leased Property.  If Lessee purchases the Leased Property of any Facility from Lessor pursuant to any provisions of this Lease, Lessor shall, upon receipt from Lessee of the applicable purchase price, together with full payment of any unpaid Rent due and payable with respect to any period ending on or before the date of the purchase, deliver to Lessee an appropriate special or limited warranty deed conveying the entire interest of Lessor in and to such Leased Property to Lessee free and clear of all encumbrances other than (i) those that Lessee has agreed hereunder to pay or discharge; (ii) those mortgage liens, if any, which Lessee has agreed in writing to accept and to take title subject to; (iii) those liens and encumbrances which were in effect on the date of conveyance of such Leased Property to Lessor; and (iv) any other encumbrances permitted hereunder to be imposed on such Leased Property which are assumable at no cost to Lessee or to which Lessee may take subject without cost to Lessee or material interference with the use or operations of the applicable Facility for its Primary Intended Use.  The difference between the applicable purchase price and the total of the encumbrances assumed or taken subject to shall be paid to Lessor or as Lessor may direct in immediately available funds.  All reasonable out of pocket expenses of such conveyance, including the cost of title insurance, attorneys’ fees incurred by Lessor in connection with such conveyance and release, transfer taxes and recording and escrow fees, shall be paid by Lessee.

18.2         Rights of Lessee Prior to Closing.  Notwithstanding anything to the contrary in this Lease, or at law or in equity, if Lessee exercises any right or option of Lessee to purchase or acquire the Leased Property of any Facility pursuant to any of the provisions of this Lease, or Lessor shall exercise its right to require Lessee to purchase the Leased Property of any Facility pursuant to Section 16.5 hereof (herein, a “Purchase Right/Obligation Exercise”), the following shall pertain:

(a)           Such Purchase Right/Obligation Exercise (and any purchase or other separate contract formed upon such Purchase Right/Obligation Exercise) shall not under any circumstances cause a termination of this Lease, and this Lease shall remain in full force and effect to and until the consummation of the closing in accordance with the terms thereof;

(b)           Lessee hereby acknowledges and agrees that Lessee shall not under any circumstances be entitled to possession of the Leased Property of any Facility under the terms of any purchase or other separate contract formed upon such Purchase Right/Obligation Exercise until the closing thereof, and that, prior thereto, Lessee’s possession of the Leased Property of such Facility shall be solely by way of this Lease;

(c)           In no event shall Lessee be deemed a vendee in possession; and

(d)           In the event that an  Event of Default relating to the subject Facility shall occur at anytime during the period from such Purchase Right/Obligation Exercise to and until closing, Lessor shall be entitled to exercise any and all rights or remedies available to a landlord against a defaulting tenant, whether at law or equity, including those set forth in Article XVI hereof, and specifically including the right to recover possession of the Leased Property of such Facility through summary proceedings (such as unlawful detainer or other similar action permitted by law), and in no event shall Lessor be required to bring an action for ejectment or any other similar non-expedited proceeding.

18.3         Lessor’s Election of 1031 Exchange/Lessee’s Regulatory Filings.  If Lessee purchases the Leased Property of any Facility from Lessor pursuant to any provision of this Lease, Lessor may elect to sell the Leased Property to Lessee in the form of a tax-deferred exchange pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended (“1031 Exchange”).  In the event that Lessor shall so elect, Lessor shall give written notice to Lessee and any escrow holder of such election and the following shall apply:

(a)           Lessor may attempt to identify before the closing other property which qualifies as “like-kind” property for a 1031 Exchange (the “Target Property”) by giving written notice to Lessee and any escrow holder and identifying to such escrow holder the Target Property prior to the closing.

(b)           If Lessor has not so identified the Target Property before the closing, then Lessor shall proceed with the closing unless Lessor at its option enters into an exchange agreement with an accommodation party (“Accommodator”) in order to facilitate a non-simultaneous exchange.  If an Accommodator is so designated, Lessor shall cause the Accommodator (i) to acquire title to the Leased Property from Lessor at or before the closing and, (ii) to transfer title in the Leased Property to Lessee on closing for the applicable purchase price.

(c)           Lessee shall fully cooperate with any such 1031 Exchange, including but not limited to executing and delivering additional documents requested or approved by Lessor; provided, that Lessee shall not be required to incur any additional costs or liabilities or financial obligation as a consequence of any of the foregoing exchange transactions.

(d)           Lessor hereby agrees to reasonably cooperate (at no cost to Lessor) with Lessee in connection with the satisfaction of disclosure and reporting obligations of Lessee arising pursuant to applicable Legal Requirements.  Notwithstanding anything to the contrary contained in this Lease, it is hereby understood and agreed that if an Event of Default results from Lessor’s failure, following Lessee’s written request therefor pursuant to the provisions of Section 10.2.6 hereof,  to provide information necessary to be disclosed or otherwise required by Legal Requirements, then the Event of Default that would otherwise occur shall be deemed not to exist under this Lease to the extent resulting from any such failure of Lessor.  Lessee and Lessor agree to reasonably cooperate to limit any such disclosure requirements pursuant to Legal Requirements to the extent Lessor objects to same.

ARTICLE XIX.

19.1         Renewal Terms.

(a)           Provided that no Event of Default, or event which, with notice or lapse of time or both, would constitute a monetary Event of Default, has occurred and is continuing, either at the date of exercise or upon the commencement of an Extended Term, then Lessee shall have the right to renew this Lease with respect to all (but not less than all) of, respectively, the Pool 1 Facilities, the Pool 2 Facilities, the Pool 3 Facilities and the Pool 4 Facilities then covered by this Lease for the Extended Terms for such Facilities set forth on Exhibit D attached hereto.  Each renewal option shall be exercised, if at all, by Lessee (i) giving written notice to Lessor of its intent to renew (subject to an acceptable determination of Fair Market Rental in accordance with the appraisal process set forth in Article XXXIV)  not less than  twenty-four (24) months and not more than thirty (30) months prior to the expiration of the applicable then current Term, (ii) giving written notice to Lessor of such renewal not less than thirty (30) days after the completion of the appraisal process set forth in Article XXXIV (such thirty (30) day period, together with the Appraisal Period, the “Renewal Option Period”), (iii)  delivering to Lessor, concurrently with the delivery of the notice described in clause (ii) hereof, a reaffirmation of each Guaranty executed by the applicable Guarantor stating, in substance, that such Guarantor’s obligations under such Guaranty shall extend to this Lease, as extended by the subject Extended Term, and (iv) with respect to any Facility(ies) subject to a New Lease hereafter with or in favor of Lessor or any Affiliate of Lessor, the exercise by the “Lessee” thereunder of the renewal of each such New Lease for the corresponding and co-terminus “Extended Term” thereof, concurrently with the delivery of the notice described in clause (ii) hereof.  Lessee’s exercise of any renewal option hereunder shall be irrevocable and immediately binding upon Lessee, as applicable (x) as provided in Section 34.1.4, or (y) as of the date that Lessee delivers the applicable notices and reaffirmations pursuant to the foregoing items (ii) through (iv).  During each Extended Term, all of the terms and conditions of this Lease shall continue in full force and effect except that the annual Minimum Rent for and during such Extended Term shall be as set forth in or determined pursuant to the formula set forth on Exhibit D attached hereto.  When establishing the Fair Market Rental for purposes of this Section 19.1, the “income generated by the Leased Property and all Capital Additions of such Facility, or applicable portion(s) thereof” shall be determined  based upon Lessee’s actual net operating income generated by the Leased Property and all Capital Additions of the subject Facility for the twelve (12) month period from and including the thirty-eighth (38th) full calendar month preceding the expiration of the Fixed Term of such Facility and through and including the twenty-seventh (27th) full calendar month preceding the expiration of  such Fixed Term.

(b)           Notwithstanding anything to the contrary in Section 19.1(a), Lessor, in its sole discretion, may waive the condition to Lessee’s right to renew this Lease that no Event of Default, or event which, with notice or lapse of time or both, would constitute a monetary Event of Default, has occurred or is continuing, and the same may not be used by Lessee as a means to negate the effectiveness of Lessee’s exercise of its renewal right for such Extended Term.

(c)           If, pursuant to the terms of Section 19.1(a)(i), Lessee shall have given Lessor notice of its intent to renew (subject to an acceptable determination of Fair Market Rental in accordance with the appraisal process set forth in Article XXXVI) and at any time during the Renewal Option Period shall have the right to elect, and shall elect, not to renew this Lease, Lessee shall provide Lessor with notice of such election (the “Non-Renewal Notice”), then Lessor may require that Lessee (x) pay all the fees and expenses of the Appraisers appointed pursuant to Section 34.1 (including Lessor’s portion thereof), and (y) continue as a holdover tenant at the then current Minimum Rent following the expiration of the Term for an additional period designated by Lessor, but not to exceed the lesser of six (6) months and the time actually required for Lessor to re-let the Leased Property.

ARTICLE XX.

20.1         Holding Over.  Except as provided in Section 19.1(a) and (c), if Lessee shall for any reason remain in possession of the Leased Property and/or any Capital Additions after the expiration or earlier termination of the Term, such possession shall be as a month-to-month tenant during which time Lessee shall pay as Minimum Rent each month an amount equal to one hundred fifty percent (150%) of the monthly Minimum Rent applicable to the prior Lease Year, together with all Additional Charges and all other sums payable by Lessee pursuant to this Lease.  During such period of month-to-month tenancy, Lessee shall be obligated to perform and observe all of the terms, covenants and conditions of this Lease, but shall have no rights hereunder other than the right, to the extent given by law to month-to-month tenancies, to continue its occupancy and use of the Leased Property and/or any Capital Additions.  Nothing contained herein shall constitute the consent, express or implied, of Lessor to the holding over of Lessee after the expiration or earlier termination of this Lease.

ARTICLE XXI.

[INTENTIONALLY OMITTED]

ARTICLE XXII.

22.1         Risk of Loss.  During the Term, the risk of loss or of decrease in the enjoyment and beneficial use of the Leased Property and any Capital Additions as a consequence of the damage or destruction thereof by fire, the elements, casualties, thefts, riots, wars or otherwise, or in consequence of foreclosures, attachments, levies or executions (other than by Lessor and Persons claiming from, through or under Lessor) is assumed by Lessee, and no such event shall entitle Lessee to any abatement of Rent.

ARTICLE XXIII.

23.1         General Indemnification.  In addition to the other indemnities contained herein, and notwithstanding the existence of any insurance carried by or for the benefit of Lessor or Lessee, and without regard to the policy limits of any such insurance, Lessee shall protect, indemnify, save harmless and defend Lessor from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses, including reasonable attorneys’, consultants’ and experts’ fees and expenses, imposed upon or incurred by or asserted against Lessor by reason of:  (i) any accident, injury to or death of Persons or loss of or damage to property occurring on or about the Leased Property, or any Capital Additions or adjoining sidewalks thereto; (ii) any use, misuse, non-use, condition, maintenance or repair by Lessee of the Leased Property or any Capital Additions; (iii) any failure on the part of Lessee to perform or comply with any of the terms of this Lease; (iv) the non-performance of any of the terms and provisions of any and all existing and future subleases of the Leased Property or any Capital Additions to be performed by any party thereunder; (v) any claim for malpractice, negligence or misconduct committed by any Person on or working from the Leased Property or any Capital Additions; and (vi) the violation of any Legal Requirement (the foregoing (i) through (vi), collectively, the “Indemnified Liabilities”).  Notwithstanding anything to the contrary contained in the above, Lessee shall not have any obligation hereunder to the extent that such Indemnified Liabilities arise solely from the gross negligence, illegal acts, fraud or willful misconduct of Lessor.  Any amounts which become payable by Lessee under this Article shall be paid within ten (10) Business Days after liability therefor is finally determined in a non-appealable judgment by litigation or otherwise, and if not timely paid shall bear interest at the Overdue Rate from the date of such determination to the date of payment.  Lessee, at its sole cost and expense, shall contest, resist and defend any such claim, action or proceeding asserted or instituted against Lessor for which Lessee is obligated to indemnify Lessor pursuant to this Article XXIII or any other provision of this Lease and may settle compromise or otherwise dispose of the same as Lessee sees fit; provided, however, that any legal counsel selected by Lessee to defend Lessor shall be reasonably satisfactory to Lessor, and, if required by Lessor, any such counsel retained by Lessee to defend Lessor shall be separate, independent counsel from any counsel selected by Lessee to defend Lessee; provided further, however, that, without Lessor’s prior written consent, which consent may be given or withheld in Lessor’s sole and absolute discretion, Lessee shall not enter into any settlement agreement with respect to, or compromise or otherwise dispose of any such claim, action or proceeding asserted or instituted against Lessor for which Lessee is obligated to indemnify Lessor pursuant to this Article or any other provision of this Lease if such settlement, compromise or disposition thereof requires any performance by Lessor (other than the payment of money which shall be paid by Lessee) or would impose any restrictions or other covenants upon Lessor or the Leased Property.  All indemnification covenants set forth in this Article or elsewhere in this Lease are intended to apply to losses, damages, injuries, claims, etc. incurred directly by the indemnified parties and their property, as well as by the indemnifying party or third party, and their property.  For purposes of this Article and the other indemnification obligations of Lessee under this Lease, any acts or omissions of Lessee, or by employees, agents, assignees, contractors, subcontractors or others acting for or on behalf of Lessee (whether or not they are negligent, intentional, willful or unlawful), shall be strictly attributable to Lessee.  It is understood and agreed that payment shall not be a condition precedent to enforcement of the foregoing indemnification obligations or any of the other indemnification obligations of Lessee set forth in this Lease.

ARTICLE XXIV.

24.1         Transfers.

24.1.1      Prohibition.  Lessee shall not, without Lessor’s prior written consent, which may be withheld in Lessor’s sole and absolute discretion (except as expressly provided in this Lease, either directly or indirectly or through one or more step transactions or tiered transactions, voluntarily or by operation of law, (i) assign, convey, sell, pledge, mortgage, hypothecate or otherwise encumber, transfer or dispose of all or any part of this Lease or Lessee’s leasehold estate hereunder, (ii) enter into or consummate any Commercial Occupancy Arrangement with respect to all or any part of the Leased Property and/or any Capital Additions of any Facility if the same constitutes a Material Sublease (notwithstanding the foregoing, Lessor acknowledges and agrees that it shall not unreasonably withhold its consent to a Material Sublease), (iii) engage the services of any Person for the management or operation of all or any part of the Leased Property and/or any Capital Additions of such Facility, (iv) convey, sell, assign, transfer or dispose of any stock or partnership, membership or other interests (whether equity or otherwise) in Lessee (which shall include any conveyance, sale, assignment, transfer or disposition of any stock or partnership, membership or other interests (whether equity or otherwise) in any Controlling Person(s)), if such conveyance, sale, assignment, transfer or disposition results, directly or indirectly, in a change in control of Lessee (or in any Controlling Person(s)), (v) dissolve, merge, reorganize, recapitalize, exchange shares or consolidate Lessee (which shall include any dissolution, merger, reorganization, recapitalization, exchange of shares or consolidation of any Controlling Person) with any other Person, if such dissolution, merger, reorganization, recapitalization, exchange of shares or consolidation, directly or indirectly, results in a change in control of Lessee or in any Controlling Person(s), (vi) sell, convey, assign, or otherwise transfer all or substantially all of the assets of Lessee (which shall include any sale, conveyance, assignment, or other transfer of all or substantially all of the assets of any Controlling Person(s)), (vii) sell, convey, assign, or otherwise transfer any of the assets of Lessee (which shall include any sale, conveyance, assignment, or other transfer of any of the assets of any Controlling Person) if the Consolidated Net Worth of Lessee (or such Controlling Person, as the case may be) immediately following such transaction is not at least equal to seventy-five percent (75%) of the Consolidated Net Worth of Lessee (or such Controlling Person) immediately prior to such transaction, or (viii) enter into or permit to be entered into any agreement or arrangement to do any of the foregoing or to grant any option or other right to any Person to do any of the foregoing (each of the aforesaid acts referred to in clauses (i) through (viii) being referred to herein as a “Transfer”).

24.1.2                  Permitted Transfers.  Notwithstanding Section 24.1.1 to the contrary, the following Transfers shall be permitted without Lessor’s consent (but subject to any express conditions set forth herein, including, without limitation, pursuant to Section 24.1.7):  (a) any Permitted Transfer; and (b) provided that no Event of Default has occurred and is then continuing (i) Lessee entering into and consummating any Commercial Occupancy Arrangement with any Person for purposes of providing ancillary services to residents of such Facility so long as doing so would not constitute a Material Sublease (herein, a “Permitted Sublease”); (ii) Lessee engaging the services of any Person for the management or operation of any Facility; (iii) Lessee entering into or consummating any Material Sublease with respect to any Facility, upon not less than thirty (30) days prior written notice to Lessor of Lessee’s intent to do the same (which notice shall include the identity of the proposed sublessor and a copy of the proposed sublease), subject only to receipt of Lessor’s confirmation that such Material Sublease shall not adversely affect Lessor’s REIT status; and (iv) Lessee entering into any agreement or arrangement to do any of the foregoing or to grant any option or other right to any Person to do any of the foregoing, provided that Lessee’s rights pursuant to the foregoing clauses (ii) and (iii) above shall not apply with respect to more than ten percent (10%), in the aggregate, of the total number of Facilities that are subject to this Lease as of the Commencement Date.  Additionally, for purposes of clarity, it is agreed that (x) non-Commercial Occupancy Arrangements with residents or patients of any Facility, (y) Permitted Subleases, and (z) the entering into of Permitted Encumbrances in accordance with the terms of this Lease, may be consummated without Lessor’s consent and such actions shall not be considered a Transfer hereunder.  Further, no Transfer Consideration shall be due or payable in connection with any Permitted Transfer.

24.1.3                  Consent and Transfer Consideration.

24.1.3.1                                                                            Subject to the terms of Section 24.1.2 above, prior to any Transfer, Lessee shall first notify Lessor of its desire to do so and shall submit in writing to Lessor: (i) the name of the proposed Occupant, assignee, manager or other transferee; (ii) the terms and provisions of the Transfer, including any agreements in connection therewith; and (iii) such financial information as Lessor reasonably may request concerning the proposed Occupant, assignee, manager or other transferee.  Lessor may, as a condition to granting such consent, which consent may be given or withheld in the sole and absolute discretion of Lessor (except as expressly otherwise provided in this Lease), and in addition to any other conditions imposed by Lessor, require that the obligations of any Occupant, assignee, manager or other transferee which is an Affiliate of another Person be guaranteed by its parent or Controlling Person and that any Guaranty of this Lease be reaffirmed by any Guarantor notwithstanding such Transfer.

24.1.3.2                                                                            In connection with any Transfer other than a Permitted Transfer, Lessor shall be entitled to receive the applicable Transfer Consideration.

24.1.3.3                                                                            The consent by Lessor to any Transfer shall not constitute a consent to any subsequent Transfer or to any subsequent or successive Transfer.  Any purported or attempted Transfer contrary to the provisions of this Article shall be void and, at the option of Lessor, shall terminate this Lease.

24.1.4                  Attornment and Related Matters.

(a)                                  Any Material Sublease shall be expressly subject and subordinate to all applicable terms and conditions of this Lease and provide that upon the expiration or earlier termination of this Lease Lessor, at its option and without any obligation to do so, may require any Occupant thereunder to attorn to Lessor, in which event Lessor shall undertake the obligations of Lessee, as sublessor, licensor or otherwise under such Material Sublease from the time of the exercise of such option to the termination of such Material Sublease; provided, however, that in such case Lessor shall not be liable for any prepaid rents, fees or other charges or for any prepaid security deposits paid by such Occupant to Lessee or for any other prior defaults of Lessee under such Material Sublease.  In the event that Lessor shall not require such attornment with respect to any Material Sublease, then such Material Sublease shall automatically terminate upon the expiration or earlier termination of this Lease, including any early termination by mutual agreement of Lessor and Lessee.  In addition, any such Material Sublease shall provide that in the event that the Occupant or other transferee receives a written notice from Lessor stating that an Event of Default has occurred or that an event or circumstance has occurred which with notice and/or passage of time would constitute a monetary Event of Default, such Occupant or other transferee thereafter shall without further consent or instruction of Lessee pay all rentals accruing under such Material Sublease directly to Lessor or as Lessor may direct; provided however that (i) as and to the extent that the amounts so paid to Lessor, together with other amounts paid to or received by Lessor on account of this Lease, exceed the amounts then due Lessor from Lessee under this Lease, the excess shall be promptly remitted to Lessee, and (ii) at such time as the Event of Default has been cured and this Lease reinstated (if ever), Lessor shall notify and direct the Occupant(s) in writing to resume making payments of rentals under their Material Sublease(s) directly to Lessee or as Lessee may direct.  Any such rentals collected from such Occupant or other transferee by Lessor shall be credited against the amounts owing by Lessee under this Lease in such order of priority as Lessor shall reasonably determine.  Furthermore, any Material Sublease or other agreement regarding a Transfer shall expressly provide that the Occupant, assignee, manager or other transferee shall furnish Lessor with such financial, operational and other information about the physical condition of the applicable Facility, including the information required by Section 25.1.2 herein, as Lessor may request from time to time.

(b)                                 With respect to any Commercial Occupancy Arrangement (other than a Material Sublease) Lessee shall use commercially reasonable efforts to cause any Occupant thereunder to provide that upon the expiration or earlier termination of this Lease,

Lessor, at its option and without any obligation to do so, may require any Occupant to attorn to Lessor, in which event Lessor shall undertake the obligations of Lessee, as sublessor, licensor or otherwise under such Commercial Occupancy Arrangement from the time of the exercise of such option to the termination of such Commercial Occupancy Arrangement.

24.1.5                  Costs.  Lessee shall reimburse Lessor for Lessor’s reasonable out of pocket costs and expenses incurred in conjunction with the processing and documentation of any request to Transfer, including attorneys’, architects’, engineers’ or other consultants’ fees whether or not such Transfer is actually consummated.

24.1.6                  No Release of Lessee’s Obligations.  No Transfer shall relieve Lessee of its obligation to pay the Rent and to perform all of the other obligations to be performed by Lessee hereunder.  If any Occupant, assignee, manager or other transferee defaults in any performance due hereunder, Lessor may proceed directly against the Lessee named herein and/or any immediate and remote successor in interest of Lessee without exhausting its remedies against such Occupant, assignee, manager or other transferee.

24.1.7                  REIT Protection.  Anything contained in this Lease to the contrary notwithstanding, (i) no Transfer shall be consummated on any basis such that the rental or other amounts to be paid by the Occupant, assignee, manager or other transferee thereunder would be based, in whole or in part, on the income or profits derived by the business activities of the Occupant, assignee, manager or other transferee; (ii) Lessee shall not furnish or render any services to an Occupant, assignee, manager or other transferee with respect to whom Transfer Consideration is required to be paid or manage or operate the Leased Property and/or any Capital Additions so Transferred with respect to which Transfer Consideration is being paid; (iii) Lessee shall not consummate a Transfer with any Person in which Lessee or Lessor owns an interest, directly or indirectly (by applying constructive ownership rules set forth in Section 856(d)(5) of the Code); and (iv) Lessee shall not consummate a Transfer with any Person or in any manner which could cause any portion of the amounts received by Lessor pursuant to this Lease or any Occupancy Arrangement to fail to qualify as “rents from real property” within the meaning of Section 856(d) of the Code, or any similar or successor provision thereto or which could cause any other income of Lessor to fail to qualify as income described in Section 856(c)(2) of the Code.

24.1.8                  Transfers In Bankruptcy.  In the event of a Transfer (including any assignment) pursuant to the provisions of the Bankruptcy Code, all consideration payable or otherwise to be delivered in connection with such Transfer (including any assignment) shall be paid or delivered to Lessor, shall be and remain the exclusive property of Lessor and shall not constitute property of Lessee or of the estate of Lessee within the meaning of the Bankruptcy Code.  Any consideration constituting Lessor’s property pursuant to the immediately preceding sentence and not paid or delivered to Lessor shall be held in trust for the benefit of Lessor and be promptly paid or delivered to Lessor.  For purposes of this Section 24.1.8, the term “consideration” shall mean and include money, services, property and any other thing of value such as payment of costs, cancellation or forgiveness of indebtedness, discounts, rebates, barter and the like.  If any such consideration is in a form other than cash (such as in kind, equity interests, indebtedness earn-outs, or other deferred payments, consulting or management fees, etc.), Lessor shall be entitled to receive in cash the then present fair market value of such consideration.  Notwithstanding any provision of this Lease to the contrary, including this Section 24.1.8, it is expressly understood and agreed that it is the intention of the parties hereto that, notwithstanding any provision of the Bankruptcy Code, including Sections 365(b) and (f) thereof, Lessee is precluded from effecting any assumption, rejection, termination, assignment or Transfer of less than the entirety of the Leased Property, except with respect to Transfers otherwise expressly provided for in this Lease.

24.2                           Pike Creek Hospice Property.  As of the Commencement Date, Lessee (directly or through one of its Affiliates) operates a hospice on a portion of the Leased Property located at 5651 Limestone Road, Wilmington, Delaware (the “Pike Creek Property”).  At its sole cost and expense and in compliance with the requirements of this Section 24.2, Lessee shall diligently pursue a lot split (the “Lot Split”) to legally divide the Pike Creek Property into (i) the portion of the Pike Creek Property known as the Pike Creek Hospice Building (the “Pike Creek Released Property”), and (ii) the remainder of the Pike Creek Property (the “Pike Creek Remainder Property”) which contains the Facility commonly known as “Manor Care of Pike Creek”.  Lessor shall reasonably cooperate with Lessee to effectuate the Lot Split in accordance with this Section 24.2.

(a)                                  Within ninety (90) days after the Commencement Date, Lessee shall deliver to Lessor (i) a proposed parcel map and any application and/or other documentation (the foregoing, collectively, the “Lot Split Documentation”) required to be submitted to the Governmental Authority having jurisdiction over the subdivision of the Pike Creek Property in order to effectuate the Lot Split in accordance with all applicable Legal Requirements, (ii) a draft Shared Use Agreement (the “SUA”) which shall burden the Pike Creek Remainder Property and the Pike Creek Released Property and shall include, among other things, building and use restrictions prohibiting the Pike Creek Released Property from competing or interfering with the operation of the Facility on the Pike Creek Remainder Property for its Primary Intended Use, and perpetual easements for ingress, egress and parking.  Lessor and Lessee shall negotiate in good faith to finalize, mutually execute and deliver the Lot Split Documentation (as applicable) and the SUA within thirty (30) days following Lessee’s delivery of initial drafts thereof to Lessor in accordance with this Section 24.2(a).  Notwithstanding anything to the contrary contained herein, the final versions of the Lot Split Documentation and the SUA each shall be in form and substance reasonably acceptable to Lessor.

(b)                                 Promptly following the completion and execution (as applicable) of the Lot Split Documentation, Lessee shall submit the Lot Split Documentation to the appropriate Governmental Authority for review and approval.  Thereafter, Lessor and Lessee shall reasonably cooperate to respond to requests for additional information from such Governmental Authority and to amend, supplement or otherwise revise all or any portion of the Lot Split Documentation to the extent necessary to obtain the required approval of the Lot Split.

(c)                                  Lessor shall release the Pike Creek Released Property from this Lease within thirty (30) days (or such longer period of time as is necessary to comply with the requirements of this Section 24.2(c)) following Lessor’s receipt of documentary evidence that the Lot Split has been approved by the applicable Governmental Authority and is effective; provided, that any such release shall be effectuated in accordance with, and, as applicable, subject to Lessee’s satisfaction (as reasonably determined by Lessor) of, the following terms and conditions:

(i)                                     the transferee of the Pike Creek Released Property (the “Pike Creek Transferee”) shall be an Affiliate of Lessee designated by Lessee (other than a Permitted Subtenant);

(ii)                                  Lessor shall convey the Pike Creek Released Property to the Pike Creek Transferee by quit claim deed and Lessor and Lessee shall deliver the SUA into escrow for recordation immediately prior to the recording of the deed;

(iii)                               the Pike Creek Transferee shall take title to the Pike Creek Released Property subject to (x) all encumbrances of record with respect thereto as of the Commencement Date, (y) any encumbrances imposed on all or any portion of such Leased Property after the Commencement Date as permitted under this Lease (other than any monetary encumbrance created by Lessor that would remain outstanding following the transfer of the Pike Creek Released Property) and which will not materially interfere with the use or operations of the Pike Creek Released Property as a hospice, and (z) any other encumbrance consented to in writing by Lessee (such consent not to be unreasonably withheld, conditioned or delayed), including, without limitation, the SUA;

(iv)                              Lessee shall provide Lessor with evidence reasonably satisfactory to Lessor that following such release and transfer, the Pike Creek Released Property and the Pike Creek Remainder Property shall each constitute a separate, legal parcel in compliance with all applicable Legal Requirements (including, without limitation, all applicable zoning and land use laws and ordinances) and each of the Pike Creek Released Property and the Pike Creek Remainder Property shall be separate tax lots;

(v)                                 Lessee shall cause the title company that issued the owner’s policy of title insurance in place as of the Commencement Date for the Pike Creek Property to issue to Lessor such endorsements to such policy with respect to the Pike Creek Remainder Property and Lessor’s continued ownership thereof as may be reasonably requested by Lessor;

(vi)                              The transactions contemplated by this Section 24.2 shall be undertaken at no cost or expense to Lessor.  Any and all actual out-of-pocket expenses of Lessor (including, without limitation, reasonable attorneys’ fees and costs and any transfer taxes, title premiums and recording and escrow fees) incurred in connection with (x) the preparation, negotiation, execution submission and/or approval of the Lot Split Documentation and the SUA, or (y) effectuating the Lot Split and/or the release and conveyance of the Pike Creek Released Property, shall have been paid or reimbursed to Lessor by Lessee; and

(vii)                           The parties shall execute and deliver to each other any additional documents or agreements reasonably requested by either of them in connection with and incident to the Lot Split and/or the release and conveyance of the Pike Creek Released Property.

(d)                                 If the Lot Split cannot be effectuated for any reason beyond the control of the parties, Lessor and Lessee shall cooperate in good faith to come to a mutually acceptable alternative solution regarding the Pike Creek Property.

ARTICLE XXV.

25.1                           Officer’s Certificates and Financial Statements.

25.1.1                  Officer’s Certificate.  At any time and from time to time upon Lessee’s receipt of not less than fifteen (15) Business Days’ prior written request by Lessor, Lessee shall furnish to Lessor an Officer’s Certificate certifying (i) that this Lease is unmodified and in full force and effect, or that this Lease is in full force and effect as modified and setting forth the modifications; (ii) the dates to which the Rent has been paid; (iii)  whether or not, to the best knowledge of Lessee, Lessor is in default in the performance of any covenant, agreement or condition contained in this Lease and, if so, specifying each such default of which Lessee may have knowledge; and (iv) responses to such other questions or statements of fact as Lessor, any ground or underlying lessor, any purchaser or any current or prospective Facility Mortgagee shall reasonably request.  If Lessee fails to deliver such Officer’s Certificate within such fifteen (15) Business Day period, thereafter Lessee’s failure to deliver such Officer’s Certificate within five (5) Business Days Lessor delivers a second notice including the following legend in bold, fourteen (14) point type at the top of such request:  “THIS IS A SECOND REQUEST FOR AN OFFICER’S CERTIFICATE OF LESSEE PURSUANT TO SECTION 25.1.1 OF THE LEASE.  FAILURE TO RESPOND TO THIS REQUEST WITHIN FIVE (5) BUSINESS DAYS WILL RESULT IN LESSEE BEING DEEMED TO HAVE DELIVERED THE ACKNOWLEDGMENT SET FORTH IN SUCH SECTION 25.1.1”, shall constitute an acknowledgment by Lessee that (x) this Lease is unmodified and in full force and effect except as may be represented to the contrary by Lessor; (y) Lessor is not in default in the performance of any covenant, agreement or condition contained in this Lease; and (z) the other matters set forth in such request, if any, are true and correct.  Any such certificate furnished pursuant to this Article may be relied upon by Lessor and any current or prospective Facility Mortgagee, ground or underlying lessor or purchaser of the Leased Property or any portion thereof.

25.1.2                  Statements.  Lessee shall furnish the following statements to Lessor:

(a)                                  within 120 days after the end of each of Lessee’s and Guarantor’s fiscal years, a copy of the audited consolidated balance sheets of Lessee, Guarantor and their respective consolidated Subsidiaries as of the end of such fiscal year, and related audited consolidated statements of income, changes in common stock and other stockholders’ equity and changes in the financial position of Lessee, its consolidated Subsidiaries and Guarantor for such fiscal year, prepared in accordance with GAAP applied on a basis consistently maintained throughout the period involved, such consolidated financial statements to be certified by nationally recognized certified public accountants;

(b)                                 within forty-five (45) days after the end of each fiscal quarter (other than the last fiscal quarter during any fiscal year of the applicable Person), (i) a copy of the unaudited consolidated balance sheets of Lessee, Guarantor and their respective consolidated Subsidiaries as of the end of such fiscal quarter, and related unaudited consolidated statements, changes in common stock and other stockholders’ equity and changes in the financial position of Lessee, Guarantor and their respective consolidated Subsidiaries for such fiscal quarter, and (ii) a statement of income of Lessee, Guarantor and their respective consolidated Subsidiaries that sets forth the results for both such fiscal quarter and year-to-date, in all cases prepared in accordance with GAAP applied on a basis consistently maintained throughout the applicable period;

(c)                                  within 120 days after the end of each of Lessee’s and Guarantor’s fiscal years, and together with the annual audit report furnished in accordance with clause (a) above, an Officer’s Certificate stating that to the best of the signer’s knowledge and belief after making due inquiry, Lessee is not in default in the performance or observance of any of the terms of this Lease, or if Lessee shall be in default, specifying all such defaults, the nature thereof, and the steps being taken to remedy the same;

(d)                                 within forty-five (45) days after the end of each calendar month, Facility level statements of income and detailed operational statistics regarding occupancy rates, patient and resident mix and patient and resident rates by type for each Facility for each such calendar month;

(e)                                  upon request by Lessor, a copy of each cost report filed with the appropriate governmental agency for each Facility (provided, however, with respect to each request therefor, if Lessee’s reasonable costs and expenses incurred in assembling and delivering copies of such cost reports shall exceed One Thousand Five Hundred Dollars ($1,500) for the applicable request, Lessor shall reimburse Lessee for the amount of such reasonable costs and expenses actually incurred by Lessee in complying with such request);

(f)                                    promptly upon Lessee’s receipt thereof, copies of all material written communications received by Lessee from any regulatory agency relating to any proceeding, formal or informal, with respect to material cited deficiencies with respect to services and activities provided and performed at each Facility, including patient and resident care, patient and resident activities, patient and resident therapy, dietary, medical records, drugs and medicines, supplies, housekeeping and maintenance, or the condition of each Facility, and involving an actual or threatened warning, imposition of a material fine or a penalty, or suspension, termination or revocation of any Required Governmental Approval;

(g)                                 promptly upon Lessee’s receipt thereof, copies of all claims, reports, complaints, notices, warnings or asserted violations relating in any way to the Leased Property or any Capital Additions or Lessee’s use thereof, the subject matter of which, if adversely determined, would be reasonably likely to have a material adverse effect on the continued operation, in accordance with the terms of this Lease, of the subject Facility(ies);

(h)                                 with reasonable promptness, such other information respecting (i) the financial and operational condition and affairs of Lessee, any Guarantor and each Facility, (ii) the physical condition of the Leased Property and any Capital Additions and (iii) any suspected Transfer, including the then equity or voting ownership in Lessee or in any Controlling Person(s), in each case as Lessor may reasonably request, in the form of a questionnaire or otherwise, from time to time;

(i)                                     reasonably promptly following Lessor’s request therefor, but in no event more frequently than twice in any twelve (12) month period with respect to any particular Facility, copies of all Required Governmental Approvals for each such Facility (provided, however, that Lessee shall have no obligation to separately deliver copies of any such Required Governmental Approvals to the extent that Lessor then has access to a web-based system maintained by Lessee that contains copies of such Required Governmental Approvals).

25.1.3                  Lessee’s Submission of Certificates/Statements.  Lessee shall be obligated to furnish Lessor with all certificates and statements required under this Article XXV by (i) delivery of printed copies of the same to Lessor at its address set forth in Article XXXIII below or any other address that Lessor may from time to time designate in writing and (ii) electronic delivery of the same to Lessor in Microsoft® Office Excel format to the extent available in such format (or such other format as Lessor may from time to time reasonably require) at any electronic mail address that Lessor may from time to time designate in writing.

ARTICLE XXVI.

26.1                           Lessor’s Right to Inspect and Show the Leased Property and Capital Additions.  Without limiting Lessor’s rights provided in Section 9.7, Lessee shall permit Lessor and its authorized representatives, upon not less than three (3) Business Days prior written notice (provided that no such notice shall be required after the occurrence, and during the continuance, of any Event of Default), to (i) inspect the Leased Property and any Capital Additions and (ii) exhibit the same to prospective purchasers and lenders, and during the last twelve (12) months of the Term applicable to each portion of the Leased Property and Capital Additions, to prospective lessees or managers, in each instance during usual business hours and subject to any reasonable security, health, safety or confidentiality requirements of Lessee or any Legal Requirement or Insurance Requirement.  Lessee shall cooperate with Lessor in exhibiting the Leased Property and any Capital Additions to prospective purchasers, lenders, lessees and managers.

ARTICLE XXVII.

27.1                           No Waiver.  No failure by Lessor to insist upon the strict performance of any term hereof or to exercise any right, power or remedy hereunder and no acceptance of full or partial payment of Rent during the continuance of any default or Event of Default shall constitute a waiver of any such breach or of any such term.  No waiver of any breach shall affect or alter this Lease, which shall continue in full force and effect with respect to any other then existing or subsequent breach.

ARTICLE XXVIII.

28.1                           Remedies Cumulative.  Each legal, equitable or contractual right, power and remedy of Lessor now or hereafter provided either in this Lease or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power and remedy and the exercise or beginning of the exercise by Lessor of any one or more of such rights, powers and remedies shall not preclude the simultaneous or subsequent exercise by Lessor of any or all of such other rights, powers and remedies.

ARTICLE XXIX.

29.1                           Acceptance of Surrender.  No surrender to Lessor of this Lease or of the Leased Property or any Capital Additions or any part(s) thereof or of any interest therein, shall be valid or effective unless agreed to and accepted in writing by Lessor and no act by Lessor or any representative or agent of Lessor, other than such a written acceptance by Lessor, shall constitute an acceptance of any such surrender.

ARTICLE XXX.

30.1                           No Merger.  There shall be no merger of this Lease or of the leasehold estate created hereby by reason of the fact that the same Person may acquire, own or hold, directly or indirectly, (i) this Lease or the leasehold estate created hereby or any interest in this Lease or such leasehold estate and (ii) the fee estate in the Leased Property or any parts thereof.

ARTICLE XXXI.

31.1                           Conveyance by Lessor.  Lessor may, without the consent or approval of Lessee, sell, transfer, assign, convey or otherwise dispose of any or all of the Leased Property.  If Lessor or any successor owner of the Leased Property shall sell, transfer, assign, convey or otherwise dispose of the Leased Property other than as security for a debt, Lessor or such successor owner, as the case may be, shall thereupon be released from all future liabilities and obligations of Lessor with respect to such Leased Property under this Lease arising or accruing from and after the date of such sale, transfer, assignment or other disposition and all such future liabilities and obligations with respect to such Leased Property shall thereupon be binding upon such purchaser, grantee, assignee or transferee.  In the event of any such sale, transfer, assignment, conveyance or other disposition (other than as security for a debt) of less than all of the Leased Property then subject to this Lease, the provisions of Section 31.2 hereof shall apply.

31.2                           New Lease.  Lessor shall have the right, in connection with any Separation Event during the Term, by written notice to Lessee, to require Lessee to execute an amendment to this Lease whereby the Leased Property of one or more Facilities affected by such Separation Event (individually, a “Separated Property” or collectively, the “Separated Properties”) is separated and removed from this Lease, and to simultaneously execute a substitute lease with respect to such Separated Property(ies), in which case:

31.2.1                  Lessor and Lessee shall execute a new lease (the “New Lease”) for such Separated Property(ies), effective as of the date specified in Section 31.2.3 below (the “New Lease Effective Date”), in the same form and substance as this Lease, but with such changes thereto as necessary to reflect the separation of the Separated Property(ies) from the balance of the Leased Property, including specifically the following:

(a)                                  The total monthly Minimum Rent payable under such New Lease shall be the total applicable monthly Allocated Minimum Rent with respect to such Separated Property(ies);

(b)                                 All Minimum Rent rental escalations under the New Lease shall be at the times and in the amounts set forth in this Lease for Minimum Rent increases; and

(c)                                  The New Lease shall provide that the lessee thereunder shall be responsible for the payment, performance and satisfaction of all duties, obligations and liabilities arising under this Lease, insofar as they relate to the Separated Property(ies), that were not paid, performed and satisfied in full prior to the effective date of the New Lease (and Lessee under this Lease shall also be responsible for the payment, performance and satisfaction of the aforesaid duties, obligations and liabilities not paid, performed and satisfied in full prior to the effective date of such New Lease).

31.2.2                  Lessor and Lessee shall also execute an amendment to this Lease effective as of the New Lease Effective Date reflecting the separation of the Separated Property(ies) from the balance of the Leased Property and making such modifications to this Lease as are necessitated thereby at no material cost to Lessee and with no adverse effect on its rights, obligations and/or benefits hereunder (other than of a de minimis nature).

31.2.3                  In the case of any New Lease that is entered into in accordance with this Section 31.2 such New Lease shall be effective on the date which is the earlier of (i) the date the New Lease is fully executed and delivered by the parties thereto and (ii) the date specified in the written notice from Lessor to Lessee requiring a New Lease as described above, which date shall be no sooner than ten (10) days after the date such notice is issued.

31.2.4                  Lessee and Lessor shall take such actions and execute and deliver such documents, including without limitation the New Lease and an amendment to this Lease, as are reasonably necessary and appropriate to effectuate the provisions and intent of this Section 31.2.

31.2.5                  Each party shall bear its own costs and expenses in connection with any New Lease entered into in accordance with this Section 31.2.

ARTICLE XXXII.

32.1                           Quiet Enjoyment.  So long as Lessee shall pay the Rent as the same becomes due and shall fully comply with all of the terms of this Lease and fully perform its obligations hereunder, Lessee shall peaceably and quietly have, hold and enjoy the Leased Property for the Term, free of any claim or other action by Lessor or anyone claiming by, through or under Lessor, but subject to all Permitted Encumbrances.  No failure by Lessor to comply with the foregoing covenant shall give Lessee any right to cancel or terminate this Lease or abate, reduce or make a deduction from or offset against the Rent or any other sum payable under this Lease, or to fail to perform any other obligation of Lessee hereunder.  Notwithstanding the foregoing, Lessee shall have the right, by separate and independent action to pursue any claim it may have against Lessor as a result of a breach by Lessor of the covenant of quiet enjoyment contained in this Article.

ARTICLE XXXIII.

33.1         Notices.  Any notice, consent, approval, demand or other communication required or permitted to be given hereunder (a “notice”) must be in writing and may be served personally, by overnight courier or by U.S. Mail.  If served by U.S. Mail, it shall be addressed as follows:

If to Lessor or
Collateral Agent:		c/o HCP, Inc.
3760 Kilroy Airport Way, Suite 300
Long Beach, California 90806
Attn: Legal Department
Fax: (562) 733-5200

with a copy to:		Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, New York 10036
Attn: Evan R. Levy, Esq.
Fax: (917) 777-3889

If to Lessee:		c/o HCR ManorCare, Inc.
333 North Summit Street
Toledo, Ohio 43604
	Attn:	Steven M. Cavanaugh
Richard A. Parr
Fax: (419) 252-5599

with a copy to:		c/o HCR ManorCare, Inc.
333 North Summit Street
Toledo, Ohio 43604
Attn: Real Estate Attorney
Fax: (419) 252-5599

with a copy to:		Latham & Watkins LLP
885 Third Avenue
New York, New York 10022
Attn: James I. Hisiger, Esq.
Fax: (212) 751-4864

Any notice which is personally served shall be effective upon the date of service; any notice given by U.S. Mail shall be deemed effectively given, if deposited in the United States Mail, registered or certified with return receipt requested, postage prepaid and addressed as provided above, on the date of receipt, refusal or non-delivery indicated on the return receipt.  In lieu of notice by U.S. Mail, either party may send notices by facsimile or by a nationally recognized overnight courier service which provides written proof of delivery (such as U.P.S. or Federal Express).  Any notice sent by facsimile shall be effective upon confirmation of receipt in legible form, and any notice sent by a nationally recognized overnight courier shall be effective on the date of delivery to the party at its address specified above as set forth in the courier’s delivery receipt.  Either party may, by notice to the other from time to time in the manner herein provided, specify a different address for notice purposes.

ARTICLE XXXIV.

34.1         Appraiser.  If it becomes necessary to determine the Fair Market Value, or Fair Market Rental of any Facility for any purpose pursuant to this Lease (or the Allocated Value for purposes of determining any Transfer Consideration payable to Lessor in connection with a Sale of Business pursuant to this Lease) the same shall be determined by two independent appraisal firms, in which one or more of the members, officers or principals of such firm are members of the Appraisal Institute (or any successor organization thereto) and such member has a minimum of 10 years experience in appraising properties similar in size, scope and use as the Facilities (each, an “Appraiser” and collectively, the “Appraisers”), one such Appraiser to be selected by Lessor to act on its behalf and the other such Appraiser to be selected by Lessee to act on its behalf.  Lessor or Lessee, as applicable, shall cause its Appraiser to, within ninety (90) days (the “Initial Appraisal Period”) after the date of  the original request for a determination of Fair Market Value or Fair Market Rental of such Facility (or the Allocated Value for purposes of determining any Transfer Consideration payable to Lessor in connection with a Sale of Business pursuant to this Lease), determine the Fair Market Value or Fair Market Rental of such Facility (or the Allocated Value for purposes of determining any Transfer Consideration payable to Lessor in connection with a Sale of Business pursuant to this Lease) as of the relevant date (giving effect to the impact, if any, of inflation from the date of the Appraiser’s decision to the relevant date); provided, however, that if either party shall fail to appoint its Appraiser within the time permitted, or if two Appraisers shall have been so appointed but only one such Appraiser shall have made such determination within such ninety (90) day period, then the determination of such sole Appraiser shall be final and binding upon the parties.  For purposes of clarity, the “relevant date” with respect to any determination of Fair Market Rental for any Extended Term shall be deemed to be the date on which such applicable Extended Term is to commence.  A written report of each Appraiser shall be delivered and addressed to each of Lessor and Lessee. To the extent consistent with sound appraisal practice as then existing at the time of any such appraisal, an appraisal of Fair Market Value for purposes of this Lease shall take into account and shall give appropriate consideration to all three customary methods of appraisal (i.e., the cost approach, the sales comparison approach and the income approach), and no one method or approach shall be deemed conclusive simply by reason of the nature of Lessor’s business or because such approach may have been used for purposes of determining the fair market value of the applicable Facility at the time of acquisition thereof by Lessor.  This provision for determination by appraisal shall be specifically enforceable to the extent such remedy is available under applicable law, and any determination hereunder shall be final and binding upon the parties except as otherwise provided by applicable law.

34.1.1      If the two Appraisers shall have been appointed and shall have made their determinations within the respective requisite periods set forth above and if the difference between the amounts so determined shall not exceed five percent (5%) of the lesser of such amounts then the Fair Market Value or Fair Market Rental of such Facility (or the Allocated Value for purposes of determining any Transfer Consideration payable to Lessor in connection with a Sale of Business pursuant to this Lease) be an amount equal to fifty percent (50%) of the sum of the amounts so determined. If the difference between the amounts so determined shall exceed five percent (5%) of the lesser of such amounts, then such two Appraisers shall have twenty (20) days to appoint a third Appraiser meeting the above requirements, but if such Appraisers fail to do so, then either party may request the AAA or any successor organization thereto to appoint an Appraiser meeting the above requirements (such Appraiser, the “Third Appraiser”) within twenty (20) days of such request, and both parties shall be bound by any appointment so made within such twenty (20) day period.  If no such Appraiser shall have been appointed within such twenty (20) days or within ninety (90) days of the original request for a determination of Fair Market Value or Fair Market Rental of such Facility (or the Allocated Value for purposes of determining any Transfer Consideration payable to Lessor in connection with a Sale of Business pursuant to this Lease), whichever is earlier, either Lessor or Lessee may apply to any court having jurisdiction to have such appointment made by such court.  Any Appraiser appointed by the original Appraisers, by the AAA or by such court shall be instructed to determine the Fair Market Value or Fair Market Rental of such Facility (or the Allocated Value for purposes of determining any Transfer Consideration payable to Lessor in connection with a Sale of Business pursuant to this Lease) within sixty (60) days (together with the Initial Appraisal Period, the “Appraisal Period”) after appointment of such Appraiser.

34.1.2      If a Third Appraiser is appointed in accordance with Section 34.1.1, then such Third Appraiser shall choose which of the determinations made by the other two (2) Appraisers shall be final and binding, and such chosen determination shall be final and binding upon Lessor and Lessee as the Fair Market Value or Fair Market Rental of such Facility (or the Allocated Value for purposes of determining any Transfer Consideration payable to Lessor in connection with a Sale of Business pursuant to this Lease).

34.1.3      Except as provided in Section 19.1(c), Lessor and Lessee shall each pay the fees and expenses of the Appraiser appointed by it and each shall pay one-half (1/2) of the fees and expenses of the Third Appraiser.

34.1.4      If Lessee shall give Lessor notice of its intent to renew pursuant to Section 19.1, notwithstanding anything to the contrary contained therein, Lessee’s renewal exercise shall be automatically effective and irrevocable if (i) the difference between the amounts for Fair Market Rental of such Facility determined be the initial two Appraisers pursuant to Section 34.1.1 above shall not exceed five percent (5%) of the lesser of such amounts, or (ii) the Fair Market Rental of such Facility as determined by the Third Appraiser is not more than fifteen percent (15%) higher than the current Minimum Rent

ARTICLE XXXV.

[INTENTIONALLY OMITTED]

ARTICLE XXXVI.

36.1         Lessor May Grant Liens.  Without the consent of Lessee, Lessor may, from time to time, directly or indirectly, create or otherwise cause to exist any Facility Mortgage upon the Leased Property and any Capital Additions or any part(s) or portion(s) thereof or interests therein.  This Lease is and at all times shall be subject and subordinate to any Facility Mortgage which may now or hereafter affect the Leased Property and/or such Capital Additions or any part(s) or portion(s) thereof or interests therein and to all renewals, modifications, consolidations, replacements and extensions thereof or any part(s) or portion(s) thereof; provided, however that such subordination shall be contingent on any such Facility Mortgagee entering into a subordination and non-disturbance agreement with Lessee meeting the requirements set forth in the immediately following sentence (and, notwithstanding anything to the contrary contained herein, the parties hereby agree that all rights of any Facility Mortgagee provided for or reserved herein shall be subject to receipt by Lessee of, and all applicable terms contained in, any such subordination and non-disturbance agreement for so long as the same is in full force and effect).  Lessee shall execute promptly the form of subordination and non-disturbance agreement typically required by any Facility Mortgagee with, to the extent reasonably requested by Lessee, such changes as are commercially reasonable and customary in the market for financing transactions involving leases of the type and size being entered into between such Facility Mortgagee and Lessor.  If, in connection with obtaining financing or refinancing for the Leased Property and/or any such Capital Additions, a Facility Mortgagee or prospective Facility Mortgagee shall request reasonable modifications to this Lease as a condition to such financing or refinancing, Lessee shall not withhold or delay its consent thereto, provided that any such modifications shall not increase Lessee’s obligations or decrease Lessee’s rights under this Lease other than, in each case, to a de minimis extent.  Further, Lessee shall reasonably cooperate with Lessor in connection with Lessor’s efforts to encumber any Facility with a Facility Mortgage and with Lessor’s negotiations with any such prospective Facility Mortgagee.

36.2         Attornment.  Subject to the limitation set forth in Section 36.1 regarding Lessee and any Facility Mortgagee entering into a subordination and non-disturbance agreement, Lessee agrees that if Lessor’s interest in the Leased Property and/or any Capital Additions or any part(s) or portion(s) thereof is sold, conveyed or terminated upon the exercise of any remedy provided for in any Facility Mortgage, or otherwise by operation of law:  (i) at the new owner’s option, Lessee shall attorn to and recognize the new owner or superior lessor as Lessee’s Lessor under this Lease or enter into a new lease substantially in the form of this Lease with the new owner, and Lessee shall take such actions to confirm the foregoing within fifteen (15) Business Days after request; and (ii) the new owner or superior lessor shall not be (a) liable for any act or omission of Lessor under this Lease occurring prior to such sale, conveyance or termination, (b) subject to any offset, abatement or reduction of rent because of any default of Lessor under this Lease occurring prior to such sale, conveyance or termination, (c) bound by any previous modification or amendment to this Lease or any previous prepayment of more than one month’s rent, unless such modification, amendment or prepayment shall have been approved in writing by such Facility Mortgagee (to the extent required by such Facility Mortgagee) or, in the case of such prepayment, such prepayment of rent has actually been delivered to such successor lessor, or (d) liable for any security deposit or other collateral deposited or delivered to Lessor pursuant to this Lease unless such security deposit or other collateral has actually been delivered to such successor lessor.

36.3         Compliance with Facility Mortgage Documents; Superior Leases.

36.3.1      With respect to any Facility Mortgages and any refinancing of any Facility Mortgage, prior to the execution and delivery of any Facility Mortgage Documents relating thereto, Lessor shall provide copies of the same to Lessee for Lessee’s review.  Lessee acknowledges that any Facility Mortgage Documents executed by Lessor will impose certain obligations on the “Borrower” thereunder to comply with or cause the operator and/or lessee of the Facilities to comply with all representations, covenants and warranties contained therein relating to such Facilities and the operator and/or lessee of such Facilities, including, covenants relating to (a) the maintenance and repair of the Facilities, (b) maintenance and submission of financial records and accounts of the operation of each Facility and related financial and other information regarding the operator and/or lessee of such Facilities and the Facilities themselves, (c) the procurement of insurance policies with respect to the Facilities and (d) without limiting the foregoing, compliance with all Legal Requirements relating to the Facilities and the operation thereof for their Primary Intended Use.  For so long as any Facility Mortgages encumber the Leased Property, or any portion thereof, Lessee covenants and agrees (x) that it shall provide copies of any notice of any claimed breach or default by Lessor hereunder to any Facility Mortgagee for which Lessee has been provided a notice address and any such Facility Mortgage shall have the right, at its election in accordance with the terms of the applicable Facility Mortgage Documents, to cure any such claimed breach or default of Lessor hereunder on the same terms as if Lessor had performed such cure on its own behalf and Lessee shall recognize and accept any such performance by a Facility Mortgagee, and (y) at its sole cost and expense and for the express benefit of Lessor, to operate the Facilities in strict compliance with the terms and conditions of the Facility Mortgage Documents (other than payment of any indebtedness evidenced or secured thereby) and to timely perform all of the obligations of Lessor relating thereto, or to the extent that any of such duties and obligations may not properly be performed by Lessee or extend beyond the obligations imposed on Lessee under this Lease (other than to a de minimis extent), Lessee shall reasonably cooperate with and assist Lessor in the performance thereof (other than payment of any indebtedness evidenced or secured thereby); provided, however, that the duties and obligations imposed upon Lessee by the Facility Mortgage Documents relating thereto and this Section 36.3  shall not be more burdensome (other than to a de minimis extent) to Lessee than Lessee’s obligations to Lessor under this Lease and shall not adversely affect Lessee’s rights under this Lease other than to a de minimis extent (provided, that, Lessee acknowledges and agrees that commercially reasonable and customary mortgagee rights and protections relating to notices, cure periods and similar lender protections granted to any Facility Mortgagee pursuant to a subordination and non-disturbance agreement shall be deemed not to have any such prohibited effect on Lessee’s rights or obligations under this Lease).

36.3.2      Without limiting Lessee’s obligations pursuant to any other provision of this Section 36.3, during the Term of this Lease, Lessee acknowledges and agrees that, except as expressly provided elsewhere in this Lease, it shall undertake at its own cost and expense the performance of any and all repairs, replacements, capital improvements, maintenance items and all other requirements relating to the condition of each Facility which are required by any Facility Mortgage Documents (subject to the proviso in the last sentence of Section 36.3.1 above and all applicable terms contained in any applicable subordination and non-disturbance agreement for so long as the same is in full force and effect), and Lessee shall be solely responsible and hereby covenants to fund and maintain any and all impound, escrow or other reserve or similar accounts related to the operation of the Facilities required under any Facility Mortgage Documents (subject to the proviso in the last sentence of Section 36.3.1 above and all applicable terms contained in any applicable subordination and non-disturbance agreement for so long as the same is in full force and effect) as security for or otherwise relating to any operating expenses of the Facilities, including any capital repair or replacement reserves and/or impounds or escrow accounts for Impositions or insurance premiums (each a “Facility Mortgage Reserve Account”), but specifically excluding any debt service or other similar reserves;  provided, however, that Lessor shall use commercially reasonable efforts to cause any Facility Mortgage not to require the funding or maintenance of any Facility Mortgage Reserve Account in connection therewith.  During the Term of this Lease and provided that no Event of Default shall have occurred and be continuing hereunder, Lessee shall, subject to the terms and conditions of such Facility Mortgage Reserve Account and the requirements of the Facility Mortgagee(s) thereunder, have access to and the right to apply or use (including for reimbursement) to the same extent of Lessor all monies held in each such Facility Mortgage Reserve Account for the purposes and subject to the limitations for which such Facility Mortgage Reserve Account is maintained, and Lessor agrees to reasonably cooperate with Lessee in connection therewith.

36.4         Superior Leases.

With respect to each Facility for which there exists a Superior Lease, this Lease shall be deemed a sublease of Lessor’s entire interest as tenant/lessee under such Superior Lease.  Lessee acknowledges that it shall have no interest in the Leased Property of any Facility subject to a Superior Lease, and that Lessor has no ability to grant or convey any interest therein, beyond the interest granted to Lessor as the tenant/lessee under such Superior Lease.  This Lease shall be subject and subordinate in all respect to each Superior Lease now in effect. At any Superior Lessor’s request, Lessee shall attorn to such Superior Lessor, or any successor-in-interest to such Superior Lessor.  This clause shall be self-operative and no further instrument of subordination shall be required; provided that upon the request of Lessee, Lessor shall use commercially reasonable efforts to cause any Superior Lessor to deliver to Lessee a non-disturbance agreement in form and substance reasonably acceptable to Lessee and such Superior Lessor.  Lessee acknowledges that any Superior Lease imposes certain obligations on the tenant or lessee thereunder to comply with or cause the operator and/or sublessee of the Facilities to comply with all representations, covenants and warranties contained therein relating to such Facilities and the operator and/or sublessee of such Facilities, including, covenants relating to (a) the maintenance and repair of the Facilities, (b) maintenance and submission of financial records and accounts of the operation of each Facility and related financial and other information regarding the operator and/or lessee of such Facilities and the Facilities themselves, (c) the procurement of insurance policies with respect to the Facilities, and (d) without limiting the foregoing, compliance with all Legal Requirements relating to the Facilities and the operation thereof for their Primary Intended Use.  For so long as any interest is held in the Leased Property pursuant to Superior Leases, Lessee covenants and agrees, at its sole cost and expense and for the express benefit of Lessor, to operate the Facilities in strict compliance with the terms and conditions of the Superior Leases and to timely perform all of the obligations of Lessor relating thereto (other than with respect to the payment of any rent or other monetary obligations of Lessor thereunder to the extent the same would be in addition to the Rent and other costs and expenses expressly required to be paid by Lessee hereunder), or to the extent that any of such duties and obligations may not properly be performed by Lessee, Lessee shall cooperate with and assist Lessor in the performance thereof.

ARTICLE XXXVII.

37.1         Hazardous Substances and Mold.

37.1.1      Lessee shall not allow any Hazardous Substance, Mold Condition or Mold to be located, stored, disposed of, released or discharged in, on, under or about the Leased Property and Capital Additions or incorporated in any Facility during the Term; provided, however, that Hazardous Substances may be located, stored, released, discharged, brought, kept, used or disposed of in, on or about the Leased Property (or any portion thereof) or any Capital Additions or incorporated in any Facility either in the ordinary course of business or for purposes reasonably similar to the Primary Intended Use and which are brought, kept, used and disposed of in strict compliance with Legal Requirements and in a manner that would not reasonably be expected give rise to material liability under Environmental Law.  During the Term, Lessee shall not allow the Leased Property or any Capital Additions to be used as a waste disposal site or, except as permitted in the immediately preceding sentence, for the manufacturing, handling, storage, distribution or disposal of any Hazardous Substance.

37.1.2      Lessor shall not, and shall not direct or cause any of its agents or Affiliates to store, dispose of, release or discharge any Hazardous Substance or Mold  in, on, under or about the Leased Property and Capital Additions or incorporated in any Facility except in strict compliance with Legal Requirements and in a manner that would not give rise to material liability.

37.2         Notices.  Lessee shall provide written notice to Lessor reasonably promptly (but in any event within fifteen (15) days after Lessee becomes aware thereof), and in any event promptly upon Lessee’s receipt of any written notice or notification that Lessee receives with respect to:  (i) any material violation of a Legal Requirement relating to Hazardous Substances located in, on, or under the Leased Property or any Capital Additions or any adjacent property thereto; (ii) any material enforcement, cleanup, removal, or other governmental or regulatory action instituted, completed or threatened with respect to the presence or alleged presence of Hazardous Substance located in, on, under, or near the Leased Property (or any portion thereof) or any Capital Additions; (iii) any material claim made or threatened by any Person against Lessee or the Leased Property (or any portion thereof) or any Capital Additions relating to damage, contribution, cost recovery, compensation, loss, or injury resulting from or claimed to result from the presence or alleged presence of Hazardous Substance located in, on, under, or near the Leased Property (or any portion thereof) or any Capital Additions; and (iv) other than reports made in the ordinary course of business for purposes reasonably similar to the Primary Intended Use, any material reports made to any federal, state or local environmental agency arising out of or in connection with any Hazardous Substance in, on, under or removed from the Leased Property (or any portion thereof) or any Capital Additions, including any material complaints, notices, warnings or asserted violations in connection therewith.  In the event that Lessee becomes aware of any suspected or actual material Mold or Mold Conditions at the Leased Property (or any portion thereof), unless caused by any intentional or grossly negligent act of Lessor or Lessor’s agents or Affiliates, Lessee shall reasonably promptly (but in any event within fifteen (15) days after Lessee becomes aware thereof) notify Lessor in writing of the same.  In addition, unless caused by any intentional or grossly negligent act of Lessor or Lessor’s agents or Affiliates, in the event of Lessee becoming aware of any suspected material Mold or Mold Conditions at the Leased Property (or any portion thereof) or any Capital Additions, Lessee, at its sole cost and expense, shall reasonably promptly cause an inspection of the Leased Property and any Capital Additions (or any portion thereof) to be conducted in order to determine if Mold or Mold Conditions are present at the Leased Property (or any portion thereof) or any Capital Additions, and shall notify Lessor, in writing, at least ten (10) days prior to such inspection, of the date on which the inspection shall occur, and which portion of the Leased Property or any Capital Additions shall be subject to such inspection.  Lessee shall retain a Mold Inspector to conduct such inspection and shall cause such Mold Inspector to perform such inspection in a manner consistent with the duty of care exercised by a Mold Inspector and to prepare an inspection report, and reasonably promptly provide a copy of the same to Lessor.

37.3         Remediation.  Except to the extent caused by any intentional or grossly negligent act of Lessor or Lessor’s agents or Affiliates, or after the Term, if Lessee becomes aware of a material violation of any Legal Requirement relating to any Hazardous Substance or the presence of any Hazardous Substances that pose a risk to human health or the environment in, on, under or about the Leased Property or any Capital Additions, or if Lessee, Lessor or the Leased Property (or any portion thereof) or any Capital Additions becomes subject to any material order of any Governmental Authority pursuant to Environmental Law or other Legal Requirement to repair, close, detoxify, decontaminate or otherwise remediate the Leased Property (or any portion thereof) and any Capital Additions, Lessee shall notify Lessor within fifteen (15) days of such event and, at its sole cost and expense, cure such violation or effect such repair, closure, detoxification, decontamination or other remediation to the extent required by any Environmental Law or as reasonably necessary to respond to a threat to human health or a risk of property damage related thereto.  Upon the Lessee becoming aware of any material Mold or Mold Conditions in or about the Leased Property (or any portion thereof) or any Capital Additions, Lessee shall also reasonably promptly notify Lessor of such event and, at its sole cost and expense, hire a trained and experienced Mold remediation contractor(s) to clean-up and remove from the Leased Property and any Capital Additions all Mold or Mold Conditions in strict compliance with all Mold Remediation Requirements.  If Lessee fails to implement and diligently pursue any such cure, repair, closure, detoxification, decontamination or other remediation, Lessor shall have the right, but not the obligation, to carry out such action and to recover from Lessee all of Lessor’s out of pocket costs and expenses incurred in connection therewith.

37.4         Indemnity.  Lessee shall indemnify, defend, protect, save, hold harmless, and reimburse Lessor for, from and against any and all costs, losses (including, losses of use or economic benefit or diminution in value), liabilities, damages, assessments, lawsuits, deficiencies, demands, claims and expenses (collectively, “Environmental Costs”) (whether or not arising out of third party claims and regardless of whether liability without fault is imposed, or sought to be imposed, on Lessor) incurred in connection with, arising out of, resulting from or incident to, directly or indirectly, before or during the Term (i)  required by any Environmental Law, by any Governmental Authority or to respond to a threat to human health or a risk of property damage, the production, use, generation, storage, treatment, transporting, disposal, discharge, release or other handling or disposition of any Hazardous Substances from, in, on or about the Leased Property (or any portion thereof or any Capital Additions (collectively, “Handling”), including the effects of such Handling of any Hazardous Substances on any Person or property within or outside the boundaries of the Leased Property or any Capital Additions, (ii) required by any Environmental Law, by any Governmental Authority or to respond to a threat to human health or a risk of property damage, the presence of any Hazardous Substances, Mold or Mold Condition in, on, under or about the Leased Property (or any portion thereof) or any Capital Additions, (iii) the violation of any Legal Requirements (including Environmental Laws) related to Hazardous Substances in, on, under or about the Leased Property (or any portion thereof) or any Capital Additions, (iv) any illness to or death of persons or damage to or destruction of property resulting from such Mold or Mold Condition in, on, under or about the Leased Property or any Capital Additions, and (v) any failure by Lessee to observe the foregoing covenants of this Article XXXVII.  “Environmental Costs” include interest, costs of response, removal, remedial action, containment, cleanup, investigation, design, engineering and construction, damages (including actual, consequential and punitive damages) for personal injuries and for injury to, destruction of or loss of property or natural resources, relocation or replacement costs, penalties, fines, charges or expenses, reasonable attorney’s fees, expert fees, consultation fees, and court costs, and all amounts paid in investigating, defending or settling any of the foregoing.  Notwithstanding the foregoing, Lessee’s indemnification obligations hereunder shall not apply with respect to any Environmental Costs suffered, incurred or resulting solely from the intentional or grossly negligent acts of Lessor or Lessor’s agents or Affiliates.  Without limiting the scope or generality of the foregoing, Lessee expressly agrees to reimburse Lessor for any and all out of pocket costs and expenses incurred by Lessor:

(a)           In investigating any and all matters relating to the Handling of any Hazardous Substances or the presence or remediation of Mold or any Mold Condition in, on, from, under or about the Leased Property or any Capital Additions;

(b)           In bringing the Leased Property or any Capital Additions into compliance with all Legal Requirements, including Mold Remediation Requirements and Environmental Laws; and

(c)           Removing, treating, storing, transporting, cleaning-up and/or disposing of any Hazardous Substances used, stored, generated, released or disposed of in, on, from, under or about the Leased Property (or any portion thereof) or any Capital Additions or offsite or in conducting any removal or remediation of Mold or any Mold Condition from the Leased Property (or any portion thereof) or any Capital Additions as required by Environmental Laws or to protect human health or the environment.

If any claim is made by Lessor pursuant to this Section 37, Lessee agrees to pay or otherwise respond to such claim reasonably promptly, and in any event to pay or respond to such claim within thirty (30) calendar days after receipt by Lessee of notice thereof.  If any such claim is not paid and Lessor is ultimately found or agrees to be responsible therefore, Lessee agrees also to pay interest on the amount paid from the date of the first notice of such claim, at the Overdue Rate.  Notwithstanding anything to the contrary contained herein, Lessee’s liability for Environmental Costs to the extent arising from the acts of third parties unrelated to the Lessee Parties shall be limited to a period of two (2) years following the expiration or earlier termination of this Lease, but only to the extent that Lessee did not have knowledge of (nor should it reasonably have been expected to have knowledge of) the facts, circumstances or events giving rise to such Environmental Costs at any time during the Term.

In addition to the foregoing (but not in limitation of any indemnification or other obligations of Lessee set forth in this Section 37), in the event that a material problem relating to Hazardous Substances or any other environmental condition arises and the same (i) results in the closure of the subject Facility during remediation, and (ii) has a cost of remediation that is in excess of fifty percent (50%) of the Allocated Initial Investment, Lessee shall have the right to purchase the affected Facility for a price equal to the greater of (y) the Minimum Repurchase Price of such Facility or (z) the Fair Market Value of such Facility immediately prior to the occurrence of such material environmental condition (less the Fair Market Value, immediately prior to the occurrence of such material environmental condition, of any Capital Additions constituting a new wing or new story that were paid for by Lessee).  The purchase price will be increased by the amount of any Built-in Gains in a manner to make Lessor whole as a result of any Built-in Gains tax incurred by Lessor.  The indemnification set forth in this section shall be subject to the same terms and conditions as the general indemnification set forth in Article XXIII.

37.5         Inspection.  Lessor shall have the right, from time to time, and upon not less than fifteen (15) days’ written notice to Lessee, except in the case of an emergency in which event no notice shall be required, to conduct an inspection of the Leased Property (or any portion thereof) and all Capital Additions to determine the existence or presence of Hazardous Substances, Mold or any Mold Condition on or about the Leased Property or any such Capital Additions.  Lessor shall have the right to enter and inspect the Leased Property (or any portion thereof) and all Capital Additions, conduct any reasonable testing, sampling and analyses it deems necessary in a manner and time that does not unreasonably interfere with the Primary Intended Use and shall have the right to inspect materials brought into the Leased Property (or any portion thereof) or any such Capital Additions.  Lessor may, in its discretion, retain such experts to conduct the inspection, perform the tests referred to herein, and to prepare a written report in connection therewith.  All costs and expenses incurred by Lessor under this Section shall be paid by Lessor; provided, however, that following the occurrence and during the continuance of any Event of Default, Lessee shall pay all such costs and expenses on demand by Lessor as Additional Charges hereunder.  Failure to conduct an inspection or to detect unfavorable conditions if such inspection is conducted shall in no fashion be intended as a release of any liability for conditions subsequently determined to be associated with or to have occurred during Lessee’s tenancy.  Pursuant to the terms set forth herein, Lessee shall remain liable for any environmental condition, Mold or Mold Condition related to or having occurred during or prior to its tenancy regardless of when such conditions are discovered and regardless of whether or not Lessor conducts an inspection at the termination of this Lease, except to the extent expressly limited in Section 37.4.  The obligations set forth in this Article shall survive the expiration or earlier termination of the Lease, except to the extent expressly limited in Section 37.4 and to the extent related to acts or omissions of other Persons (that are not any of the Lessee Parties or any of their respective Affiliates) after the expiration or earlier termination of the Term.

ARTICLE XXXVIII.

38.1         Memorandum of Lease.  Lessor and Lessee shall, concurrently with the execution and delivery of this Lease, enter into one or more short form memoranda of this Lease, each in the form of Exhibit G attached hereto (with such modifications as are necessary for recording under the laws of each applicable State).  Lessee covenants and agrees, both on its own behalf and on behalf of its successors and assigns to execute and deliver to Lessor a quitclaim deed or other recordable instrument sufficient to remove any such memorandum or other encumbrance created by this Lease from record title to the Land relating to each Facility upon the expiration or sooner termination of this Lease with respect to such Facility, and Lessee hereby appoints and constitutes Lessor its attorney-in-fact, which power shall be coupled with an interest and shall not be revocable or terminable, to execute and deliver and to record such quitclaim deed or other instrument in the name of Lessee upon the expiration or termination of the Term with respect to any Facility, provided that Tenant is no longer in occupancy of such Facility.  Lessee shall pay all reasonable out of pocket costs and expenses of recording any memoranda, quitclaim deeds and other recordable instruments recorded pursuant to this Section.

ARTICLE XXXIX.

39.1         Sale of Assets.  Notwithstanding any other provision of this Lease, Lessor shall not be required to (i) sell or transfer the Leased Property, or any portion thereof, which is a real estate asset as defined in Section 856(c)(5)(B), or functionally equivalent successor provision, of the Code, to Lessee if Lessor’s counsel advises Lessor that such sale or transfer may not be a sale of property described in Section 857(b)(6)(C), or functionally equivalent successor provision, of the Code or (ii) sell or transfer the Leased Property, or any portion thereof, to Lessee if Lessor’s counsel advises Lessor that such sale or transfer could result in an unacceptable amount of gross income for purposes of the Ninety-Five percent (95%) gross income test contained in Section 856(c)(2), or functionally equivalent successor provision, of the Code.  If Lessee exercises the right or has the obligation to purchase the Leased Property or any portion thereof pursuant to the terms herein, and if Lessor determines not to sell such Leased Property or any portion thereof pursuant to the above sentence, then Lessee shall purchase such Leased Property or any portion thereof, upon and subject to all applicable terms and conditions set forth in this Lease, at such time as the transaction, upon the advice of Lessor’s counsel, would be a sale of property (to the extent the Leased Property is a real estate asset) described in Section 857(b)(6)(C), or functionally equivalent successor provision, of the Code, and would not result in an unacceptable amount of gross income for purposes of the Ninety-Five Percent (95%) gross income test contained in Section 856(c)(2), or functionally equivalent successor provision of the Code and until such time Lessee shall lease the Leased Property and all Capital Additions from Lessor at the Fair Market Rental.

ARTICLE XL.

40.1         Additional Representations and Warranties by Lessor

Lessor represents and warrants to Lessee as of the Commencement Date as follows:

(a)           Lessor is duly organized, validly existing and in good standing under the laws of its state of organization/formation, is qualified to do business and in good standing in the State (to the extent Lessor is required to be so by applicable Legal Requirements) and has full power, authority and legal right to execute and deliver and to perform and observe the provisions of this Lease to be observed and/or performed by Lessor

(b)           This Lease has been duly authorized, executed and delivered by Lessor, and constitutes and will constitute the valid and binding obligations of Lessor enforceable against Lessor in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency and creditors rights, laws and general principles of equity.

(c)           Lessor is solvent, has timely and accurately filed all tax returns and extensions required to be filed by Lessor, and is not in default in the payment of any material taxes levied or assessed against Lessor or any of its material assets, and is not subject to any judgment, order, decree, rule or regulation of any Governmental Authority having jurisdiction over the Leased Property or Lessor which would, in the aggregate, otherwise materially and adversely affect Lessor’s condition, financial or otherwise, or Lessor’s prospects or the Leased Property.

(d)           No material consent, approval or other authorization of, or registration, declaration or filing with, any Governmental Authority is required for the due execution and delivery of this Lease, or for the performance by or the validity or enforceability of this Lease against Lessor.

(e)           The execution and delivery of this Lease and compliance with the provisions hereof will not result in (i) a material breach or violation of (A) any Legal Requirements applicable to Lessor now in effect; (B) the organizational or charter documents of Lessor; (C) any judgment, order or decree of any Governmental Authority binding upon Lessor; or (D) any material agreement or instrument to which Lessor is a counterparty or by which it is bound; or (ii) the acceleration of any material obligation of Lessor.

(f)            Lessor is in compliance with the requirements of Executive Order No. 13224, 66 Fed. Reg. 49079 (Sept. 25, 2001) (the “OFAC Order”) and other similar requirements contained in the rules and regulations of the Office of Foreign Assets Control, Department of Treasury (“OFAC”) and in any enabling legislation or other Executive Orders or regulations in respect thereof (the OFAC Order and such other rules, regulations, legislation or orders collecting called the “Orders”).  Neither Lessor nor any of its Affiliates (A) is listed on the

Specially Designated Nationals and Blocked Person List maintained by OFAC pursuant to the Order and/or on any other list of terrorists or terrorist organizations maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable Orders (such lists are collectively referred to as the “Lists”), (B) is a Person (as defined in the Order) who has been determined by competent authority to be subject to the prohibitions contained in the Orders; or (C) is owned or controlled by (including without limitation by virtue of such Person being a director or owning voting shares or interests), or acts for or on behalf of, any person on the Lists or any other person who has been determined by competent authority to be subject to the prohibitions contained in the Orders.

ARTICLE XLI.

41.1         Additional Representations and Warranties by Lessee.  Lessee represents and warrants to Lessor as Follows:

(a)           Lessee is duly organized, validly existing and in good standing under the laws of its state of organization/formation, is qualified to do business and in good standing in the State and has full power, authority and legal right to execute and deliver and to perform and observe the provisions of this Lease to be observed and/or performed by Lessee.

(b)           This Lease has been duly authorized, executed and delivered by Lessee, and constitutes and will constitute the valid and binding obligations of Lessee enforceable against Lessee in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency and creditors rights, laws and general principles of equity.

(c)           Lessee is solvent, has timely and accurately filed all tax returns and extensions required to be filed by Lessee, and is not in default in the payment of any material taxes levied or assessed against Lessee or any of its material assets, and is not subject to any judgment, order, decree, rule or regulation of any Governmental Authority having jurisdiction over the Leased Property or Lessee which would, in the aggregate, otherwise materially and adversely affect Lessee’s condition, financial or otherwise, or Lessee’s prospects or the Leased Property.

(d)           Except for the Required Governmental Approvals to use and operate each Facility for its Primary Intended Use, no other material consent, approval or other authorization of, or registration, declaration or filing with, any Governmental Authority is required for the due execution and delivery of this Lease, or for the performance by or the validity or enforceability of this Lease against Lessee.

(e)           Subject to Lessee’s receipt of the Required Governmental Approvals, the execution and delivery of this Lease and compliance with the provisions hereof will not result in (i) a material breach or violation of (A) any Legal Requirement applicable to Lessee now in effect; (B) the organizational or charter documents of Lessee; (C) any judgment, order or decree of any Governmental Authority binding upon Lessee; or (D) any agreement or instrument to which Lessee is a counterparty or by which it is bound; or (ii) the acceleration of any material obligation of Lessee.

(f)            As of the Commencement Date, Lessee shall hold all Required Governmental Approvals in Lessee’s own name.

(g)           Lessee is in compliance with the requirements of the Orders.  Neither Lessee nor any Lessee Party (A) is listed on the Specially Designated Nationals and Blocked Person List maintained by OFAC pursuant to the Order and/or on any other Lists, (B) is a Person (as defined in the Order) who has been determined by competent authority to be subject to the prohibitions contained in the Orders; or (C) is owned or controlled by (including without limitation by virtue of such Person being a director or owning direct voting shares or interests), or acts for or on behalf of, any person on the Lists or any other person who has been determined by competent authority to be subject to the prohibitions contained in the Orders.

(h)           The organizational structure chart of Lessee and its Controlling Persons attached hereto as Exhibit F as of the date hereof is true, accurate and complete in all respects.

ARTICLE XLII.

42.1         Attorneys’ Fees.  If Lessor or Lessee brings an action or other proceeding (including an arbitration pursuant to Article XLIV) against the other to enforce any of the terms, covenants or conditions hereof or any instrument executed pursuant to this Lease, or by reason of any breach or default hereunder or thereunder, the party prevailing in any such action or proceeding and any appeal thereupon shall be paid all of its costs and reasonable attorneys’ fees incurred therein.

42.2         Administrative Expenses.  In addition to the provisions of Section 42.1 above, and any other provisions of this Lease that specifically require Lessee to reimburse, pay or indemnify against Lessor’s reasonable attorneys’ fees, Lessee shall pay (subject to any limitations otherwise expressly set forth in this Lease), as Additional Charges, all costs and expenses (including reasonable attorneys’ fees and costs) incurred by Lessor in connection with (a) the administration of this Lease, including all reasonable out of pocket costs and expenses incurred by Lessor in connection with responding to requests by Lessee for Transfers (including the review, negotiation or documentation thereof) or any other matters over which Lessor has review or approval rights, the review of any letters of credit, but excluding ordinary day-to-day costs and expenses such as generating billing statements and general lease maintenance, (b) any revisions, extensions, renewals or “workouts” of this Lease, (c) the exercise of any right or enforcement of any obligation of Lessee to purchase the Leased Property, or any portion thereof, and (d) the enforcement or satisfaction by Lessor of any Lessee’s obligations under this Lease, including preparation of notices of an Event of Default and the collection of past due Rent.

ARTICLE XLIII.

43.1         Brokers.  Lessee warrants that it has not had any contact or dealings with any Person or real estate broker which would give rise to the payment of any fee or brokerage commission in connection with this Lease, and Lessee shall indemnify, protect, hold harmless and defend Lessor from and against any liability with respect to any fee or brokerage commission arising out of any act or omission of Lessee.  Lessor warrants that it has not had any contact or dealings with any Person or real estate broker which would give rise to the payment of any fee or brokerage commission in connection with this Lease, and Lessor shall indemnify, protect, hold harmless and defend Lessee from and against any liability with respect to any fee or brokerage commission arising out of any act or omission of Lessor.

ARTICLE XLIV.

44.1         ARBITRATION OF DISPUTES

44.1.1      EXCEPT AS PROVIDED IN SECTION 44.1.2 BELOW, ANY CONTROVERSY, DISPUTE OR CLAIM OF WHATSOEVER NATURE ARISING OUT OF, IN CONNECTION WITH, OR IN RELATION TO THE INTERPRETATION, PERFORMANCE OR BREACH OF THIS LEASE, INCLUDING ANY CLAIM BASED ON CONTRACT, TORT OR STATUTE, SHALL BE DETERMINED BY FINAL AND BINDING, CONFIDENTIAL ARBITRATION ADMINISTERED BY THE AMERICAN ARBITRATION ASSOCIATION (“AAA”) IN ACCORDANCE WITH ITS THEN-EXISTING COMMERCIAL ARBITRATION RULES BY A SOLE ARBITRATOR SELECTED IN ACCORDANCE WITH SUCH AAA RULES.  ANY ARBITRATION HEREUNDER SHALL BE GOVERNED BY THE UNITED STATES ARBITRATION ACT, 9 U.S.C. 1-16 (OR ANY SUCCESSOR LEGISLATION THERETO), AND JUDGMENT UPON THE AWARD RENDERED BY THE ARBITRATOR MAY BE ENTERED BY ANY STATE OR FEDERAL COURT HAVING JURISDICTION THEREOF.  NEITHER LESSOR, LESSEE NOR THE ARBITRATOR SHALL DISCLOSE THE EXISTENCE, CONTENT OR RESULTS OF ANY ARBITRATION HEREUNDER WITHOUT THE PRIOR WRITTEN CONSENT OF ALL PARTIES; PROVIDED, HOWEVER, THAT EITHER PARTY MAY DISCLOSE THE EXISTENCE, CONTENT OR RESULTS OF ANY SUCH ARBITRATION TO ITS PARTNERS, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ATTORNEYS AND ACCOUNTANTS AND TO ANY OTHER PERSON TO WHOM DISCLOSURE IS REQUIRED BY APPLICABLE LEGAL REQUIREMENTS, INCLUDING PURSUANT TO AN ORDER OF A COURT OF COMPETENT JURISDICTION.  UNLESS OTHERWISE AGREED BY THE PARTIES, ANY ARBITRATION HEREUNDER SHALL BE HELD AT A NEUTRAL LOCATION SELECTED BY THE ARBITRATOR IN LOS ANGELES, CALIFORNIA.  THE COST OF THE ARBITRATOR AND THE EXPENSES RELATING TO THE ARBITRATION (EXCLUSIVE OF LEGAL FEES) SHALL BE BORNE EQUALLY BY LESSOR AND LESSEE UNLESS OTHERWISE SPECIFIED IN THE AWARD OF THE ARBITRATOR.  SUCH FEES AND COSTS PAID OR PAYABLE TO THE ARBITRATOR SHALL BE INCLUDED IN “COSTS AND REASONABLE ATTORNEYS’ FEES” FOR PURPOSES OF ARTICLE XLII AND THE ARBITRATOR SHALL SPECIFICALLY HAVE THE POWER TO AWARD TO THE PREVAILING PARTY PURSUANT TO SUCH ARTICLE XLII SUCH PARTY’S COSTS AND EXPENSES INCURRED IN SUCH ARBITRATION, INCLUDING FEES AND COSTS PAID TO THE ARBITRATOR.

44.1.2      THE PROVISIONS OF THIS ARTICLE XLIV SHALL NOT APPLY TO:

(a)           ANY UNLAWFUL DETAINER OR OTHER SIMILAR SUMMARY OR EXPEDITED PROCEEDING FOR EJECTMENT OR RECOVERY OF POSSESSION OF THE LEASED PROPERTY AND CAPITAL ADDITIONS OR ANY PORTION(S) THEREOF INSTITUTED BY LESSOR IN ACCORDANCE WITH APPLICABLE LEGAL REQUIREMENTS AS THE RESULT OF AN EVENT OF DEFAULT OR ALLEGED EVENT OF DEFAULT BY LESSEE PURSUANT TO THIS LEASE.  IN ADDITION, IF PERMITTED BY APPLICABLE LEGAL REQUIREMENTS, LESSOR SHALL BE ENTITLED IN CONNECTION WITH ANY SUCH PROCEEDING TO SEEK ANY DAMAGES TO WHICH IT IS ENTITLED AT LAW, INCLUDING THOSE SET FORTH IN ARTICLE XVI.

(b)           ANY SPECIFIC CONTROVERSY, DISPUTE, QUESTION OR ISSUE AS TO WHICH THIS LEASE SPECIFICALLY PROVIDES ANOTHER METHOD OF DETERMINING SUCH CONTROVERSY, DISPUTE, QUESTION OR ISSUE AND PROVIDES THAT A DETERMINATION PURSUANT TO SUCH METHOD IS FINAL AND BINDING, UNLESS BOTH LESSOR AND LESSEE AGREE IN WRITING TO WAIVE SUCH PROCEDURE AND PROCEED INSTEAD PURSUANT TO THIS ARTICLE XLIV.

(c)           ANY REQUEST OR APPLICATION FOR AN ORDER OR DECREE GRANTING ANY PROVISIONAL OR ANCILLARY REMEDY (SUCH AS A TEMPORARY RESTRAINING ORDER OR INJUNCTION) WITH RESPECT TO ANY RIGHT OR OBLIGATION OF EITHER PARTY TO THIS LEASE, AND ANY PRELIMINARY DETERMINATION OF THE UNDERLYING CONTROVERSY, DISPUTE, QUESTION OR ISSUE AS IS REQUIRED TO DETERMINE WHETHER OR NOT TO GRANT SUCH RELIEF.  A FINAL AND BINDING DETERMINATION OF SUCH UNDERLYING CONTROVERSY, DISPUTE, QUESTION OR ISSUE SHALL BE MADE BY AN ARBITRATION CONDUCTED PURSUANT TO THIS ARTICLE XLIV AFTER AN APPROPRIATE TRANSFER OR REFERENCE TO THE ARBITRATOR SELECTED PURSUANT TO THIS ARTICLE XLIV UPON MOTION OR APPLICATION OF EITHER PARTY HERETO.  ANY ANCILLARY OR PROVISIONAL RELIEF WHICH IS GRANTED PURSUANT TO THIS CLAUSE (C) SHALL CONTINUE IN EFFECT PENDING AN ARBITRATION DETERMINATION AND ENTRY OF JUDGMENT THEREON PURSUANT TO THIS ARTICLE XLIV.

44.1.3      NOTICE:  BY INITIALING IN THE SPACE BELOW YOU ARE AGREEING TO HAVE ANY DISPUTE ARISING OUT OF THE MATTERS INCLUDED IN THE “ARBITRATION OF DISPUTES” PROVISION DECIDED BY NEUTRAL ARBITRATION AS PROVIDED BY CALIFORNIA LAW AND YOU ARE GIVING UP ANY RIGHTS YOU MIGHT POSSESS TO HAVE THE DISPUTE LITIGATED IN A COURT OR JURY TRIAL.  BY INITIALING IN THE SPACE BELOW YOU ARE GIVING UP YOUR JUDICIAL RIGHTS TO DISCOVERY AND APPEAL, UNLESS THOSE RIGHTS ARE SPECIFICALLY INCLUDED IN THE “ARBITRATION OF DISPUTES” PROVISION.  IF YOU REFUSE TO SUBMIT TO ARBITRATION AFTER AGREEING TO THIS PROVISION, YOU MAY BE COMPELLED TO ARBITRATE UNDER THE AUTHORITY OF THE CALIFORNIA CODE OF CIVIL PROCEDURE.  YOUR AGREEMENT TO THIS ARBITRATION PROVISION IS VOLUNTARY.

WE HAVE READ AND UNDERSTAND THE FOREGOING AND AGREE TO SUBMIT DISPUTES ARISING OUT OF THE MATTERS INCLUDED IN THE “ARBITRATION OF DISPUTES” PROVISION TO NEUTRAL ARBITRATION.

LESSOR’S INITIALS:	PG

LESSEE’S INITIALS:	RP

ARTICLE XLV.

45.1         Miscellaneous.

45.1.1      Survival.  Anything contained in this Lease to the contrary notwithstanding, all claims against, and liabilities and indemnities of, Lessee or Lessor arising prior to the expiration or earlier termination of the Term shall survive such expiration or termination.  In addition, all claims against, and all liabilities and indemnities hereunder of Lessee shall continue in full force and effect and in favor of the Lessor named herein and its successors and assigns, notwithstanding any conveyance of the Leased Property to Lessee.

45.1.2      Severability.  If any term or provision of this Lease or any application thereof shall be held invalid or unenforceable, the remainder of this Lease and any other application of such term or provision shall not be affected thereby.

45.1.3      Non-Recourse.  Lessee specifically agrees to look solely to the Leased Property for recovery of any judgment from Lessor.  It is specifically agreed that no constituent partner in Lessor or officer, director or employee of Lessor shall ever be personally liable for any such judgment or for the payment of any monetary obligation to Lessee.  The provision contained in the foregoing sentence is not intended to, and shall not, limit any right that Lessee might otherwise have to obtain injunctive relief against Lessor, or any action not involving the personal liability of Lessor.  Furthermore, except as otherwise expressly provided herein, in no event shall Lessor ever be liable to Lessee for any indirect or consequential damages suffered by Lessee from whatever cause.

45.1.4      Licenses and Operation Transfer Agreements.  Upon the expiration or earlier termination of the Term with respect to each Facility, Lessee shall use its commercially reasonably efforts, to the extent permitted by Legal Requirements, to transfer to Lessor or Lessor’s nominee a fully operational Facility and shall cooperate with Lessor or Lessor’s designee or nominee (“Successor Operator”) in connection with the processing by Successor Operator of any applications for all Required Governmental Approvals, all contracts, including contracts with governmental or quasi-governmental entities, business records, data, patient and resident records, and patient and resident trust accounts, which may be necessary or useful for the operation of such Facility; provided that the reasonable out of pocket costs and expenses of any transfer of Required Governmental Approvals or the processing of any such applications therefor shall be paid by Lessor or Successor Operator.  Lessee shall not commit any act that would jeopardize the Required Governmental Approvals for such Facility, and Lessee shall reasonably comply with all requests for an orderly transfer of the same upon the expiration or early termination of the Term applicable to such Facility.  Without limiting the generality of the foregoing, the following shall apply:

(a)           If requested by Lessor or a proposed replacement operator for such Facility, Lessee hereby agrees to enter into a reasonable operations transfer agreement (which shall provide for Lessor or such Successor Operator’s reimbursement of Lessee’s reasonable out of pocket expenses incurred in performing its obligations under any such transfer agreement) with Lessor or such Successor Operator as is customary in the transfer to a successor operator of the operations of a facility similar to such Facility; provided that the term of any such operations transfer agreement shall not exceed a period of twelve (12) months following the termination of this Lease.  Lessee shall not unreasonably withhold, condition or delay its consent to entering into any interim subleases or management agreements as may be necessary to effectuate an early transfer of the operations of such Facility prior to the time that Lessor or such Successor Operator holds all Required Governmental Approvals.

(b)           If requested by Lessor, Lessee shall, subject to compliance with all applicable Legal Requirements, continue to manage one or more Facilities after the termination of this Lease and for so long thereafter as is necessary for Lessor or such Successor Operator to obtain all Required Governmental Approvals (provided that the term of any such continued management shall not exceed a period of twelve (12) months following the termination of this Lease), on such reasonable terms (which shall include an agreement to pay a commercially reasonable fee and to reimburse Lessee for its reasonable out of pocket costs and expenses and reasonable and administrative costs) as Lessor shall request.

In addition, upon request, Lessee shall promptly deliver copies of all books and records relating to the Leased Property of such Facility and all Capital Additions thereto and operations thereon to Lessor or such Successor Operator.

45.1.5      Successors and Assigns.  This Lease shall be binding upon Lessor and its successors and assigns and, subject to the provisions of Article XXIV, upon Lessee and its successors and assigns.

45.1.6      Force Majeure.  If Lessee shall fail to punctually perform any term, covenant or condition (other than those consisting of payments and other financial obligations, including, without limitation, the payment of Rent hereunder) to be performed by Lessee under this Lease as a result of any strike, lockout, labor dispute, inability to obtain labor or materials or reasonable substitutes for such labor or materials, act of God, governmental restrictions, regulations or controls, enemy or hostile government action, civil commotion, riot or insurrection, fire or other casualty or other events similar or dissimilar to those enumerated in this paragraph beyond Lessee’s reasonable control, then such failure to perform shall be excused and shall not be deemed a breach of this Lease and the time for Lessee to perform such term, covenant or condition shall be extended by an amount of time equal to the delay caused by the event(s) described in this Section 45.1.6, but in no event shall any the time for performance of any such required term, covenant or condition be extended by more than sixty (60) days in the aggregate.

45.1.7      Confidentiality. Lessor and Lessee hereby acknowledge and agree that any information provided pursuant to this Lease is confidential and shall not be shared with any person, except for disclosures:  (a) to, so long as such Persons agree to maintain the confidential nature thereof, Lessor’s or Lessee’s actual or prospective (i) financing sources, (ii) purchasers, (iii) replacement tenants, (iv) partners, and (v) investors; (b) to legal counsel, accountants and other professional advisors to Lessor or Lessee so long as such Persons agree to maintain the confidential nature thereof; (c) pursuant to the order of any court or administrative agency or in any pending legal or administrative proceeding, to the extent necessary in support of motions, filings, or other proceedings in court as required to be undertaken pursuant to this Lease, or otherwise as required by applicable Legal Requirements; (d) in connection with reporting of Facility portfolio based performance and other Facility portfolio information in filings with Securities and Exchange Commission by Lessor and its Affiliates; and (e) in compliance with any filing requirements, regulations or other requirements of, or upon the request or demand of, any stock exchange (or other similar entity) on which Lessor’s or Lessee’s (or the Controlling Person(s) thereof) shares (or other equity interests) are listed, or of any other Governmental Authority having jurisdiction over either Lessor or Lessee.  For the avoidance of doubt and notwithstanding the foregoing, Lessor and Lessee acknowledge and agree that this Lease itself will be a publicly filed document; provided, however,  no schedules and/or exhibits hereto shall be publicly filed unless Lessor receives advice of counsel that filing is necessary to comply with applicable Legal Requirements.  In connection with any disclosures made pursuant to item (a) above, Lessor shall use commercially reasonable efforts to obtain confidentiality agreements from any parties to whom it discloses financial information or other sensitive business information regarding Lessee.

45.1.8      Termination Date.  If this Lease is terminated by Lessor or Lessee under any provision hereof with respect to any one or more (including all, if applicable) of the Facilities, and upon the expiration of the Term applicable to a Facility (collectively, the “termination date”), the following shall pertain:

(a)           Lessee shall vacate and surrender the Leased Property, any of Lessee’s Personal Property that Lessor has elected to acquire pursuant to Section 6.3, and all Capital Additions relating to the applicable Facility to Lessor in the condition required by Section 9.1.4.  Prior to such vacation and surrender, Lessee shall remove any items which Lessee is permitted or required to remove hereunder.  Lessee shall, at Lessee’s cost, repair any damage to such Leased Property and any Capital Additions caused by such vacation and/or removal of any items which Lessee is required or permitted hereunder to remove.  Any items which Lessee is permitted to remove but fails to remove prior to the surrender to Lessor of such Leased Property, Lessee’s Personal Property and Capital Additions shall be deemed abandoned by Lessee, and Lessor may retain or dispose of the same as Lessor sees fit without claim by Lessee thereto or to any proceeds thereof.  If Lessor elects to remove and dispose of any such items abandoned by Lessee, the cost of such removal and disposal shall be an Additional Charge payable by Lessee to Lessor upon demand.

(b)           Without limiting the provisions of Section 45.1.1 above, upon any such termination or expiration of this Lease with respect to a Facility, the following shall pertain:

(i)            Lessee agrees to defend, protect, indemnify, defend and hold harmless Lessor from and against any and all claims, costs, losses, expenses, damages, actions, and causes of action for which Lessee is responsible under this Lease (including Lessee’s indemnification obligations under Articles XXIII and XXXVII) and which accrue or have accrued on or before the termination date.

(ii)           Lessee shall remain liable for the cost of all utilities used in or at the Leased Property and any Capital Additions relating to such Facility through the termination date and accrued and unpaid, whether or not then billed, as of the termination date until full payment thereof by Lessee.  Lessee shall obtain directly from the companies providing such services closing statements for all services rendered through the termination date and shall promptly pay the same.  If any utility statement with respect to such Leased Property and any Capital Additions includes charges for a period partially prior to and partially subsequent to the termination date, such charges shall be prorated as between Lessor and Lessee, with Lessee responsible for the portion thereof (based upon a fraction the numerator of which is the number of days of service on such statement through the termination date and the denominator of which is the total number of days of service on such statement) through the termination date and Lessor shall be responsible for the balance.  The party receiving any such statement which requires proration hereunder shall promptly pay such statement and the other party shall, within ten (10) days after receipt of a copy of such statement, remit to the party paying the statement any amount for which such other party is responsible hereunder.

(iii)          Lessee shall remain responsible for any and all Impositions imposed against the Leased Property, the Personal Property and any Capital Additions with a lien date prior to the termination date (irrespective of the date of billing therefor) and for its pro rata share of any Impositions imposed in respect of the tax-fiscal period during which the Term terminates as provided in Section 4.1.7, and Lessee shall indemnify and hold Lessor harmless with respect to any claims for such Impositions or resulting from nonpayment thereof.

(iv)          Lessee shall (y) execute all documents and take any actions reasonably necessary to (1) cause the transfer to Lessor of any of Lessee’s Personal Property that Lessor has elected to acquire and any Capital Additions not owned by Lessor, as provided in Section 6.3, in each case free of any encumbrance, as provided in such Section 6.3 and (2) remove this Lease and/or any memorandum hereof as a matter affecting title to the Leased Property as provided in Article XXXVIII and (z) comply with its covenants set forth in Section 45.1.4.

(v)           Lessee shall continue to observe the covenants of Lessee set forth in Sections 7.4.1, 7.4.2 and 7.4.3 and any other covenant or agreement of Lessee in this Lease which is intended to survive the expiration or sooner termination of this Lease.

45.1.9      Governing Law.  THIS LEASE WAS NEGOTIATED IN THE STATE OF CALIFORNIA, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION

EMBODIED HEREBY.  ACCORDINGLY, IN ALL RESPECTS THIS LEASE (AND ANY AGREEMENT FORMED PURSUANT TO THE TERMS HEREOF) SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA (WITHOUT REGARD OF PRINCIPLES OR CONFLICTS OF LAW) AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA, EXCEPT THAT ALL PROVISIONS HEREOF RELATING TO THE CREATION OF THE LEASEHOLD ESTATE AND ALL REMEDIES SET FORTH IN ARTICLE XVI RELATING TO RECOVERY OF POSSESSION OF THE LEASED PROPERTY OF ANY FACILITY (SUCH AS AN ACTION FOR UNLAWFUL DETAINER OR OTHER SIMILAR ACTION) SHALL BE CONSTRUED AND ENFORCED ACCORDING TO, AND GOVERNED BY, THE LAWS OF THE STATE IN WHICH THE LEASED PROPERTY OF SUCH FACILITY IS LOCATED.

45.1.10    Waiver of Trial by Jury.  EACH OF LESSOR AND LESSEE ACKNOWLEDGES THAT IT HAS HAD THE ADVICE OF COUNSEL OF ITS CHOICE WITH RESPECT TO ITS RIGHTS TO TRIAL BY JURY UNDER THE CONSTITUTION OF THE UNITED STATES, THE STATE OF CALIFORNIA AND THE STATES IN WHICH THE LEASED PROPERTY OF ANY OF THE FACILITIES IS LOCATED.  EACH OF LESSOR AND LESSEE HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS LEASE (OR ANY AGREEMENT FORMED PURSUANT TO THE TERMS HEREOF) OR (ii) IN ANY MANNER CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF LESSOR AND LESSEE WITH RESPECT TO THIS LEASE (OR ANY AGREEMENT FORMED PURSUANT TO THE TERMS HEREOF) OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREINAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; EACH OF LESSOR AND LESSEE HEREBY AGREES AND CONSENTS THAT, SUBJECT TO ARTICLE XLIV, ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY A COURT TRIAL WITHOUT A JURY, AND THAT EITHER PARTY MAY FILE A COPY OF THIS SECTION WITH ANY COURT AS CONCLUSIVE EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

LESSOR’S INITIALS:	PG

LESSEE’S INITIALS:	RP

45.1.11    Lessee Counterclaim and Equitable Remedies.  Lessee hereby waives the right to interpose counterclaim in any summary proceeding instituted by Lessor against Lessee or in any action instituted by Lessor for unpaid Rent under this Lease.  In the event that Lessee claims or asserts that Lessor has violated or failed to perform a covenant of Lessor not to unreasonably withhold or delay Lessor’s consent or approval hereunder, or in any case where Lessor’s reasonableness in exercising its judgment is in issue, Lessee’s sole remedy shall be an action for specific performance, declaratory judgment or injunction, and in no event shall Lessee be entitled to any monetary damages for a breach of such covenant, and in no event  shall Lessee claim or assert any claims for monetary damages in any action or by way of set-off defense or counterclaim, and Lessee hereby specifically waives the right to any monetary damages or other remedies in connection with any such claim or assertion.

45.1.12    Jurisdiction.  Each of Lessor and Lessee hereby submits to the exclusive jurisdiction of any state or federal court of competent jurisdiction located in Los Angeles County, California for purposes of all legal proceedings arising out of or relating to this Lease and the estates and relationships created hereby.  Each of Lessor and Lessee hereby irrevocably waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceedings brought in any such court and any claim that any such proceeding brought in any such court has been brought in an inconvenient forum.

45.1.13    Entire Agreement.  This Lease, the Exhibits hereto and such other documents as are contemplated hereunder, constitutes the entire agreement of the parties with respect to the subject matter hereof, and may not be changed or modified except by an agreement in writing signed by the parties. Lessor and Lessee hereby agree that all prior or contemporaneous oral understandings, agreements or negotiations relative to the leasing of the Leased Property are merged into and revoked by this Lease.

45.1.14    Headings.  All titles and headings to sections, subsections, paragraphs or other divisions of this Lease are only for the convenience of the parties and shall not be construed to have any effect or meaning with respect to the other contents of such sections, subsections, paragraphs or other divisions, such other content being controlling as to the agreement among the parties hereto.

45.1.15    Counterparts; Electronically Transmitted Signatures.  This Lease may be executed in any number of counterparts, each of which shall be a valid and binding original, but all of which together shall constitute one and the same instrument.  Signatures transmitted via facsimile or other electronic means (including emailed PDF files) may be used in place of original signatures on this Lease, and Lessor and Lessee both intend to be bound by such signatures hereto transmitted via facsimile or other electronic means.

45.1.16    Joint and Several.  If more than one Person is the Lessee under this Lease, the liability of such Persons under this Lease shall be joint and several.

45.1.17    Interpretation.  Both Lessor and Lessee have been represented by counsel and this Lease and every provision hereof has been freely and fairly negotiated.  Consequently, all provisions of this Lease shall be interpreted according to their fair meaning and shall not be strictly construed against any party.

45.1.18    Time of Essence.  Time is of the essence of this Lease and each provision hereof in which time of performance is established; provided, that the foregoing shall not abrogate (but shall be applicable to) any notice or cure periods otherwise expressly provided for in this Lease.

45.1.19    Further Assurances.  The parties agree to promptly sign all documents reasonably requested to give effect to the provisions of this Lease.  Lessor and Lessee hereby agree to reasonably cooperate to review and reconsider monetary threshold amounts set forth in this Lease (i.e., with respect to alterations, Section 16.1(p) and otherwise) from time to time to the extent reasonably necessary to reflect inflation, but without any obligation on Lessor or Lessee to agree to any amendment to this Lease as a result thereof.

45.1.20    Certain Events Resulting from Purchase Agreement Closing.  In the event that HCP or any of its Affiliates exercises such party’s right to cause the closing of the transactions contemplated by the Purchase Agreement to occur notwithstanding the fact that Lessee has not yet obtained all Required Governmental Approvals contemplated by this Lease, then notwithstanding the terms and provisions of Sections 7.2.1, 8.1, 16.1 and/or 41.1(f) hereof, no default shall exist hereunder as of the Commencement Date as result of Lessee’s failure to have obtained the subject Required Governmental Approval(s) (all of which, if applicable, are set forth on Schedule 45.1.20 hereto) on or before such date, nor shall any default thereafter arise under this Lease solely as a result of Lessee’s failure to have obtained such Required Governmental Approval(s), provided that Lessee exercises its commercially reasonable efforts to obtain such Required Governmental Approval(s) as promptly as possible.  Nothing in the foregoing shall serve to relieve Lessee from the timely performance of any other obligation  of Lessee set forth in this Lease (including, without limitation, all obligations with respect Required Governmental Approvals other than those set forth on Schedule 45.1.20).

ARTICLE XLVI.

46.1         Provisions Relating to Master Lease.  Lessor and Lessee hereby acknowledge and agree that, except as otherwise expressly provided herein to the contrary and for the limited purposes so provided, this Lease is and the parties intend the same for all purposes to be treated as a single, indivisible, integrated and unitary agreement and economic unit.  Lessee acknowledges that in order to induce Lessor to lease the Leased Property of each Facility to Lessee pursuant to this Lease and as a condition thereto, Lessor insisted that the parties execute this Lease covering all of the Facilities in a single, indivisible, integrated and unitary agreement and economic unit, and that but for such agreement Lessor would not have leased the Leased Property of the Facilities to Lessee under the terms and conditions set forth herein.  Lessee is deriving substantial economic benefit from the transactions being consummated contemporaneously with this Lease and acknowledges that the Lease, including its nature as a single, indivisible, integrated and unitary agreement covering all of the Leased Properties, is an essential element of the transactions contemplated by and effectuated pursuant to the Purchase Agreement, without which HCP and its applicable Affiliates would not enter into the transactions contemplated by the Purchase Agreement.

46.2         Treatment of Lease.  Except as otherwise required by Legal Requirements or any accounting rules or regulations, Lessor and Lessee hereby acknowledge and agree that this Lease shall be treated as an operating lease for all purposes and not as a synthetic lease, financing lease or loan, and that Lessor shall be entitled to all the benefits of ownership of the Leased Property, including depreciation for all federal, state and local tax purposes.

ARTICLE XLVII.

47.1         Disclosure Required by Colorado Law.  With respect to any Leased Property located in the State of Colorado, in accordance with C.R.S. Section 38-35.7-101, Lessor hereby advises Lessee as follows:

SPECIAL TAXING DISTRICTS MAY BE SUBJECT TO GENERAL OBLIGATION INDEBTEDNESS THAT IS PAID BY REVENUES PRODUCED FROM ANNUAL TAX LEVIES ON THE TAXABLE PROPERTY WITHIN SUCH DISTRICTS. PROPERTY OWNERS IN SUCH DISTRICTS MAY BE PLACED AT RISK FOR INCREASED MILL LEVIES AND EXCESSIVE TAX BURDENS TO SUPPORT THE SERVICING OF SUCH DEBT WHERE CIRCUMSTANCES ARISE RESULTING IN THE INABILITY OF SUCH A DISTRICT TO DISCHARGE SUCH INDEBTEDNESS WITHOUT SUCH AN INCREASE IN MILL LEVIES. LESSEE SHOULD INVESTIGATE THE DEBT FINANCING REQUIREMENTS OF THE AUTHORIZED GENERAL OBLIGATION INDEBTEDNESS OF SUCH DISTRICTS, EXISTING MILL LEVIES OF SUCH DISTRICT SERVICING SUCH INDEBTEDNESS, AND THE POTENTIAL FOR AN INCREASE IN SUCH MILL LEVIES.

47.2         Disclosure Required by Florida Law.  With respect to any Leased Property located in the State of Florida, please be advised that radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county health department.

47.3         Waiver of Kentucky Holdover Law.  With respect to any Leased Property located in the State of Kentucky, Lessor and Lessee acknowledge and agree that agree that Section 20.1 shall operate in lieu of any applicable holdover provision prescribed under Kentucky law.

47.4         Waiver of Texas Consumer Rights Statute.  With respect to any Leased Property located in the State of Texas, Lessor and Lessee each acknowledge, on its own behalf and on behalf of its successors and assigns, that the Texas Deceptive Trade Practices Consumer Protection Act, subchapter E of Chapter 17 of the Texas Business and Commerce Code (“DPTA”), as amended, is not applicable to this Lease.  Accordingly, the rights and remedies of Lessor and Lessee with respect to all acts or practices of the other, past, present, or future, in connection with this Lease shall be governed by legal principles other than the DPTA.  Lessor and Lessee each hereby waive its rights under the DPTA, a law that gives consumers special rights and protections.  After consultation with an attorney of its own selection, Lessor and Lessee respectively, voluntarily consent to this waiver.

47.5         Washington State Law Provisions.  With respect only to the Leased Property located in the State of Washington, Lessor and Lessee hereby agree as follows:

47.5.1      Waiver of Worker’s Compensation Immunity.  Solely for the purpose of effectuating Lessee’s indemnification obligations under this Lease, and not for the benefit of any third parties (including but not limited to employees of Lessee), Lessee specifically and expressly waives any immunity that may be granted it under the Washington

State Industrial Insurance Act, Title 51 RCW.  Furthermore, the indemnification obligations under this Lease shall not be limited in any way by any limitation on the amount or type of damages, compensation or benefits payable to or for any third party under Worker Compensation Acts, Disability Benefit Acts or other employee benefit acts now or hereafter in effect in the State of Washington.  The parties acknowledge that the foregoing provisions of this paragraph have been specifically and mutually negotiated between the parties.

47.5.2      Reentry of Premises.  Should Lessor reenter any Facility under any provisions of this Lease relating to an Event of Default by Lessee hereunder,  Lessor shall not be deemed to have terminated this Lease, or the liability of Lessee to pay the Rent thereafter accruing, or to have terminated Lessee’s liability for damages under any of the provisions of this Lease, by any such reentry or by any action, in unlawful detainer or otherwise, to obtain possession of such Facility, unless Lessor shall have notified Lessee in writing that Lessor had elected to terminate this Lease.  Lessee further covenants that the service by Lessor of any notice pursuant to the unlawful detainer statutes of the State of Washington and/or the surrender of possession pursuant to such notice shall not (unless Lessor elects to the contrary at the time of or at any time subsequent to the serving of such notices and such election is evidenced by a written notice to Lessee) be deemed to be a termination of this Lease.

47.5.3      No Authority to Cause Liens.  Notwithstanding anything to the contrary contained elsewhere in this Lease, Lessee shall have no right or authority to cause or allow the Facility or the Lessor’s estate or interest therein or in and to this Lease to be subjected to any such lien.

47.6         Performance of Lessee’s Obligations.  Lessor hereby acknowledges and agrees that Lessee may, in each case, to the extent permitted by and undertaken in accordance with applicable Legal Requirements, satisfy its obligation to perform any term or provision of this Lease (including the items with respect to which representations and warranties are made) by causing any Permitted Subtenant to perform the same in accordance with all requirements of this Lease on Lessee’s behalf; provided, that nothing in the foregoing is intended (nor shall it be deemed or construed) to relieve Lessee of the continuing obligation to timely pay and/or perform each of its obligations and agreements hereunder and to comply with all requirements hereof and Lessee shall remain fully liable in all respects for the performance of its obligations hereunder in accordance with the terms hereof.

47.7         Right of First Refusal.

(a)           If at any time during the Term, Guarantor, Tenant or any of their respective wholly-owned Subsidiaries (each a “Covered Party” and collectively, the “Covered Parties”), desires to finance (whether the same is acquisition financing, refinancing or development financing and including, without limitation, through any sale-leaseback or similar transaction) or to sell all or any portion of its interest in any assisted living facility or skilled nursing facility asset owned or currently leased by a Covered Party or otherwise identified on Schedule 47.7 hereto as being included in any Covered Party’s current development pipeline, other than through a sale or Transfer to an Affiliate (any transaction of the types described in the foregoing (i) and (ii) is referred to herein as a “Covered Transaction”) then HCP (directly or through any of its Affiliates) shall have a right of first refusal with respect to any such Covered

Transaction.  Prior to closing any Covered Transaction (and in compliance with the time periods set forth below), the applicable Covered Party shall first give written notice (a “ROFR Notice”) of such Covered Transaction to HCP and shall include with such notice, true, complete and correct copies of each of the material documents and agreements evidencing or effectuating the material terms of such Covered Transaction, in each case, fully-executed by all parties thereto (such documents and agreements, collectively, the “ROFR Transaction Documents”).  The other party(ies) (in their capacities as buyers or lenders, as applicable) to the ROFR Transaction Documents with the Covered Parties are referred to herein as the “Counter-Parties”.

(b)           For a period of thirty (30) days after a ROFR Notice is delivered to HCP (such period, the “ROFR Response Period”), HCP (or its designee) shall have the right to elect to participate in the subject Covered Transaction on all the same material terms and conditions set forth in ROFR Transaction Documents and applicable to Counter-Parties thereto, by delivering written notice (an “Acceptance Notice”) of such election to the applicable Covered Parties.  In such event, HCP and the Covered Parties shall reasonably cooperate to promptly (i) effectuate the assignment to, and assumption by, HCP (or its designee) of the rights and obligation of the Counter-Parties under the ROFR Transaction Documents, or (ii) cause the termination of the ROFR Transaction Documents and enter into replacement documents to effectuate the subject Covered Transaction on all the same material terms and conditions set forth in the applicable ROFR Transaction Documents.

(c)           If HCP (i) elects not to participate in the Covered Transaction referenced in any ROFR Notice or fails to deliver an Acceptance Notice within the ROFR Response Period (in which case HCP will be deemed to have elected not to participate in the subject Covered Transaction), or (ii) timely delivers an Acceptance Notice with respect to a Covered Transaction, but then fails to close such Covered Transaction on or before the date that is ninety (90) days (such date, the “Outside ROFR Closing Date”) after the Acceptance Notice is delivered to the Covered Parties, then the applicable Covered Parties may proceed to close such Covered Transaction with the applicable Counter-Parties and in accordance with the unmodified terms of the applicable ROFR Transaction Documents.

(d)           Notwithstanding anything to the contrary contained herein (including, without limitation, pursuant to paragraph (c) above), if any of the events described in (c)(i) or (c)(ii) above occurs and, thereafter, the Covered Parties (i) fail (for any reason or no reason) to close such Covered Transaction with the applicable Counter-Parties in accordance with the unmodified terms of the applicable ROFR Transaction Documents within one hundred eighty (180) days following the end of the applicable ROFR Response Period (or, in the case of a failed closing as described in (c)(ii) above, within one hundred eighty (180) days following the Outside ROFR Closing Date) or (ii) at any time after the applicable ROFR Response Period has lapsed, desire to enter into any Material Amendment with respect to any of the applicable ROFR Transaction Documents, then prior to consummating such Covered Transaction, the Covered Parties shall again offer the opportunity to participate in such Covered Transaction to HCP by sending a new ROFR Notice with respect thereto (which new ROFR Notice shall include any Material Amendment to the subject ROFR Transaction Documents) to HCP and again following the procedures set forth in this Section 47.7.

As used herein, “Material Amendment” means (i) any change in the purchase price by more than five percent (5.00%) or any material change in the interest rate or amount of the subject financing (as applicable), (ii) any change in the identity of the Counter-Parties to any ROFR Transaction Documents (other than as a result of an assignment thereof to an Affiliate of an original Counter-Party thereto or an otherwise permitted assignee under the ROFR Transaction Documents), (iii) any change in the identity of the property or other assets or interests that are subject to or bound by the terms of any ROFR Transaction Documents, or (iv) any other change, amendment, modification, supplement to, or termination of, any terms or provision of the ROFR Transaction Documents (or the entry into any new or additional document or agreement that would constitute a ROFR Transaction Document) that, taken as a whole, results in material economic and business terms of the Covered Transaction that are materially more favorable to the Counter-Parties than the terms first disclosed to HCP in the ROFR Transaction Documents delivered with the initial ROFR Notice in connection with such Covered Transaction.

 [Signature page follows]

IN WITNESS WHEREOF, the parties have caused this Lease to be executed and attested by their respective officers thereunto duly authorized.

LESSEE:

HCR III HEALTHCARE, LLC,
a Delaware limited liability company

By:	/s/ Richard A. Parr II
Name:	Richard A. Parr II
Title:	Vice President

LESSOR:

HCP PROPERTIES, LP,
a Delaware limited partnership

By:	HCP I-B Properties, LLC,
a Delaware limited liability company,
its General Partner

HCP WEST VIRGINIA PROPERTIES, LLC, a Delaware limited liability company

HCP PROPERTIES OF ALEXANDRIA VA, LLC, a Delaware limited liability company

HCP PROPERTIES OF ARLINGTON VA, LLC, a Delaware limited liability company

HCP PROPERTIES OF MIDWEST CITY OK, LLC, a Delaware limited liability company

Lease Signature Page - 1

HCP PROPERTIES OF OKLAHOMA CITY (NORTHWEST), LLC, a Delaware limited liability company

HCP PROPERTIES OF OKLAHOMA CITY (SOUTHWEST), LLC, a Delaware limited liability company

HCP PROPERTIES OF TULSA OK, LLC, a Delaware limited liability company

HCP PROPERTIES-ARDEN COURTS OF ANNANDALE VA, LLC, a Delaware limited liability company

HCP PROPERTIES-CHARLESTON OF HANAHAN SC, LLC, a Delaware limited liability company

HCP PROPERTIES-COLUMBIA SC, LLC, a Delaware limited liability company

HCP PROPERTIES-FAIR OAKS OF FAIRFAX VA, LLC, a Delaware limited liability company

HCP PROPERTIES-IMPERIAL OF RICHMOND VA, LLC, a Delaware limited liability company

HCP PROPERTIES-LEXINGTON SC, LLC, a Delaware limited liability company

HCP PROPERTIES-MEDICAL CARE CENTER-LYNCHBURG VA, LLC, a Delaware limited liability company

Lease Signature Page - 2

HCP PROPERTIES-OAKMONT EAST-GREENVILLE SC, LLC, a Delaware limited liability company

HCP PROPERTIES-OAKMONT OF UNION SC, LLC, a Delaware limited liability company

HCP PROPERTIES-OAKMONT WEST-GREENVILLE SC, LLC, a Delaware limited liability company

HCP PROPERTIES-STRATFORD HALL OF RICHMOND VA, LLC, a Delaware limited liability company

HCP PROPERTIES-WEST ASHLEY-CHARLESTON SC, LLC, a Delaware limited liability company

HCP MARYLAND PROPERTIES, LLC, a Delaware limited liability company

By:	/s/ Paul Gallagher
	Name:	Paul Gallagher
	Title:	Executive Vice President

Lease Signature Page - 3

EXHIBIT A-1

List of Pool 1 Facilities, Primary Intended Use and Licensed Bed Count, Initial Monthly Allocated Minimum Rent, Allocated Initial Investment, Fixed Term, and Extended Term

[***]

Portions of this exhibit that have been marked by [***] have been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

EXHIBIT A-2

List of Pool 2 Facilities, Primary Intended Use and Licensed Bed Count, Initial Monthly Allocated Minimum Rent, Allocated Initial Investment, Fixed Term, and Extended Term

[***]

Portions of this exhibit that have been marked by [***] have been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

EXHIBIT A-3

List of Pool 3 Facilities, Primary Intended Use and Licensed Bed Count, Initial Monthly Allocated Minimum Rent, Allocated Initial Investment, Fixed Term, and Extended Term

[***]

Portions of this exhibit that have been marked by [***] have been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

EXHIBIT A-4

List of Pool 4 Facilities, Primary Intended Use and Licensed Bed Count, Initial Monthly Allocated Minimum Rent, Allocated Initial Investment, Fixed Term, and Extended Term

[***]

Portions of this exhibit that have been marked by [***] have been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

EXHIBIT B

List of Lessor’s Personal Property

[***]

Portions of this exhibit that have been marked by [***] have been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

EXHIBIT C

Form of Amendment to Lease

[***]

Portions of this exhibit that have been marked by [***] have been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

EXHIBIT D

Minimum Rent Schedule and Extended Terms

[***]

Portions of this exhibit that have been marked by [***] have been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

EXHIBIT E

Form of Guaranty

[***]

Portions of this exhibit that have been marked by [***] have been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

EXHIBIT F

Organizational Chart

[***]

Portions of this exhibit that have been marked by [***] have been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

EXHIBIT G

Form of Memorandum of Lease

[***]

Portions of this exhibit that have been marked by [***] have been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

EXHIBIT H-1

Form of Agreement Regarding Subleases

[***]

Portions of this exhibit that have been marked by [***] have been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

EXHIBIT H-2

Form of Sublease

[***]

Portions of this exhibit that have been marked by [***] have been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

SCHEDULE 1

State Specific Impositions

[***]

Portions of this exhibit that have been marked by [***] have been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

SCHEDULE 2

Lessee’s Personal Property

[***]

Portions of this exhibit that have been marked by [***] have been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

SCHEDULE 3

Pre-approved Subleases

[***]

Portions of this exhibit that have been marked by [***] have been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

SCHEDULE 4

OpCo Subleases

[***]

Portions of this exhibit that have been marked by [***] have been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

SCHEDULE 7.2.7

Exempted Bed Transfers

[***]

Portions of this exhibit that have been marked by [***] have been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

SCHEDULE 7.4.1

Existing Facilities within Restricted Radius

[***]

Portions of this exhibit that have been marked by [***] have been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

SCHEDULE 9.4.1

Facilities Requiring O&M Plans

[***]

Portions of this exhibit that have been marked by [***] have been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

SCHEDULE 10.1

Pre-Existing Alterations Projects

[***]

Portions of this exhibit that have been marked by [***] have been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

SCHEDULE 13.1.7

Facilities Requiring Environmental Insurance

[***]

Portions of this exhibit that have been marked by [***] have been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

SCHEDULE 36.4

Superior Leases

[***]

Portions of this exhibit that have been marked by [***] have been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

Schedule 45.1.20

Pending Required Governmental Approvals

[***]

Portions of this exhibit that have been marked by [***] have been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

SCHEDULE 47.7

Development Sites Subject to Lessor’s Right of First Refusal

[***]

Portions of this exhibit that have been marked by [***] have been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.